UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Anadarko Petroleum Corporation

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TO OUR STOCKHOLDERS:

The 2019 Annual Meeting of Stockholders of Anadarko Petroleum Corporation will be held at 1201 Lake Robbins Drive, The Woodlands, Texas, 77380 on Tuesday, May 14, 2019, at 5:00 p.m. (Central Daylight Time).

The attached Notice of Annual Meeting of Stockholders and proxy statement provide information concerning the matters to be considered at the Annual Meeting. The Annual Meeting will cover only the business contained in the proxy statement and will not include a management presentation.

Pursuant to rules promulgated by the U.S. Securities and Exchange Commission, we are also providing access to our proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (Notice) instead of a paper copy of this proxy statement, a proxy card and our 2018 annual report. The Notice contains instructions on how to access those documents over the Internet, as well as instructions on how our proxy materials. All stockholders who do not receive a Notice should receive a paper copy of the proxy materials by mail. We believe that the Notice process allows us to provide our stockholders with information in a more timely manner, reduces our printing and mailing costs, and helps to conserve natural resources.

Your Vote is Important

Your vote is important and we encourage you to vote even if you are unable to attend the Annual Meeting. You may vote by Internet or by telephone using the instructions on the Notice or, if you received a paper copy of the proxy card, by signing and returning it in the postage-paid envelope provided for your convenience. You may also attend and vote at the Annual Meeting.

Very truly yours, R. A. WALKER Chairman of the Board and Chief Executive Officer

www.anadarko.com

1201 Lake Robbins Drive

The Woodlands, Texas 77380

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:

Tuesday, May 14, 2019

TIME:

5:00 p.m. (Central Daylight Time)

PLACE:

1201 Lake Robbins Drive

The Woodlands, Texas, 77380

RECORD DATE:

March 19, 2019

If you are a holder of record of common stock at the close of business on March 19, 2019, the record date, then you are entitled to receive notice of and to vote at the Annual Meeting.

AGENDA:

(1)	elect the twelve directors named in this proxy statement;

(2)	ratify the appointment of KPMG LLP as the Company’s independent auditor for 2019;

(3)	approve the Anadarko Petroleum Corporation 2019 Omnibus Incentive Compensation Plan;

(4)	approve, on an advisory basis, the Company’s named executive officer compensation;

(5)	if presented, vote on the stockholder proposal set forth on pages 90 through 93 in the accompanying proxy statement; and

(6)	transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

YOUR VOTE IS IMPORTANT:

Please take the time to vote by following the Internet or telephone voting instructions provided. If you received a paper copy of the proxy card, you may also vote by completing and mailing the proxy card in the postage-paid envelope provided for your convenience. You may also attend and vote at the Annual Meeting. You may revoke your proxy at any time before the polls close at the Annual Meeting by following the instructions in this proxy statement.

As a stockholder, your vote is very important and the Company’s Board of Directors strongly encourages you to exercise your right to vote.

BY ORDER OF THE BOARD OF DIRECTORS

Philip H. Peacock

Vice President, Deputy General Counsel,

Corporate Secretary and Chief Compliance Officer

March 29, 2019

The Woodlands, Texas

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on May 14, 2019:

The proxy statement and annual report for 2018 are available at

https://materials.proxyvote.com/032511

Cautionary Language Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this proxy statement, including Anadarko’s ability to successfully complete the share-repurchase or debt-reduction programs; and to successfully plan, secure additional government and partner approvals, enter into additional long-term sales contracts, take FID and the timing thereof, finance, build and operate the necessary infrastructure and LNG park in Mozambique. See “Risk Factors” in Anadarko’s 2018 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

1201 Lake Robbins Drive

The Woodlands, Texas 77380

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 14, 2019

We are furnishing you this proxy statement in connection with the solicitation of proxies by our Board of Directors (Board) to be voted at the 2019 Annual Meeting of Stockholders (Annual Meeting) of Anadarko Petroleum Corporation, a Delaware corporation, sometimes referred to herein as the Company, Anadarko, us, we or like terms.

The Annual Meeting will be held on Tuesday, May 14, 2019, at 5:00 p.m. (Central Daylight Time). The proxy materials, including this proxy statement, proxy card or voting instructions and our 2018 annual report, are being distributed and made available on or about March 29, 2019.

We provide our stockholders access to our proxy materials on the Internet (https://materials.proxyvote.com/032511). Accordingly, a Notice of Internet Availability of Proxy Materials (Notice) will be mailed to most of our stockholders on or about March 29, 2019.

Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials to be sent to them by following the instructions in the Notice.

The Notice also provides instructions on how to inform us whether to send future proxy materials to you electronically by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or printed form will remain in effect until you terminate or change it.

Choosing to receive future proxy materials by e-mail allows us to provide you with the information you need in a more timely manner, saves us the cost of printing and mailing documents to you, and conserves natural resources.

1

Letter from the Lead Director

Dear Fellow Stockholder:

On behalf of the Anadarko Board of Directors, we would like to thank you for your continued investment in Anadarko. We remain focused on overseeing the successful execution of Anadarko’s long-term strategy, and are committed to delivering capital-efficient growth while returning capital to stockholders.

As a Board, we regularly review the Board’s composition as well as the individual directors’ skillsets, including a thorough annual review of the Board, its committees and each director, for alignment with Anadarko’s long-term strategy and to ensure that we are able to continue providing the most effective oversight on behalf of stockholders. We have a highly qualified and experienced Board that is diverse in terms of not just skills and background, but also personal characteristics such as race and gender. We have refreshed our Board over the years with fresh perspectives complementing our existing directors’ skillsets, experience and institutional knowledge. In 2018, we were pleased to welcome Alexandra Pruner and Michael Grimm to the Board. Both bring a variety of diverse experiences and perspectives to the table, and bolster our Board’s ability to continue to effectively oversee Anadarko’s strategy, as well as other matters important to our ability to succeed over the long-term.

Our Board’s deliberations have for many years been informed by feedback from our stockholders gained through regular, proactive engagement. We greatly value our engagements with stockholders and, since 2012, Anadarko has regularly reached out to at least its 50 largest stockholders to solicit feedback on corporate governance, executive compensation, sustainability and environmental issues, among other matters. These discussions have resulted in changes to the Company’s governance and compensation practices over the years, including enhancements to the 2018 compensation programs to increase focus on capital efficiency and safety performance.

During the spring of 2018, Anadarko sought feedback from stockholders owning approximately 64% of the Company’s outstanding common stock. Additionally, in the fall of 2018 Anadarko sought feedback from stockholders owning approximately 58% of the Company’s outstanding common stock. These conversations helped inform the Board’s views on several issues, including enhanced climate change risk reporting, and resulted in a 2018 Climate Change Risk Assessment and Management Report, which, when published in November 2018, reflected the valuable input of our stockholders. Investors also provided very positive feedback on the report in subsequent discussions, as well as additional helpful feedback for our Board to consider going forward.

I encourage you to read more about our Board of Directors, Anadarko’s corporate governance practices and executive compensation discussed in this proxy statement. Thank you for your continued support and valued input.

LEAD DIRECTOR

H. Paulett Eberhart

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Proxy Summary

This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding the Company’s 2018 performance, please also review the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

2019 Annual Meeting of Stockholders:

Date and Time:	Tuesday, May 14, 2019, at 5:00 p.m.
Location:	1201 Lake Robbins Drive The Woodlands, Texas 77380
Record Date:	March 19, 2019
Mail Date:	March 29, 2019

Proposals and Board Recommendations:

Proposal	Board Vote Recommendation	Page Reference
1. Election of the Twelve Directors Named in this Proxy Statement	FOR EACH DIRECTOR NOMINEE	12
Management Proposals
2. Ratification of KPMG LLP as Independent Auditor for 2019	FOR	80
3. Approve 2019 Omnibus Incentive Compensation Plan	FOR	81
4. Approve, on an Advisory Basis, the Company’s Named Executive Officer 2018 Compensation	FOR	89
Stockholder Proposal
5. Paris Compliant Business Plan	AGAINST	90

Director Nominees:

Name	Age	Director Since	Independent	Audit Committee	Compensation and Benefits Committee	Governance and Risk Committee	Executive Committee
Anthony R. Chase	64	2014	Yes	M
David E. Constable	57	2016	Yes			M
H. Paulett Eberhart*	65	2004	Yes			C	M
Claire S. Farley	60	2017	Yes			M
Peter J. Fluor	71	2007	Yes		M
Joseph W. Gorder	61	2014	Yes		C		M
John R. Gordon	70	1988	Yes	M
Sean Gourley	39	2015	Yes			M
Michael K. Grimm	64	2018	Yes		M
Eric D. Mullins	56	2012	Yes	C			M
Alexandra Pruner	57	2018	Yes	M
R. A. Walker (CEO)	62	2012	No				C

*Lead Director

C=Chair

M=Member

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Proxy Summary

Our Mission and Strategy

Our objective is to deliver competitive and sustainable returns to stockholders by:

•	exploring for, developing and commercializing oil and natural gas resources vital to the world’s health and welfare;

•	ensuring health, safety, and environmental excellence; and

•	focusing on financial discipline, flexibility, and value creation;

while demonstrating the Company’s core values of integrity and trust, servant leadership, people and passion, commercial focus, and open communication in all that we do.

Executing on Our Strategy

Exercising capital efficiency is a foundational principle to deliver on our strategy. We allocate capital at the asset level based on expected return, and measured on a per debt-adjusted share (DAS) basis for Company performance. We strive to create attractive returns on, and of, capital by:

•	investing within cash flow, which has been a foundational principle of our strategy for over a decade, based on a $50 oil and $3 natural gas environment;

•	returning capital to stakeholders if realized prices are higher than expected, versus materially increasing our investment plans; and

•	producing value and growth from investments that generate peer-leading per DAS corporate performance.

2018 Highlights

In 2018 we delivered on our commitment to increase the return of cash to investors through repurchasing stock, retiring debt and increasing our dividend:

•	Expanded Share Repurchase Program — We expanded our share-repurchase program to $5 billion in November 2018 and have completed $3.75 billion of share repurchases since the inception of the program in September 2017.

•	Increased Debt-Reduction Program — We increased our debt-reduction program to $2 billion in November 2018 and retired more than $600 million of debt during 2018.

•	Increased Dividend 500% — During 2018, the Board increased the per-share quarterly dividend paid to our common stockholders from 5 cents to 30 cents.

•	Progressed LNG Development in Mozambique — In February 2018, the Government of Mozambique approved the Development Plan for the Anadarko-operated, initial two-train Golfinho/Atum liquefied natural gas (LNG) project in Mozambique. In addition, we selected the preferred offshore construction and installation contractor and major infrastructure and resettlement projects continue to proceed. Also during 2018 and subsequent to year end, LNG sales and purchase agreements were executed, increasing contracted volumes to more than 9.5 million tonnes per annum (MTPA). In light of this progress, the Company formally launched project financing in December 2018 and is working to finalize arrangements with lenders and secure all required partner and government-related approvals. The Company is on schedule to make a final investment decision on the project, which is expected to provide significant cash flow over the long term once LNG is achieved, during the first half of 2019.

•	Announced Midstream Asset Sale — In November 2018, we announced a transaction to sell substantially all of our remaining midstream assets to Western Gas Partners, LP for consideration valued at approximately $4 billion. The transaction closed in February 2019 and we received approximately $2 billion of cash proceeds and 45,760,201 common units of Western Midstream Partners, LP as consideration for the sale.

Corporate Governance

We Seek and Respond to Stockholder Feedback

Our stockholders’ views on executive compensation and corporate governance are important to us, and we value and incorporate their feedback and insights.

Since 2012, we have contacted at least our 50 largest stockholders’ governance and voting teams a minimum of twice a year to solicit feedback on Anadarko’s executive compensation programs, as well as corporate governance, sustainability and environmental issues and other matters. We are proud of our strong track record of engaging with stockholders and responding to the feedback received. For a full discussion of our stockholder engagement process, see page 42.

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Proxy Summary

Twice last year, in the spring and again in the fall, we sought feedback from stockholders owning almost 64% and 58% of the Company’s outstanding common stock, respectively. In addition to management, our Lead Director participated in the conversations with certain stockholders.

Corporate Governance Highlights

The Board monitors emerging best practices in corporate governance in order to incorporate them into its process to enhance value for our stockholders. Through such efforts, as well as in response to stockholder feedback, we have implemented or enhanced the following practices:

✓	Annual election of all directors	✓	Strong stock ownership requirements
✓	Majority vote standard in uncontested elections	✓	No poison pill
✓	Proxy Access	✓	No pledging or hedging of Company securities
✓	Independent Board other than CEO	✓	Expanded disclosure on political expenditures
✓	Independent Lead Director	✓	Board oversight of ESG matters

Board Refreshment and Experience

The Board is committed to continuous improvement and employs a rigorous process to ensure that the composition of the Board is diverse, balanced and aligned with the evolving needs of the Company.

The Board assesses the diversity of the directors’ experience, expertise, perspective, tenure and age, among other attributes, to ensure it has an appropriate mix of skills and experience to fulfill its oversight obligations.

The Board also considers the Company’s long-term strategy when evaluating which specific skills and experience are required and weighs those skills when evaluating the current and potential directors.

As part of the evaluation of the directors’ skills and experience, the Board reviews a director skillset chart which identifies expertise, experience and other characteristics that contribute to an effective and well-functioning board. This chart, which can be found on page 25, summarizes the various skills and experience of each director and helps the Board ensure the requisite skills are appropriately represented among the directors as a group and individually.

In addition, each year, the Board and its committees conduct evaluations of their performance and of each director. They consider the results of the evaluations when assessing the qualifications of the Board.

As a result of this thorough evaluation process, in 2018 the Board appointed Alexandra Pruner and Michael Grimm to the Board. These new directors bring diverse experiences and perspectives to the Board.

Composition of Independent Directors*

*	As of December 31, 2018

5

Proxy Summary

Environmental, Social and Governance Highlights

We are committed to operating in a sustainable manner and proactively working with the communities in which we operate. We recognize our responsibility to operate safely in order to protect public health, the environment, and our employees and contractors, while finding and producing the oil and natural gas resources that fuel modern life. Our core values form the foundation for all that we do and provide a path toward sustainability.

Oversight and Engagement

Board Oversight of Environmental, Social and Governance (ESG) Matters. The Governance and Risk Committee provides oversight regarding our exposure to environmental and social risk, including climate-related risk. In their oversight roles, the Governance and Risk Committee and the full Board consider the outcomes of scenario analyses and review policy initiatives and actions related to climate risk. In addition, the Company has the following management committees that report to the Governance and Risk Committee:

•  Greenhouse Gas (GHG) and Air Quality Committee – evaluates and takes actions to manage and reduce emissions, improve air quality and share information relevant to evolving GHG policies and issues;

•  Hydraulic Fracturing Committee – assists management with recommendations on the use of hydraulic fracturing fluid formulations and disclosure by third-party vendors; and

•  Water Committee – focuses on water strategy development and implementation pertaining to data management, prudent use, sourcing, technology development, advocacy and communication.

Stakeholder Engagement on ESG Matters. We work to maintain a constructive dialogue with our stakeholders on ESG matters. Since 2012, we have contacted at least our 50 largest stockholders’ governance and voting teams a minimum of twice per year to solicit feedback on governance, executive compensation, sustainability and the environment. In addition, as described under “Enhanced Disclosure – Sustainability Report,” in 2018-2019 we also conducted an assessment of relevant ESG factors and preferred reporting mechanisms across our stakeholder base to inform our future ESG reporting and actions.

Recent Enhancements

2018 Climate Change Risk Assessment and Management Report. At our 2018 Annual Meeting of Stockholders (2018 Annual Meeting), a stockholder proposal requesting a climate change risk assessment received approximately 52% support. We have maintained a robust dialogue with our stockholders on this topic over time, and continued these conversations in the weeks leading up to the 2018 Annual Meeting and in the months following.

The Climate Change Risk Assessment and Management report that the Company published in November 2018 incorporates stockholder feedback and highlights our efforts to assess and manage climate-related risks in our business. The report can be found on our website at www.anadarko.com/climatechange.

The report was informed by the recommendations put forth by the Task Force on Climate-related Financial Disclosures (TCFD). At various stages of the drafting process, the report was reviewed and discussed by the internal Risk Council, the Chief Executive Officer (CEO) and other executive management, and the Governance and Risk Committee prior to its review and approval by the full Board. The report addresses:

•	Climate Risk Management – discussions of how climate-related risk assessments are incorporated into Anadarko’s approach to governance and risk management through a long-standing ERM process overseen by the Board;

•	Scenario Analysis – an evaluation of the Company’s portfolio against the scenarios published in the International Energy Agency’s 2017 World Energy Outlook;

•	Key Emissions Metrics – data on various metrics, including three years of GHG emissions data (scope 1, 2, and 3); and

•	Actions Taken – examples of large-scale facility design changes and other upgrades to existing facilities across the Company to reduce emissions in our operations and improve the environmental performance of our activities.

Enhanced Disclosure. We continue to enhance our disclosure on ESG matters important to our stakeholders, including:

•	ESG Metrics Scorecard – In response to stockholder feedback, we now publish enhanced quantitative data on

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Proxy Summary

select ESG metrics critical to measuring our performance as a corporate citizen, including global GHG emissions, water usage, health and safety, and social performance. The scorecard can be found at www.anadarko.com/Corporate-Responsibility/Metrics.

•	Website Disclosure – We continue to enhance the information available in the Corporate Responsibility section of our website and to work collaboratively with a number of third-party providers of ESG reports and ratings to ensure we transparently provide the appropriate information to improve the accuracy of their data.

•	Sustainability Report – In 2019, we plan to release a newly designed Corporate Responsibility and ESG Report. Development of this report is being guided by an assessment undertaken in late 2018 and early 2019 to collect and understand feedback on current and future ESG disclosures from a variety of stakeholders, including stockholders. Through online surveys and phone interviews, we gathered valuable input on the ESG factors most important to our stakeholders, preferred reporting mechanisms, and an improved understanding of how ESG factors may contribute to our valuation. We look forward to sharing the results of this assessment with the release of our new report later this year.

ESG Areas of Focus

Climate Change. We are committed to being good stewards of the environment. The Company’s climate strategy is to reduce both emissions of methane and other GHGs from our operations, and the environmental footprint of our activities. We believe this strategy is in the best interests of the environment, our Company and our stakeholders. We actively monitor climate-related issues and potential policy changes as a means to assess and manage potential risks.

We have a history of supporting emissions reduction and climate-related research. These efforts include a program we helped pioneer with other industry partners, the Environmental Defense Fund, and state regulatory officials in Colorado, aimed at identifying next-generation technologies that will improve methane-emissions monitoring from oil and natural gas operations.

Environmental, Health and Safety. Safety and concern for the environment and the health and well-being of all our employees and other stakeholders is fundamental to delivering sustainable, positive economic performance.

Our Environmental, Health and Safety policies establish our standards and expectations for all employees. These policies codify our standards for respecting and protecting the public, our employees, our contractors and the environment. Both contractually and from a relationship perspective, we expect our contractors, suppliers, agents and service providers to maintain business practices that are comparable with our own. We monitor our performance under these policies with the Board’s Governance and Risk Committee, which has responsibility for reviewing and discussing with management the Company’s environmental, health and safety programs.

We continue to have a strong focus on safety, and that commitment is reflected in the Company’s Annual Incentive Program (AIP) metrics discussed beginning on page 46. We are committed to being an industry leader in this area and continually benchmark, using publicly available data, against our peers on safety performance, best practices, and measurements. Examples of our key safety practices include our LiveSAFE and SafeStart programs, as well as Stop Work Authority, which empowers all employees and contractors to stop work immediately if something is deemed unsafe until the matter has been resolved.

Human Rights. We recognize that as a responsible global operator, it is our obligation to respect human rights and comply with all applicable laws. In addition:

•	We require that our contractors adopt sound human rights practices designed to treat workers fairly and with dignity and respect, while providing a safe and healthy environment, conducting business in compliance with applicable environmental and labor laws, and refraining from corrupt practices. In addition, we require our contractors to ensure that inhumane living conditions are prevented and prohibited with regard to their employees and contractors;

•	We require our contractors to remain in compliance with all applicable laws, including those relating to the prohibition, prevention and eradication of forced, bonded, indentured, involuntary convict or compulsory labor, as well as illegal child labor, in their facilities and in connection with the services they provide us; and

•	Similarly, we strongly support the eradication of any practices that enable, promote or sustain human trafficking. We reject human trafficking and modern day slavery in all its forms.

Human Capital Management and Corporate Culture. The Company strives to maintain a culture of openness, honesty, fairness and accountability, which starts at the Board level. Our Corporate Governance Guidelines outline the expectations that the Board establish and promote policies that encourage this culture. The policies apply to the Board as well as to relationships among and between the Board, and our stockholders and employees.

7

Proxy Summary

ESG Reporting

We recognize that ESG reporting is an area of interest for our stakeholders, and in recent years we have made significant strides in improving overall transparency. We continue to take steps to enhance our disclosure on ESG matters important to our stakeholders.

We provide information regarding our ESG practices through a number of different resources. As a member of IPIECA, we look to the 2015 Oil and Gas Industry Guidance on Voluntary Sustainability Reporting as well as the Global Reporting Initiative’s (GRI) 2016 Consolidated Set of Sustainability Reporting Standards for direction on sustainability topics for inclusion.

Additional information regarding Anadarko’s ESG practices is available in the following areas:

Corporate Responsibility Website

www.anadarko.com/Corporate-Responsibility/

2017 HSE and Sustainability Report

www.anadarko.com/content/documents/apc/Responsibility/2017_HSE_Report.pdf

2018 Climate Change Risk Assessment and Management Report

www.anadarko.com/content/documents/apc/Responsibility/ClimateChange-RiskAssess-Mngt-FINAL.pdf

ESG Metrics Scorecard

www.anadarko.com/Corporate-Responsibility/Metrics/

8

Proxy Summary

Executive Compensation

Pay for Performance Philosophy

Our compensation programs are based on metrics aligned with our corporate strategy and designed to align our executives’ interests with those of our long-term stockholders.

2018 Compensation Results

As shown in the charts below, in 2018, compensation for our executive officers continued to be delivered in line with our performance outcomes.

For 2018, the AIP performance targets were set at challenging levels, with strong year-over-year performance required in key operational, financial and safety metrics for target payouts to occur. The Company performed well against our core operational, financial and safety measures for 2018, and also achieved significant milestones towards a final investment decision related to the LNG development project in Mozambique. Accordingly, AIP awards for the executive officers were above target.

Our performance-based long-term awards are based on relative total stockholder return (TSR) performance, and we placed eighth in the 12-company peer group for the three-year period ended December 31, 2018. As a result, the incentive compensation realized by our executive officers for performance units (PU) was substantially below target and grant date value.

For a full discussion, including discussion of the Compensation Committee’s adjustment to increase the AIP score, see Compensation Discussion and Analysis beginning on page 38.

9

Proxy Summary

CEO Realized Pay Demonstrates Alignment with Company Performance. Consistent with our pay-for-performance philosophy, 91% of the CEO’s total direct compensation is at-risk. Accordingly, the value that is intended to be received by the CEO is aligned with the Company’s actual operational and financial performance, including its stock-price performance. As demonstrated below, the value actually received by the CEO can differ substantially from grant date values, which are calculated and reported in the Summary Compensation Table (SCT) and related proxy tables as required by the SEC.

Cumulative realized pay for the CEO over the last three years was less than one-half of the aggregate target value, demonstrating the efficacy of our plan’s pay-for-performance construction.

The chart above compares reported pay and realized pay for 2016, 2017 and 2018. The amounts include each direct compensation element, i.e., salary, non-equity incentive plan compensation/bonus, performance units, restricted stock units and non-qualified stock options. The SCT column in the chart depicts the data reported in the 2018 SCT, while the Realized column depicts the actual value received (or vested) by the CEO in each year, including actual performance-based compensation paid for prior performance periods. The methodology for calculating realized pay for purposes of this chart is more fully described in the table on Appendix A.

10

Proxy Summary

Elements of our 2018 Compensation Program

Component	Award	Performance Metrics	Purpose
Base Salary	Cash	N/A	Provides a fixed level of competitive compensation to attract and retain executive talent.
Annual Incentive Program (AIP)	Cash	Operational • Reserve Additions Growth per DAS • Sales Volume Growth per DAS	Replacing proved reserves is essential for an exploration and production company. Reserve growth is measured on a debt-adjusted share basis to determine whether reserves are being replaced in a capital-efficient manner that is accretive to stockholder value. Sales volumes reflect the conversion of reserves into operating cash flows. Sales volume growth is similarly measured on a debt-adjusted share basis to determine whether sales volume growth is being achieved in a manner that is accretive to stockholder value.
		Financial • Cash Flow Return on Invested Capital • Controllable Cash Costs	These metrics focus on capital efficiency and financial discipline. The Company allocates the majority of its capital to assets that generate strong economic margins and returns while a portion is allocated to long-term projects that are intended to provide future reserves and sales volume. The Controllable Cash Costs performance metric incentivizes employees to manage and reduce costs to maximize margins and profitability.
		HSE Performance • Total Recordable Incident Rate (TRIR) • Level 3 Incidents	Health and safety is very important to us and critical to our success. Accordingly, the Health, Safety and Environmental (HSE) performance metric includes both (i) TRIR for both employees and contractors and (ii) Level 3 safety and environmental incidents in order to focus employees and contractors on maintaining a safe work environment. A Level 3 Incident generally involves a significant environmental impact, an impact to the public and/or significant monetary damages, or a fatality or permanent disability. As a result, our HSE performance metrics capture both the number and the severity of the incidents in a given year.
Equity Compensation	Performance Units (50%)	3-Year Total Stockholder Return (TSR)	TSR provides not only an effective comparison of our performance against an industry peer group, but also an absolute performance-based component as the value of vested awards is tied to the price of our common stock at the time of payout.
	Non-Qualified Stock Options (25%)	Absolute Stock Price	Stock Options reward absolute value creation and typically vest pro rata annually over three years, encouraging both performance and retention.
	Restricted Stock Units (25%)	Absolute Stock Price	Restricted Stock Units align with absolute stock price performance and provide retentive value, especially in a volatile and cyclical industry.

11

Anadarko Board of Directors

ITEM 1 — ELECTION OF DIRECTORS

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES. Nominees for Director Nominated by the Board of Directors for Terms Expiring in 2020

Our Restated Certificate of Incorporation provides that all directors are to be elected annually.

At the Annual Meeting, the terms of our thirteen incumbent directors will expire. Twelve of those incumbent directors have been nominated to stand for election and, if elected at the Annual Meeting, will hold office until the expiration of their one-year terms at the 2020 Annual Meeting of Stockholders or their earlier resignation, retirement or removal. As of the Annual Meeting, the number of directors constituting the Board will be decreased from thirteen to twelve.

The Board is not aware of any reason why the director nominees would not be able to serve as directors of the Company. However, if a nominee is unavailable for election, then the proxies will be voted for the election of another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting.

Our By-Laws provide for the election of directors by the majority vote of stockholders in uncontested elections. This means the number of votes cast “for” a nominee’s election must exceed the number of votes cast “against” such nominee’s election (with abstentions and broker non-votes not counted as votes either “for” or “against” the nominee’s election) in order for him or her to be elected to the Board.

In addition, as required by our By-Laws, each incumbent nominee has submitted an irrevocable letter of resignation stating that he or she will resign if he or she does not receive the required majority vote. If a director were to fail to receive a majority of votes cast and the Board were to accept the resignation tendered, then that director would cease to be a director of Anadarko.

As discussed in more detail on page 24 of this proxy statement, the Board considers various qualifications, characteristics and other factors when evaluating individual directors, as well as the composition of the Board as a whole. As part of this process, the Board and its Governance and Risk Committee review the particular experiences, qualifications, attributes and skills of each nominee to determine if that person should stand for election to serve as a director of the Company.

The biographies of each of the nominees contain information regarding the person’s experience and director positions held currently or during the last five years, and information regarding involvement in certain legal or administrative proceedings, to the extent applicable. They also highlight the particular experiences, qualifications, attributes or skills that caused the Governance and Risk Committee and the Board to conclude that the person should be nominated to serve as a director of the Company.

12

Anadarko Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Nominees for Director Nominated by the Board of Directors for Terms Expiring in 2020

ANTHONY R. CHASE

Mr. Chase, 64, has served as Chairman, Chief Executive Officer and owner of ChaseSource, L.P., a Houston-based staffing and real estate development firm since 2008. He served as an Executive Vice President of Crest Investment Company, a Houston-based private equity firm, from January 2009 until December 2009. Prior to these positions, he served as the Chairman and Chief Executive Officer of ChaseCom, L.P., a global customer relationship management and staffing services company that he founded and owned until its sale in 2007 to AT&T. Mr. Chase’s entrepreneurial track record also includes two other successful business ventures, including Chase Radio Partners, which he founded, developed and ultimately sold, and Cricket Wireless, which he co-founded, developed and later sold. Mr. Chase has also been a Professor of Law at the University of Houston since 1991 and has published numerous environmental law and other law review articles during his tenure. Mr. Chase is on the board of directors of the Greater Houston Partnership, and served as its Chairman during 2012. From July 2004 to July 2008, he served as a director of the Federal Reserve Bank of Dallas, and also served as its Deputy Chairman from 2006 until his departure in July 2008. He is also on the board of directors of the Houston Endowment and the Texas Medical Center and serves on the Board of Trustees for St. John’s School and KIPP Schools. Mr. Chase holds Bachelor of Arts, Master of Business Administration and Juris Doctor degrees from Harvard University. In addition to Mr. Chase’s current public-company directorship noted in the box to the right, in the past five years he also served on the boards of Paragon Offshore plc, Sarepta Therapeutics, Inc. (NASDAQ: SRPT) and Western Gas Holdings, LLC, a subsidiary of Anadarko.

Key Contributions to the Board. Mr. Chase’s unique experience as a successful and widely respected entrepreneur, business leader, and environmental and business legal scholar provides invaluable perspective to the Board. In addition, he has significant experience with strategic transactions and mergers and acquisitions.

Director Since: February 2014 Independent Current Directorships: Nabors Industries Ltd.

DAVID E. CONSTABLE

Mr. Constable, 57, has been a senior advisor at Cerberus Capital Management, one of the world’s leading private investment firms, since March 2017. He served as an advisor to the board of Sasol Limited (JSE: SOL) (NYSE: SSL) (Sasol), an international integrated energy and chemicals company based in South Africa, from July 2016 until July 2017. Prior to that, he served as Sasol’s President and Chief Executive Officer from July 2014 through June 2016 and previously served as Chief Executive Officer from July 2011 through July 2014. Prior to Sasol, Mr. Constable spent nearly 30 years at Fluor Corporation (NYSE: FLR) (Fluor) where he lived on several continents and served in various leadership positions, primarily in the oil and gas, refining, chemical, power and mining industries. Prior to moving to Sasol, Mr. Constable served as Group President of Operations for Fluor. He is a member of The Business Council and a past member of the World Economic Forum International Business Council. Mr. Constable holds a bachelor’s of science degree in civil engineering from the University of Alberta, and graduated from the International Management Program at the Thunderbird School of Global Management, as well as the Advanced Management Program at the Wharton School of the University of Pennsylvania. In addition to Mr. Constable’s current public-company directorships noted in the box to the right, in the past five years he also served on the board of Sasol.

Key Contributions to the Board. Mr. Constable’s experience as a public company CEO, as well as his project-management expertise and broad international business experience, make him a valued member of the Board.

Director Since: July 2016 Independent Current Directorships: ABB Ltd Rio Tinto Limited Rio Tinto plc

13

Anadarko Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Nominees for Director Nominated by the Board of Directors for Terms Expiring in 2020

H. PAULETT EBERHART (Lead Director)

Ms. Eberhart, 65, has served as Chairman and Chief Executive Officer of HMS Ventures, a privately held business involved with technology services and the acquisition and management of real estate since March 2014. From January 2011 through March 2014, she served as the President and Chief Executive Officer of CDI Corp. (NYSE: CDI) (CDI), a provider of engineering and information technology outsourcing and professional staffing services. She served as a consultant to CDI from April 2014 through December 2014. Ms. Eberhart also served as Chairman and Chief Executive Officer of HMS Ventures from January 2009 until January 2011. She served as President and Chief Executive Officer of Invensys Process Systems, Inc. (Invensys), a process automation company, from January 2007 to January 2009. From 1978 to 2004, she was an employee of Electronic Data Systems Corporation (EDS), an information technology and business process outsourcing company, and held roles of increasing responsibility over time, including senior level financial and operating roles. From 2003 until March 2004, Ms. Eberhart was President of Americas of EDS, and from 2002 to 2003 she served as President of Solutions Consulting at EDS. Ms. Eberhart is a Certified Public Accountant. In addition to Ms. Eberhart’s current public-company directorships noted in the box to the right, in the past five years she also served on the boards of Ciber, Inc., Cameron International Corporation, CDI and Advanced Micro Devices, Inc. (NASDAQ: AMD).

Key Contributions to the Board. Ms. Eberhart brings a wealth of operational, accounting and financial experience to the Board, as well as managerial, manufacturing and global experience, through her numerous years of service as an executive officer for EDS, Invensys and CDI. She also held various other operating and financial positions during her 26 years at EDS. In addition, she gained significant experience through her service on the boards of other public companies and her involvement with various civic and charitable organizations.

Director Since: August 2004 Independent Current Directorships: LPL Financial Holdings Inc. Valero Energy Corporation

CLAIRE S. FARLEY

Ms. Farley, 60, has served as Vice Chair of Energy, advising the Energy group, for KKR & Co. L.P. (NYSE: KKR) (KKR), a global investment firm that manages investments including private equity, energy, infrastructure, real estate, credit strategies and hedge funds, since February 2017. Prior to that she served as Vice Chairman for KKR’s energy and infrastructure business from 2015 through February 2017, as Partner for KKR’s energy and infrastructure business from 2012 through 2015 and as Managing Director for KKR’s energy and infrastructure business from November 2011 through December 2012. Prior to joining KKR, from September 2010 to October 2011, Ms. Farley co-founded and served as Co-Chief Executive Officer of RPM Energy, LLC, which partnered with KKR to invest in unconventional oil and gas resources. Prior to co-founding RPM Energy, Ms. Farley was a Senior Advisor at Jefferies Randall & Dewey, the global oil and natural gas industry advisory group at Jefferies Group, Inc., from August 2008 to September 2010 and was Co-President of Jefferies Randall & Dewey from February 2005 to July 2008. Prior to that, Ms. Farley served as Chief Executive Officer of Randall & Dewey, an oil and natural gas asset transaction advisory firm, from September 2002 until its acquisition by Jefferies Group, Inc. in February 2005. From January 2001 to May 2002 she served as Chief Executive Officer of Trade-Ranger Inc., a start-up venture, and as Chief Executive Officer of Intelligent Diagnostics Corporation, also a start-up venture, from October 1999 to January 2001. Prior to that, Ms. Farley spent 18 years (1981 to 1999) at Texaco, Inc. where her roles included Chief Executive Officer, Hydro Texaco; President, North American Production Division; and President, Worldwide Exploration & New Ventures. In addition to Ms. Farley’s current public-company directorships noted in the box to the right, in the past five years she also served on the boards of Encana Corporation (TSX: ECA) (NYSE: ECA) and FMC Technologies, Inc.

Key Contributions to the Board. Ms. Farley is a respected leader in the energy industry with a strong track record of success, including extensive experience in finance, strategic investments, mergers and acquisitions, and exploration and new ventures.

Director Since: February 2017 Independent Current Directorships: LyondellBasell Industries N.V. TechnipFMC plc

14

Anadarko Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Nominees for Director Nominated by the Board of Directors for Terms Expiring in 2020

PETER J. FLUOR

Mr. Fluor, 71, has been Chairman and Chief Executive Officer of Texas Crude Energy, LLC, a private, independent oil and gas exploration company located in Houston, Texas, since 1990. He has been employed by Texas Crude Energy, LLC since 1972 and took over the responsibilities of President in 1980. Mr. Fluor serves as lead director of Fluor Corporation (NYSE: FLR). In addition to Mr. Fluor’s current public-company directorship noted in the box to the right, in the past five years he also served on the board of Cameron International Corporation.

Key Contributions to the Board. Mr. Fluor brings more than 45 years of exploration and production operations, exploration and production service, finance, banking and managerial experience to the Board as a result of his experience at Texas Crude Energy, LLC, as well as his service as a director of other public companies and involvement with various civic and charitable organizations.

Director Since: August 2007 Independent Current Directorships: Fluor Corporation

JOSEPH W. GORDER

Mr. Gorder, 61, is Chairman, President and Chief Executive Officer of Valero Energy Corporation (NYSE: VLO) (Valero), an international manufacturer and marketer of transportation fuels, other petrochemical products and power. He served as President and Chief Operating Officer of Valero from November 2012, until he assumed the role of Chief Executive Officer on May 1, 2014. He assumed the role of Chairman of the Board effective December 31, 2014. Mr. Gorder previously served as Executive Vice President and Chief Commercial Officer beginning in January 2011, and formerly led Valero’s European operations from its London office. He previously served as Executive Vice President – Marketing and Supply beginning in December 2005. Prior to that, he held several positions with Valero and Ultramar Diamond Shamrock Corporation with responsibilities for corporate development and marketing. Mr. Gorder is also Chairman and Chief Executive Officer of Valero Energy Partners LP (NYSE: VLP), a midstream logistics master limited partnership. Valero Energy Partners LP is a subsidiary of Valero formed in 2013.

Key Contributions to the Board. Mr. Gorder’s more than 30 years of career experience in and knowledge of global energy markets provides invaluable insight to the Board and strategically assists Anadarko as it pursues its expanding business opportunities.

Director Since: July 2014 Independent Current Directorships: Valero Energy Corporation Valero Energy Partners LP

15

Anadarko Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Nominees for Director Nominated by the Board of Directors for Terms Expiring in 2020

JOHN R. GORDON

Mr. Gordon, 70, is Senior Managing Director of Deltec Asset Management LLC, a registered investment firm located in New York, New York. He was President of Deltec Securities Corporation from 1988 until it was converted into Deltec Asset Management LLC. Prior to joining Deltec Asset Management LLC, Mr. Gordon was a managing director of Kidder, Peabody & Co., where he spent 12 years in the firm’s corporate finance department.

Key Contributions to the Board. Mr. Gordon’s role as Senior Managing Director of Deltec Asset Management LLC since 1988 provides him with significant finance and banking experience (including in the energy industry) as well as considerable managerial expertise. He also has significant involvement in various civic and charitable organizations.

Director Since: April 1988 Independent

SEAN GOURLEY

Dr. Gourley, 39, has served as Chief Executive Officer of Primer Technologies, Inc., a company building software to power artificial intelligence applications for the finance and military intelligence industries, since he founded it in February 2015. From March 2009 to January 2015, he was the Chief Technology Officer of Quid, Inc., a San Francisco-based augmented intelligence company he founded that builds software for strategic decision-making. Dr. Gourley studied at The University of Oxford as a Rhodes Scholar where he received a Ph.D. in physics, and he received both his Bachelor of Science and Master of Science in physics from the University of Canterbury in Christchurch, New Zealand. He was additionally a Post-Doctoral Research Fellow at the Said Business School at Oxford University and is currently an Equity Partner with Data Collective Venture Capital Fund, investing in key data and algorithmic technologies.

Key Contributions to the Board. As a highly successful executive and entrepreneur in the technology sector, Dr. Gourley brings a unique and valuable perspective to the Board. His leadership in big data, algorithmic technologies, information technology and software pertaining to artificial intelligence and strategic decision-making provides skill sets to the Board that can be beneficially applied and leveraged across the Company’s global operations. Dr. Gourley’s expertise complements and enhances the Company’s ability to leverage technology as a competitive advantage.

Director Since: September 2015 Independent

16

Anadarko Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Nominees for Director Nominated by the Board of Directors for Terms Expiring in 2020

MICHAEL K. GRIMM

Mr. Grimm, 64, is President of Rising Star Petroleum, L.L.C. He is the immediate Past Chairman of the Board for RSP Permian, Inc. Prior to being named Chairman, Mr. Grimm was a Co-Founder of RSP Permian in 2010, and served as a Co-Chief Executive Officer until 2014. From 2006 to 2017, Mr. Grimm served as President and Chief Executive Officer of Rising Star Energy Development Company, and from 1995 to 2006, he served as President and Chief Executive Officer of Rising Star Energy, L.L.C., an upstream exploration and production company active in onshore continental United States that he co-founded in 1995. From 1990 to 1994, Mr. Grimm was Vice President of Land and Exploration for Placid Oil Company. Prior to that, Mr. Grimm was employed for 13 years in the Land and Exploration Departments for Amoco Production Company in Houston and New Orleans. Mr. Grimm has more than 41 years of experience in the oil and natural gas industry. In addition to Mr. Grimm’s current public-company directorship noted in the box to the right, in the past five years he also served on the board of Energy Transfer Partners, L.P., before it became Energy Transfer LP, since December 2005.

Key Contributions to the Board. Mr. Grimm is a respected leader in the energy industry with a strong track record of success in the U.S. onshore, most recently in West Texas, where one of Anadarko’s most prolific growth assets is located.

Director Since: November 2018 Independent Current Directorships: Energy Transfer LP

ERIC D. MULLINS

Mr. Mullins, 56, serves as the Managing Director and Co-Chief Executive Officer of Lime Rock Resources, a company that he co-founded in 2005 which acquires, operates and improves lower-risk oil and natural gas properties. From May 2011 through October 2015, he also served as the Co-Chief Executive Officer and Chairman of the Board of Directors of LRE GP, LLC, the general partner of LRR Energy, L.P., an oil and natural-gas company. Prior to co-founding Lime Rock Resources, Mr. Mullins served as a Managing Director in the Investment Banking Division of Goldman Sachs (NYSE: GS) where he led numerous financing, structuring and strategic advisory transactions in the division’s Natural Resources Group. In addition to his current public-company directorships noted in the box to the right, in the past five years he served on the board of LRE GP, LLC.

Key Contributions to the Board. Mr. Mullins’s career experiences and knowledge in financing and strategic mergers and acquisitions for exploration and production companies greatly assists and enhances the Board’s ability to provide effective strategic oversight of a sustainable and growing enterprise.

Director Since: May 2012 Independent Current Directorships: Pacific Gas and Electric Company PG&E Corporation

17

Anadarko Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Nominees for Director Nominated by the Board of Directors for Terms Expiring in 2020

ALEXANDRA PRUNER

Ms. Pruner, 57, has served as Senior Advisor to Perella Weinberg Partners, a global independent advisory firm providing strategic and financial advice and asset-management services, since December 2018. Prior to that, she served as Chief Financial Officer of Perella Weinberg Partners since it combined in December 2016 with Tudor, Pickering, Holt & Co., LLC, an energy-focused investment bank and asset management firm. Prior to that, she served as Chief Financial Officer and a member of the Management Committee at Tudor, Pickering, Holt & Co., LLC since the firm’s founding in 2007. Ms. Pruner served as Senior Vice President, Strategic Business Development and publisher of World Oil magazine for Gulf Publishing Company from 2002 to 2007. Prior to joining Gulf Publishing Company, she spent two years in the technology sector serving the energy industry, including as Vice President, Energy Vertical at Idea Integration, an IT development and design firm, and Vice President, Marketing for PetroCosm Corporation, an oilfield service B2B procurement and supply chain management company. She served as Director of Investor Relations and Corporate Communications for The Houston Exploration Company, an independent exploration and production company, from 1997 to 2000 and as Director of Corporate Communications and Investor Relations for NUI Corporation, a multi-state natural gas distribution company, from 1991 to 1996. Ms. Pruner has extensive experience with the energy industry and in investment banking, having also been with Shearson Lehman Brothers from 1984 to 1990, including as Vice President, Corporate Affairs and Vice President, Government Affairs.

Key Contributions to the Board. Ms. Pruner’s experience in the oil and natural gas industry and her strategic leadership in finance and investment banking make her a valuable member of the Board.

Director Since: November 2018 Independent Current Directorships: Plains All American Pipeline, L.P. Plains GP Holdings, L.P.

R. A. WALKER (Chairman of the Board)

Mr. Walker, 62, was named Chairman of the Board of the Company in May 2013, in addition to the role of Chief Executive Officer and director, both of which he assumed in May 2012. He also served as President from February 2010 until November 2018. He previously served as Chief Operating Officer from March 2009 until his appointment as Chief Executive Officer. He served as Senior Vice President, Finance and Chief Financial Officer from September 2005 until March 2009. Mr. Walker is Chairman for the Houston Museum of Natural Science, Vice Chairman and Executive Committee member of the Business Council, Business Roundtable, All-American Wildcatters (Chairman 2017 and 2018), and the Board of Directors of the American Petroleum Institute (Executive Committee). He also serves as a director and the Chairman of the Risk Committee at BOK Financial Corporation (NASDAQ: BOKF). In addition to his current public-company directorship noted in the box to the right, in the past five years Mr. Walker also served on the board of CenterPoint Energy, Inc. (NYSE: CNP).

Key Contributions to the Board. Mr. Walker has significant energy, banking and asset management experience, in addition to his role as Anadarko’s Chairman and Chief Executive Officer. He has served on numerous boards of public, private, industry trade associations and philanthropic organizations.

Director Since: May 2012 Not Independent – Management Current Directorships: BOK Financial Corporation

18

Corporate Governance

BOARD AND COMMITTEE GOVERNANCE

Our Board recognizes that excellence in corporate governance is essential in carrying out our responsibilities to our stakeholders, including our stockholders, employees, customers, communities, and creditors, as well as to the environment. Our Corporate Governance Guidelines, By-Laws, Code of Business Conduct and Ethics, Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, and written charters for the Audit Committee, the Compensation and Benefits Committee (Compensation Committee), and the Governance and Risk Committee, all as amended from time to time, can be found on the Company’s website at www.anadarko.com/responsibility/good-governance. These documents provide the framework for our corporate governance. Any of these documents will be furnished in print free of charge to any stockholder upon request. You can submit such a request to the Corporate Secretary at 1201 Lake Robbins Drive, The Woodlands, Texas 77380.

Under the Company’s Corporate Governance Guidelines, directors are expected to attend regularly scheduled Board meetings and meetings of the Board committees on which they serve, as well as the annual meeting of stockholders. Each incumbent director who served on our Board during 2018 attended at least 75% of the meetings of the Board and the committees on which he or she served that occurred during the period he or she served. There were 7 Board meetings in 2018. In addition, all of the incumbent directors attended the 2018 Annual Meeting, other than Mr. Grimm and Ms. Pruner, who joined the Board in November 2018.

BOARD LEADERSHIP STRUCTURE

Mr. Walker was elected Chairman of the Board effective following the Company’s 2013 Annual Meeting and has been re-elected to such role each year since that time. As the Company’s CEO, Mr. Walker works in concert with the rest of our majority-independent Board and the independent Lead Director, Ms. Eberhart, to oversee the execution of the Company’s strategy. The Board believes that the combined Chairman and CEO role, coupled with a strong and independent Lead Director, ensures open communication between the Board and executive management and promotes consistent and effective leadership of both the Board and executive management. In addition, the Board believes that a combined Chairman and CEO role is currently the best approach to promote long-term stockholder value for the reasons listed below.

•	Promotes Unified Approach on the Development and Execution of Corporate Strategy — Maintaining a combined position enables the Company’s CEO to act as a bridge between management and the Board, helping both to act with a common purpose. This also fosters consensus building and alignment on strategy and tactical execution of a Board-approved vision and strategy at the top levels within the Company.

•	Provides Clear Lines of Accountability — A combined position has the practical effect of simplifying the accountability of the executive management team, thereby reducing potential confusion and fractured leadership.

•	Provides Clear Roadmap for Stockholder/Stakeholder Communications — A combined position provides the Company’s stakeholders the opportunity to deal with a unified point of overall authority, which we believe results in more efficient and effective communications with stakeholders.

Role of Lead Director. The Board has a strong and active Lead Director whose duties and responsibilities ensure the Company maintains a corporate governance structure with appropriate independence and balance. Our independent Lead Director’s duties are closely aligned with the role of an independent, non-executive chairman. Ms. Eberhart, who previously served as Chair of the Audit Committee and currently serves as Chair of the Governance and Risk Committee, was initially appointed as Lead Director effective February 9, 2016. The Lead Director position is elected exclusively by the independent directors annually.

The Lead Director:

•	assists the Chairman and the remainder of the Board in assuring effective corporate governance in managing the affairs of the Board and the Company;

•	serves as a liaison between the Chairman and the independent directors;

•	works with the Chairman to approve all meeting agendas, including suggesting the inclusion of agenda items;

•	has authority to call special meetings of the Board;

•	presides at executive sessions of the independent directors and, if applicable, the non-management directors, which are held in conjunction with each regularly scheduled quarterly meeting of the Board (or more frequently, if necessary), and any other meetings the Lead Director determines appropriate;

•	approves information sent to the Board and approves meeting schedules to assure there is sufficient time for discussion of all agenda items;

•	serves as a member of the Board’s Executive Committee, providing additional representation for the independent directors in all actions considered by the Executive Committee between Board meetings; and

•	is required to be available for consultation and direct communication if requested by major stockholders.

19

Corporate Governance

CEO SUCCESSION PLANNING

The Board recognizes that management succession planning is a fundamental and ongoing part of its responsibilities. The full Board is responsible for overseeing CEO succession planning, and assesses both expected and emergency CEO succession at least annually. The Board regularly works with its committees and members of management to evaluate potential successors to the CEO.

The Board discusses potential successors with the CEO, and together with the CEO reviews any development plans recommended for such individuals. A similar process is also followed with regard to the other executive officers.

BOARD OVERSIGHT

Anadarko maintains well-defined governance practices and principles, which guide the Board’s roles and responsibilities regarding corporate risk oversight. The role of the Board is to oversee and monitor the Company’s management in the interest and for the benefit of the Company’s stockholders, including oversight of the Company’s strategic plans and objectives. Management is responsible for delivering on our strategy, creating our culture, establishing accountability, and controlling risk. The Board and its committees work closely with management to balance and align strategy, risk, corporate social responsibility and other areas while considering feedback from stockholders.

Board Oversight of Risk

The Board’s role in the identification, assessment, oversight and management of potential risks that could affect the Company’s ability to achieve its strategic, operational and financial objectives consists of:

•	reviewing and discussing the Company’s risk framework and risk management policies;

•	facilitating appropriate coordination among the Board’s committees with respect to oversight of risk management by delegating oversight of the Company’s enterprise risk management program to the Governance and Risk Committee, the risk assessment framework and risk management policies, including the framework with respect to significant financial risk exposures, to the Audit Committee, and compensation risk to the Compensation Committee; and

•	periodically meeting with members of management, including members of the Company’s internal Risk Council, to identify, review and assess the Company’s major risk exposures and steps taken to monitor, mitigate and report such exposures.

Role of the Board’s Committees. The Governance and Risk Committee is responsible for oversight of the Company’s significant risk exposures, including risks related to commodity prices, regulation, health and safety and cybersecurity. The Governance and Risk Committee periodically reviews and discusses with members of management significant risk exposures and the steps being taken to identify, monitor and mitigate such exposures. With the assistance of the Compensation Committee’s independent executive compensation consultant, the Compensation Committee is responsible for the oversight of the annual risk assessment of the Company’s compensation programs. The Audit Committee is responsible for oversight of the Company’s risk assessment framework and risk management policies, including the framework with respect to significant financial risk exposures, and periodically reviews and discusses such framework and policies with members of management.

Role of the Internal Risk Council. Anadarko uses a long-standing Enterprise Risk Management (ERM) process to assess risks that may affect the Company’s ability to achieve its strategic and financial goals. As part of this process and in order to facilitate oversight of potential risk exposures that have not been specifically delegated to any Board committee, the Board periodically meets with members of the Company’s internal Risk Council to review and assess the Company’s risk-management processes and to discuss significant risk exposures. Members of senior management comprise the Company’s internal Risk Council and provide periodic reports to the CEO, the Governance and Risk Committee and the full Board regarding the Company’s risk profile and risk-management strategies. In addition, the Company’s internal audit function regularly provides additional perspective and insight to the Audit Committee regarding potential risks facing the Company.

Environmental, Social and Governance Matters

We are committed to operating in a sustainable manner and proactively working with the communities in which we operate. We recognize our responsibility to operate safely in order to protect public health, the environment, and our employees and contractors, while finding and producing the oil and natural gas resources that fuel modern life. Anadarko’s core values form the foundation for all that we do and provide a path toward sustainability.

20

Corporate Governance

The Governance and Risk Committee provides oversight regarding Anadarko’s exposure to risk, including climate-related risk. In their oversight roles, the Governance and Risk Committee and the full Board consider the outcomes of scenario analysis and review policy initiatives and actions related to climate change. In addition, the Company has the following management committees that report to the Governance and Risk Committee:

•	Greenhouse Gas and Air Quality Committee

•	Hydraulic Fracturing Committee

•	Water Committee

For details regarding these committees and the Environmental, Social and Governance Highlights, see page 6 of the Proxy Summary.

COMPENSATION COMMITTEE RISK ASSESSMENT

The Compensation Committee reviewed a comprehensive compensation risk assessment conducted independently by Frederic W. Cook & Co., Inc. (FW Cook), the Compensation Committee’s independent compensation consultant. The assessment focused on the design and application of the Company’s executive and non-executive compensation programs and whether such programs encourage excessive risk taking by executive officers and other employees. Based on this assessment and the Compensation Committee’s review, the Compensation Committee believes that the Company’s compensation programs (i) do not motivate our executive officers or our non-executive employees to take excessive risks, (ii) are well designed to encourage behaviors aligned with the long-term interests of stockholders, and (iii) are not reasonably likely to have a material adverse effect on the Company. Anadarko’s compensation programs are designed to support and reward appropriate risk taking and include the following:

•	an appropriate balance of fixed versus variable pay, cash and equity pay components, operating and financial performance measures, short-term and long-term performance periods, extended vesting schedules, and established formulas and discretion;

•	established policies to mitigate compensation risk including significant stock ownership requirements for officers of the Company, insider-trading prohibitions, clawback provisions, and specified caps on incentive awards; and

•	independent Compensation Committee oversight, which also extends to incentive plans below the executive officer level.

21

Corporate Governance

COMMITTEES OF THE BOARD

The Board has four standing committees: (i) the Audit Committee; (ii) the Compensation Committee; (iii) the Governance and Risk Committee; and (iv) the Executive Committee. For each of the standing committees of the Board, the table below shows the current membership, the principal functions and the number of meetings held in 2018:

Name, Members and Meetings	Principal Functions
AUDIT COMMITTEE(1) Eric D. Mullins (Chair)(2) Anthony R. Chase John R. Gordon Mark C. McKinley Alexandra Pruner Meetings in 2018: 7

•  Discusses the integrity of the Company’s accounting policies, internal controls, financial reporting practices and the financial statements with management, the independent auditor and internal audit.

•  Reviews and discusses with management the Company’s risk assessment framework and risk management policies, including the framework with respect to significant financial risk exposures.

•  Monitors the qualifications, independence and performance of the Company’s internal audit function and independent auditor, and meets periodically with management, internal audit and the independent auditor in separate executive sessions.

•  Establishes and maintains procedures for the submission, receipt, retention and treatment of complaints and concerns received by the Company regarding accounting, internal controls or auditing matters, including those received through the confidential anonymous Anadarko Hotline.

•  Monitors compliance with legal and regulatory requirements and the business practices and ethical standards of the Company.

•  Approves the appointment, compensation, retention and oversight of the work of the Company’s independent auditor and establishes guidelines for the retention of the independent auditor for any permissible services.

•  Prepares the Audit Committee report, which is on page 35.

COMPENSATION AND BENEFITS COMMITTEE(3) Joseph W. Gorder (Chair) Peter J. Fluor Michael K. Grimm Meetings in 2018: 6

•  Approves and evaluates the Company’s director and officer compensation plans, policies and programs.

•  Conducts an annual review and evaluation of the CEO’s performance in light of the Company’s goals and objectives.

•  Retains, and is directly responsible for the oversight of, compensation or other consultants to assist in the evaluation of director or executive compensation and otherwise to aid the Compensation Committee in meeting its responsibilities. For additional information on the role of compensation consultants, please see Compensation Discussion and Analysis beginning on page 38.

•  Reviews annually the Company’s compensation-related risk profile to confirm that compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

•  Periodically reviews and discusses with its independent compensation consultants and senior management the Company’s policy on executive severance arrangements, and recommends any proposed changes to the Board to the extent required by the Compensation Committee charter.

•  Reviews the Compensation Discussion and Analysis, disclosure related to advisory votes by stockholders on executive compensation, including frequency of such votes, and other relevant disclosure made in the proxy statement.

•  Produces an annual Compensation Committee report, which is on page 36.

22

Corporate Governance

Name, Members and Meetings	Principal Functions
GOVERNANCE AND RISK COMMITTEE(4) H. Paulett Eberhart (Chair) David E. Constable Claire S. Farley Sean Gourley Meetings in 2018: 5

•  Recommends nominees for director to the full Board and, subject to the Board’s power and authority to determine the eligibility of nominees nominated by stockholders pursuant to Section 2.9 of the Company’s By-Laws, ensures such nominees possess the director qualifications set forth in the Company’s Corporate Governance Guidelines.

•  Reviews the qualifications of existing Board members before they are nominated for re-election to the Board.

•  Recommends members of the Board for committee membership.

•  Proposes Corporate Governance Guidelines for the Company and reviews them annually.

•  Oversees the Company’s compliance structure and programs.

•  Develops and oversees an evaluation process for the Board and its committees.

•  Reviews and approves related-person transactions in accordance with the Board’s procedures.

•  Reviews and investigates reports to the confidential anonymous Anadarko Hotline regarding material non-financial matters.

•  Reviews and discusses with management the Company’s significant risk exposures and the steps management has taken to identify, monitor and mitigate such exposures.

•  Oversees the work of the Company’s independent reserve engineering consultant.

•  Oversees the Anadarko Petroleum Corporation Political and Public Engagement Policy and the Company’s political activity, including annually reviewing the Company’s political contributions and trade association payments.

•  Reviews and discusses with management the Company’s environmental, health and safety programs.

EXECUTIVE COMMITTEE R. A. Walker (Chair) H. Paulett Eberhart Joseph W. Gorder Eric D. Mullins Meetings in 2018: 0

•  Acts with the power and authority of the Board, in accordance with the Company’s By-Laws, in the management of the business and affairs of the Company while the Board is not in session.

•  Approves specific terms of financing or other transactions that have previously been approved by the Board.

(1)

The Board has determined that each member of the Audit Committee is independent as independence for audit committee members is defined in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (Exchange Act), and under the standards set forth by the NYSE. None of the Audit Committee members serve on the audit committee of more than two other public companies.

(2)	The Board has determined that Mr. Mullins qualifies as an “audit committee financial expert” under the rules of the SEC based upon his education and employment experience.

(3)

The Board has determined that each member of the Compensation Committee is: (i) independent under the standards set forth by the NYSE that govern Compensation Committee membership; (ii) a “non-employee director” under Rule 16b-3 of the Exchange Act; and (iii) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (IRC).

(4)	The Board has determined that each member of the Governance and Risk Committee is independent under the standards set forth by the NYSE that govern Board membership.

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Corporate Governance

BOARD OF DIRECTORS

Director Independence

In accordance with NYSE rules, the Sarbanes-Oxley Act of 2002, the Exchange Act, the rules and regulations adopted thereunder, and the Company’s Corporate Governance Guidelines, the Board must affirmatively determine the independence of each director and director nominee in accordance with the Company’s director independence standards, which incorporate the standards set forth under the NYSE rules and are contained in the Company’s Corporate Governance Guidelines found on the Company’s website at www.anadarko.com/content/documents/apc/Responsibility/Governance_Documents/2017-11-14_Corp_Gov_Guidelines__FINAL_.pdf
.

Based on the standards contained in our Corporate Governance Guidelines, and the recommendation by the Governance and Risk Committee, the Board has determined that each of the following non-employee directors is independent and has no material relationship with the Company that could impair such director’s independence:

• Anthony R. Chase	• John R. Gordon
• David E. Constable	• Sean Gourley
• H. Paulett Eberhart	• Michael K. Grimm
• Claire S. Farley	• Mark C. McKinley
• Peter J. Fluor	• Eric D. Mullins
• Joseph W. Gorder	• Alexandra Pruner

Mr. Walker is not independent given his role as CEO of the Company.

For information regarding our policy on Transactions with Related Persons, please see page 79 of this proxy statement.

Director Nominee Selection Process

The Company’s Corporate Governance Guidelines require that with respect to open director positions, the Governance and Risk Committee (or a subcommittee thereof):

•	identify the personal characteristics needed in a director nominee so that the Board as a whole will possess the appropriate qualifications;
•	compile, through such means as the Governance and Risk Committee considers appropriate, a list of potential director nominees thought to possess the individual qualifications identified in the Corporate Governance Guidelines, as well as any additional specific qualifications the Board deems appropriate at the time;

•	engage an outside consultant, as necessary, to assist in the search for qualified nominees;

•	review the background, character, experience and temperament of each potential nominee;

•	conduct interviews, and if appropriate recommend that other members of the Board and/or management interview each potential nominee; and

•	evaluate each potential nominee in relation to the culture of the Company and the Board, which emphasizes independent thinking and teamwork.

Board Qualifications and Refreshment. The Board employs a rigorous process to ensure that the composition of the Board is diverse, balanced and aligned with the evolving needs of the Company. As stated in our Corporate Governance Guidelines, our Board assesses the qualifications of the Board as a whole based on a variety of factors, including diversity of experience, expertise, perspective and age in order to ensure the Board had the proper mix of skills and experience to provide effective oversight.

The Board recognizes that such diversity is an important factor in board composition and, although the Board does not have a formal policy, the Governance and Risk Committee ensures that diversity considerations are discussed in connection with each candidate for director. The Board considers the Company’s long-term strategy in evaluating what current and future skills and experience are required and weighs those skills when evaluating the directors as well as potential director candidates.

As part of this process, the Board reviews a director skillset chart that identifies expertise, experience and other characteristics that the Board believes contribute to an effective and well-functioning board and that the Board as a whole should possess.

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Corporate Governance

The Governance and Risk Committee considers these and other factors when evaluating potential candidates for the Board. Other factors considered include board refreshment and director tenure, age and gender. Together, this balance of skillsets, experiences and personal backgrounds allows our directors to provide the diversity of thought that is critical to the Board’s decision-making and oversight process.

Composition of Independent Directors Ensures Strong Oversight*

*	As of December 31, 2018

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Corporate Governance

Annual Board Evaluation Process

The Board is committed to continuous improvement with respect to its ability to carry out its responsibilities. Each year the Board and its independent committees conduct self-evaluations related to their performance, including an evaluation of each director. These annual evaluations are an important tool to ensure the Board is well-positioned to provide effective oversight. The Governance and Risk Committee supervises these evaluations and uses various processes from year to year in order to solicit feedback, including periodic in-person interviews conducted by the Lead Director with each of the Board members. The topics covered in the evaluation include:

•	the effectiveness of the Board and committee leadership structure;

•	Board and committee skills, composition, diversity, and succession planning;

•	Board culture and dynamics, including the effectiveness of discussion and debate at Board and committee meetings;

•	the quality of Board and committee agendas and the appropriateness of Board and committee priorities; and

•	Board/management dynamics, including the quality of management presentations and information provided to the Board and committees.

The Board considers the results of the evaluations when assessing the qualifications of the Board and to further enhance the effectiveness of the Board and its committees over time.

Director Continuing Education

The Company’s Director Education Policy encourages all members of the Board to attend director education programs appropriate to their individual backgrounds to stay abreast of developments in corporate governance and best practices relevant to their contribution to the Board as well as their responsibilities in their specific committee assignments. The Director Education Policy provides that the Company will reimburse directors for the costs associated with attending any director education program.

Communication with Directors of the Company

The Board welcomes questions or comments about the Company and its operations. Interested parties who wish to communicate with the Board, including the Lead Director, the independent directors, or any individual director, may contact the Chair of the Governance and Risk Committee at governanceriskchair@anadarko.com or at Anadarko Petroleum Corporation, Attn: Corporate Secretary, 1201 Lake Robbins Drive, The Woodlands, Texas 77380. If

requested, any questions or comments will be kept confidential to the extent reasonably possible. Depending on the subject matter, the Chair of the Governance and Risk Committee, with the assistance of the Corporate Secretary, will:

•	forward the communication to the director or directors to whom it is addressed;

•	refer the inquiry to the General Counsel for referral to the appropriate corporate department if it is a matter that does not appear to require direct attention by the Board or an individual director; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

These procedures may change from time to time, and you are encouraged to visit our website at http://www.anadarko.com for the most current means of contacting our directors. If you wish to request copies of any of our governance documents, please refer to page 19 of this proxy statement for instructions.

Stockholder Participation in the Selection of Director Nominees

Proxy Access. In September 2015, the Board amended the Company’s By-Laws to implement proxy access after conducting extensive stockholder engagement. Eligible stockholders may nominate a candidate for election to the Board for inclusion in the Company’s proxy materials in accordance with the proxy access provisions of Section 2.9(C) of our By-Laws. An eligible stockholder generally must deliver the Stockholder Notice (as defined in our By-Laws) to the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date (as stated in the Company’s proxy materials) the definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting of stockholders and otherwise comply with all of the requirements of the By-Laws. For the 2020 Annual Meeting of Stockholders, we must receive the Stockholder Notice no earlier than October 31, 2019 and no later than November 30, 2019.

Other Director Nominations. Our By-Laws also provide that any stockholder intending to nominate a candidate for election to the Board or proposing any business to be brought before an annual meeting of stockholders, which nomination is not submitted for inclusion in the Company’s proxy materials pursuant to Section 2.9(C) of the By-Laws, generally must deliver written notice by mail to the Company’s Corporate Secretary at the principal executive offices of the Company not later than the close of business

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Corporate Governance

on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. The notice must include information specified in the By-Laws. For the 2020 Annual Meeting of Stockholders, we must receive notice of your intention to nominate a director or to introduce an item of business at that meeting no earlier than January 15, 2020 and no later than February 14, 2020.

During the past year, no stockholder submitted names of individuals to the Governance and Risk Committee for nomination to the Company’s Board pursuant to the procedures discussed above.

The Chairman of the meeting may disregard the nomination of a candidate for director, or refuse to allow the transaction of any business proposed by a stockholder, if the nomination or proposal is not made in compliance with the procedures in our By-Laws or the rules under the Exchange Act. For more information on stockholder participation in the selection of director nominees, please refer to Section 2.9 of our By-Laws, which are posted on the Company’s website at www.anadarko.com/content/documents/apc/Responsibility/
Governance_Documents/Bylaws.pdf.

The Board will consider individuals identified by stockholders on the same basis as nominees identified from other sources.

Compensation and Benefits Committee Interlocks and Insider Participation

The Compensation Committee consists of three independent directors, Messrs. Fluor, Gorder and Grimm. None of our executive officers currently serve, or in the past year have served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee.

Director Compensation

Overview. The Compensation Committee is solely responsible for determining the type and amount of compensation for non-employee directors. The committee reviews director compensation annually to ensure that it is appropriately designed to attract and retain qualified individuals who possess the expertise and skillset required by the Company’s Board members.

In setting non-employee director compensation, the Compensation Committee considers the competitive market as well as the significant amount of time that non-employee directors spend in fulfilling their duties to the Company and its stockholders. Compensation for non-employee directors is designed to be competitive with our industry peer group and to further align the non-employee directors’ interests with the interests of the Company’s stockholders. As currently designed, the pay mix for non-employee directors favors equity over cash (69% equity / 31% cash) as compared to the peer average (63% equity / 37% cash) to further reinforce the alignment with stockholders.

To assist in the 2018 annual review of director compensation, the Compensation Committee directly retained FW Cook as its outside independent compensation consultant to provide benchmark compensation data and recommendations for compensation program design. FW Cook conducted a comprehensive review of the program, including a review of director compensation arrangements at other companies in the Company’s industry peer group. Following its review of the non-employee director compensation program, and based on the review and recommendations provided by FW Cook, the Compensation Committee did not make any changes to the non-employee director compensation program for 2018. The target compensation for non-employee directors has remained unchanged since 2015.

The total compensation, both cash and stock-based, that non-employee directors may receive annually under any of the Company’s compensation plans is limited under the terms of the Anadarko Petroleum Corporation 2008 Director Compensation Plan (2008 Director Compensation Plan) and the Anadarko Petroleum Corporation 2012 Omnibus Incentive Compensation Plan, as amended and restated (2012 Omnibus Plan). Non-employee director compensation will also be limited under the 2019 Omnibus Incentive Compensation Plan (2019 Omnibus Plan), if approved by our stockholders.

Annual Board Retainer and Other Fees. The following is a schedule of annual retainers for non-employee directors in effect during 2018, payable on a quarterly basis:

2018 Annual Retainer	Amount($)
Annual Board Retainer	110,000
Additional Annual Retainer for Chair of Audit Committee, Compensation Committee and Governance and Risk Committee	25,000
Additional Annual Retainer for Lead Director	35,000

To compensate a director in a year when there is an unusually high level of service required, a per-meeting fee of $2,000 will be paid for each meeting attended in excess of 20 combined Board and committee meetings in a calendar year. No per-meeting fees were paid in 2018. In addition, the Company may establish special committees of

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Corporate Governance

the Board from time to time and provide for additional retainers in connection therewith.

Non-employee directors may receive their annual retainer and per-meeting fees, if applicable, in cash or, if eligible, defer such cash compensation into the Anadarko Deferred Compensation Plan (described below), or any combination thereof. Non-employee directors may also elect to receive a number of deferred shares of common stock in lieu of all or a portion of such cash compensation, the grant date fair value of which, calculated pursuant to FASB ASC Topic 718, is approximately equal to the forgone cash compensation. These deferred shares may not be distributed to the non-employee director earlier than one year from the date of grant (except in the event of a separation from the Board due to death, disability or a change of control). This election option to receive deferred shares of common stock, in lieu of cash compensation, provides non-employee directors a method to invest in the Company as a stockholder and further aligns their interests with the interests of the Company’s stockholders.

Deferred Compensation Plan for Non-Employee Directors. Non-employee directors who are resident in the U.S. may participate in the Company’s Deferred Compensation Plan. The Deferred Compensation Plan allows non-employee directors to defer receipt of up to 100% of their cash compensation, and to allocate the deferred amounts among a group of notional accounts that mirror the gains and/or losses of various investment funds. The interest rate earned on the deferred amounts is not above-market or preferential. In general, deferred amounts are distributed to the participant upon leaving the Board or at a specific date as elected by the participant. No directors elected to defer compensation during 2018.

Stock Plan for Non-Employee Directors. In addition to the annual retainer and per-meeting fees, if applicable, non-employee directors receive annual equity grants. Equity grants to non-employee directors are awarded each year on the date of the Company’s annual meeting of stockholders. For 2018, each non-employee director who was elected at the 2018 Annual Meeting received an annual deferred share grant with a grant date fair value (calculated pursuant to FASB ASC Topic 718) of approximately $250,000. Ms. Pruner and Mr. Grimm each received a prorated equity grant when they were elected to the Board in November 2018. Non-employee directors may elect to receive their shares on a specific date, but not earlier than one year from the date of grant (except in the event of a separation from the Board due to death, disability or a change of control). Stock-based awards made to non-employee directors were made pursuant to the 2008 Director Compensation Plan until it expired on May 19, 2018. Since that date, stock-based awards have been granted to non-employee directors pursuant to the 2012 Omnibus Plan. In addition, if approved by the Company’s stockholders, stock-based awards to non-employee directors will be made pursuant to the 2019 Omnibus Plan after the date of the 2019 Annual Meeting.

Stock Ownership Requirement for Non-Employee Directors. Non-employee directors are required to hold stock with a value equivalent to at least seven times the annual Board retainer and have five years from the date of their initial election to the Board to comply. All non-employee directors exceeded their ownership requirement at December 31, 2018, other than certain directors who are still within the five-year compliance period.

Other Compensation. Non-employee directors are covered under the Company’s Accidental Death & Dismemberment Plan and the Company pays the annual premium for such coverage on behalf of each non-employee director. The Company also provides each non-employee director with Personal Excess Liability coverage and pays the annual premium on their behalf. The Company maintains an Aid to Education Program under which certain gifts made by employees, officers, non-employee directors and retired employees to qualified institutions of learning are matched on a two-to-one basis. The maximum contribution matched per donor, per calendar year is $2,500, resulting in a maximum Company yearly match of $5,000 per donor. Although not considered compensation, directors are reimbursed for reasonable expenses incurred in connection with Board-related activities.

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Corporate Governance

DIRECTOR COMPENSATION TABLE FOR 2018

The following table sets forth information concerning total non-employee director compensation earned during the 2018 fiscal year by each director who served on the Board in 2018. Mr. Walker does not receive any compensation for his service as a director.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total($)

Anthony R. Chase(4)	115,625	250,028	0	0	0	2,042	367,695

David E. Constable(4)	111,875	250,028	0	0	0	2,042	363,945

H. Paulett Eberhart(5)	170,000	250,028	0	0	0	2,042	422,070

Claire S. Farley(4)	111,875	250,028	0	0	0	2,042	363,945

Peter J. Fluor	0	360,190	0	0	0	2,042	362,232

Joseph W. Gorder	0	385,148	0	0	0	2,042	387,190

John R. Gordon	110,000	250,028	0	0	0	2,042	362,070

Sean Gourley	110,000	250,028	0	0	0	2,042	362,070

Michael K. Grimm(6)	14,025	123,644	0	0	0	977	138,646

Mark C. McKinley	110,000	250,028	0	0	0	2,042	362,070

Eric D. Mullins	0	385,148	0	0	0	2,042	387,190

Alexandra Pruner(6)	14,025	123,644	0	0	0	977	138,646

(1)

The amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of (i) the annual deferred shares granted to each non-employee director in 2018 and (ii) the deferred shares granted to those directors who elected to receive deferred shares in lieu of the cash fees that they earned for service to the Company in 2018 as follows:

a.	Each director, other than Mr. Grimm and Ms. Pruner, received 3,921 deferred shares granted in connection with their election by stockholders on May 15, 2018, with a grant date fair value of $250,028.

b.

Messrs. Fluor, Gorder and Mullins received deferred shares that were awarded in lieu of the receipt of a cash retainer and other fees. Pursuant to their elections, Mr. Fluor was awarded 2,048 deferred shares with a grant date fair value of $110,162 and Messrs. Gorder and Mullins were awarded 2,512 deferred shares with a grant date fair value of $135,120.

c.

Mr. Grimm and Ms. Pruner received 2,437 deferred shares for their partial year of service from their appointment to the Board on November 15, 2018 through the Annual Meeting, with a grant date fair value of $123,644.

The value ultimately realized by each director may or may not be equal to the determined values. For a discussion of valuation assumptions, see Note 1 — Summary of Significant Accounting Policies — Share-Based Compensation of the Notes to Consolidated Financial Statements included under Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2018. As of December 31, 2018, each of the non-employee directors had aggregate outstanding deferred shares as follows: Mr. Chase — 21,331; Mr. Constable — 13,877; Ms. Eberhart — 53,513; Ms. Farley — 10,285; Mr. Fluor — 51,045; Mr. Gorder — 28,182; Mr. Gordon — 59,286; Dr. Gourley — 17,960; Mr. Grimm — 2,437; Mr. McKinley — 20,231; Mr. Mullins — 26,471, and Ms. Pruner — 2,437.

(2)

The non-employee directors did not receive any stock option awards in 2018. As of December 31, 2018, only the following non-employee directors had aggregate outstanding vested and exercisable stock options as follows: Mr. Fluor — 3,400 and Mr. Gordon — 3,400. There were no unvested options as of December 31, 2018.

(3)

For all non-employee directors, except for Mr. Grimm and Ms. Pruner, the amounts in this column include annual premiums paid by the Company for each director’s benefit in the amount of $121 for Accidental Death & Dismemberment (AD&D) coverage and $1,921 for Personal Excess Liability (PEL) coverage. For Mr. Grimm and Ms. Pruner, the amounts include $16 for AD&D coverage and $961 for PEL coverage for their partial year of service on the Board during 2018.

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Corporate Governance

(4)

The amount in the Fees Earned or Paid in Cash column includes fees earned for service on a special committee of the Board established in 2017 to provide review and oversight with respect to various activities in Colorado. The committee was terminated in May 2018. The amounts represent pro-rated payments based on the $15,000 annual retainer for the chairman of the committee, Mr. Chase, and the $5,000 annual fee for committee members.

(5)

In addition to her 2018 annual board retainer, the total compensation reported for Ms. Eberhart includes additional annual retainers for her service as Lead Director and as Chair of the Governance and Risk Committee during 2018.

(6)	Mr. Grimm and Ms. Pruner were appointed to the Board effective November 15, 2018.

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Security Ownership of Certain

Beneficial Owners and Management

The information provided below summarizes the beneficial ownership of each named executive officer (NEO), each of our directors, all of our directors and executive officers as a group, and owners of more than five percent of our outstanding common stock. Generally, “beneficial ownership” includes those shares of common stock held by someone who has investment and/or voting authority of such shares or has the right to acquire such common stock within 60 days. The ownership includes common stock that is held directly and also stock held indirectly through a relationship, a position as a trustee, or under a contract or understanding. Unless otherwise indicated, the address of the persons below is 1201 Lake Robbins Drive, The Woodlands, TX 77380.

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

The following table sets forth the number of shares and percentage of Anadarko common stock beneficially owned by our NEOs, each of our directors, and all of our executive officers and directors as a group as of March 19, 2019. None of the common stock beneficially owned as set forth below is pledged as security.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)(2)	Stock Acquirable Within 60 Days	Total Beneficial Ownership(3)	Percent of Class

R. A. Walker(4)	337,694	795,938	1,133,632	*

Benjamin M. Fink	19,896	90,690	110,586	*

Robert G. Gwin(5)	72,023	169,813	241,836	*

Mitchell W. Ingram	50,709	61,270	111,979	*

Daniel E. Brown	27,327	128,494	155,821	*

Amanda M. McMillian	18,891	76,231	95,122	*

Anthony R. Chase	27,557	—	27,557	*

David E. Constable	13,877	—	13,877	*

H. Paulett Eberhart	53,513	—	53,513	*

Claire S. Farley	10,285	—	10,285	*

Peter J. Fluor	166,324	3,400	169,724	*

Joseph W. Gorder	28,182		28,182	*

John R. Gordon	184,296	3,400	187,696	*

Sean Gourley	17,960	—	17,960	*

Michael K. Grimm	2,437	—	2,437	*

Mark C. McKinley	21,143	—	21,143	*

Eric D. Mullins	35,534	—	35,534	*

Alexandra Pruner	2,437	—	2,437	*

All directors and executive officers as a group (19 persons)	1,103,219	1,397,623	2,500,842	*

*	Less than one percent.

(1)

This column does not include shares of common stock that the directors or executive officers of the Company have the right to acquire within 60 days of March 19, 2019. This column does include shares of common stock held in the Company’s Benefits Trust as a result of the director compensation and deferral elections made in accordance with our benefit plans described elsewhere in this proxy statement. Those shares are subject to shared voting power with the trustee under that Trust and receive dividend equivalents on such shares, but the individuals do not have the power to dispose of, or direct the disposition of, such shares until such shares are distributed to them. In addition, some shares of common stock reflected in this column for certain individuals are subject to restrictions.

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Security Ownership of Certain

Beneficial Owners and Management

(2)

This column does not include the following number of restricted stock units, which are payable (after taxes are withheld) in the form of Company common stock: Mr. Walker — 103,444; Mr. Fink — 41,815; Mr. Gwin — 45,166; Mr. Brown — 57,215; Mr. Ingram — 43,948; and Ms. McMillian — 39,037. The restricted stock units do not have voting rights but do receive dividend equivalents which are reinvested in Company stock and paid upon vesting of the underlying award.

(3)

In addition to the Anadarko common stock reported in the table, as of December 31, 2018, the directors and executive officers beneficially owned common units of Western Gas Partners, LP (WES) as follows: Mr. Fink — 2,213; Mr. Gwin — 5,000; Ms. McMillian — 1,470; and Mr. McKinley — 9,000. In addition, as of December 31, 2018, the directors and executive officers beneficially owned common units of Western Gas Equity Partners, LP (WGP) as follows: Mr. Fink — 18,683; Mr. Gwin — 100,000; Ms. McMillian — 10,000; and Mr. Fluor — 61,118. On February 28, 2019, a wholly owned subsidiary of WGP merged with WES, with WES continuing as the surviving entity and becoming a consolidated subsidiary of WGP (the “Merger”). In connection with the Merger, each WES common unit outstanding (other than certain common units held by certain Anadarko affiliates) was converted into the right to receive 1.525 WGP common units, and following the Merger, WES changed its name to “Western Midstream Partners, LP”. Based upon the WES and WGP ownership described above, and assuming that the Merger had been consummated on December 31, 2018, the directors and executive officers would have beneficially owned common units of Western Midstream Partners, LP as follows: Mr. Fink — 22,058; Mr. Gwin — 107,625; Ms. McMillian — 12,242; Mr. Fluor — 61,118; and Mr. McKinley — 13,725. Mr. Fluor disclaims beneficial ownership with respect to 61,117 common units that are owned by his spouse. The Company owns a majority interest in Western Midstream Partners, LP through its wholly owned subsidiaries. As of March 19, 2019, there were approximately 452,990,862 common units of Western Midstream Partners, LP outstanding. The directors and executive officers, individually and as a group, beneficially own less than one percent of the outstanding common units of Western Midstream Partners, LP.

(4)

Includes 108,000 shares of common stock held by a limited liability company (LLC) over which Mr. Walker and his spouse exercise investment control. The membership interests in the LLC are held by Mr. Walker, his spouse and family trusts of which he is the trustee.

(5)

In 2017, Mr. Gwin transferred the economic interest in certain stock options and restricted stock units of Company common stock pursuant to a domestic relations order (DRO). The shares reported do not reflect the stock options or restricted stock units in which he has no economic or beneficial interest.

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Security Ownership of Certain

Beneficial Owners and Management

CERTAIN BENEFICIAL OWNERS

The following table shows certain information regarding the beneficial ownership of the Company’s common stock as of March 19, 2019 by each person who is known by the Company to beneficially own more than five percent of the Company’s common stock.

As of March 19, 2019, 501,939,804 shares of the Company’s common stock were outstanding.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Common Stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	44,409,389	(1)	8.85%

Common Stock	Dodge & Cox 555 California Street, 40th Floor San Francisco, California 94104	44,065,467	(2)	8.78%

Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	39,501,506	(3)	7.87%

Common Stock	State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	25,251,281	(4)	5.03%

(1)

Based upon its Schedule 13G/A filed February 11, 2019, with the SEC with respect to Company securities held as of December 31, 2018, BlackRock, Inc. has sole voting power as to 39,977,558 shares of common stock, shared voting power as to 0 shares of common stock, sole dispositive power as to 44,409,389 shares of common stock and shared dispositive power as to 0 shares of common stock.

(2)

Based upon its Schedule 13G/A filed February 14, 2019, with the SEC with respect to Company securities held as of December 31, 2018, Dodge & Cox has sole voting power as to 41,952,082 shares of common stock and sole dispositive power as to 44,065,467 shares of common stock.

(3)

Based upon its Schedule 13G/A filed February 11, 2019, with the SEC with respect to Company securities held as of December 31, 2018, The Vanguard Group has sole voting power as to 595,905 shares of common stock, shared voting power as to 117,977 shares of common stock, sole dispositive power as to 38,803,492 shares of common stock and shared dispositive power as to 698,014 shares of common stock.

(4)

Based upon its Schedule 13G filed February 13, 2019, with the SEC with respect to Company securities held as of December 31, 2018, State Street Corporation has shared voting power as to 22,993,346 shares of common stock and shared dispositive power as to 25,246,671 shares of common stock.

33

Section 16(a) Beneficial

Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC and any exchange or other system on which such securities are traded or quoted, initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities. Officers, directors and more than 10% stockholders are required by the SEC’s regulations to furnish the Company and any exchange or other system on which such securities are traded or quoted with copies of all Section 16(a) forms they filed with the SEC.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all reporting obligations of the Company’s officers, directors and more than 10% stockholders under Section 16(a) were satisfied during the year ended December 31, 2018.

34

Audit Committee Report

The following report of the Audit Committee of the Company, dated February 12, 2019, shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee of the Board is responsible for independent, objective oversight of the Company’s accounting functions and internal control over financial reporting. The Audit Committee is composed of four directors, each of whom is independent as defined by the New York Stock Exchange (NYSE) listing standards. The Audit Committee operates under a written charter approved by the Board of Directors, which is available on the Company’s website at www.anadarko.com/content/documents/apc/Responsibility/Governance_Documents/Audit_Committee_Charter.pdf.

Management is responsible for the Company’s internal control over financial reporting. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and issuing a report thereon. The independent auditor is also responsible for performing an independent audit of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

KPMG LLP served as the Company’s independent auditor during 2018 and was appointed by the Audit Committee to serve in that capacity for 2019 (and we are seeking ratification by the Company’s stockholders at this Annual Meeting of such appointment). KPMG LLP has served as the Company’s independent auditor since its initial public offering in 1986, and served as the independent auditor of its predecessor since 1981 when it was a wholly owned subsidiary of another company.

In connection with these responsibilities, the Audit Committee met with management and the independent auditor to review and discuss the December 31, 2018 audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018. The Audit Committee also discussed with the independent auditor the matters required to be discussed by standards of the Public Company Accounting Oversight Board (PCAOB).

The Audit Committee also received the written disclosures and the letter from the independent auditor required by the PCAOB regulating the independent auditor’s communications with the audit committee concerning independence and has discussed with the independent auditor that firm’s independence.

Based upon the Audit Committee’s review and discussions with management and the independent auditor referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC.

THE AUDIT COMMITTEE

Eric D. Mullins, Chair

David E. Constable

Claire S. Farley

Mark C. McKinley

35

Compensation and Benefits Committee Report on

2018 Executive Compensation

The Compensation Committee, the members of which are listed below, is responsible for establishing and administering the executive compensation programs of the Company. The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION AND BENEFITS COMMITTEE

Joseph W. Gorder, Chair

Peter J. Fluor

Michael K. Grimm

36

Letter from the Chair of the

Compensation and Benefits Committee

The Compensation and Benefits Committee designs our executive compensation programs to align the interests of our executive officers with those of our stockholders. We have a strong track record of engaging with stockholders to understand their perspectives on our compensation practices, and over the years have made a number of enhancements to our compensation programs and our disclosure based on the stockholder feedback that we have received.

As discussed last year, in 2017 we worked closely with our investors to identify the metrics that they believe best measure performance in our industry. Based on the feedback received, the Compensation and Benefits Committee revised the Annual Incentive Program for 2018 to more directly incentivize capital efficiency in the performance metrics and further increase our focus on the safety of our employees, contractors and the communities in which we live and operate.

Our 2018 compensation program design reflects the views of our stockholders, and we believe the compensation results are aligned with Anadarko’s performance achievements on both a short- and long-term basis. As you will see in the disclosure that follows, while Anadarko performed well against key operational, financial and safety measures for 2018, realized compensation levels for our executive officers were fully reflective of our recent absolute and relative stock performance.

We appreciate your ongoing engagement, feedback and support as we continue our efforts to structure programs aligned with long-term stockholder value.

THE COMPENSATION AND BENEFITS COMMITTEE
Joseph W. Gorder, Chair

37

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

Our Mission and Strategy

Our objective is to deliver competitive and sustainable returns to stockholders by:

•	exploring for, developing and commercializing oil and natural gas resources vital to the world’s health and welfare;

•	ensuring health, safety, and environmental excellence; and

•	focusing on financial discipline, flexibility, and value creation;

while demonstrating the Company’s core values of integrity and trust, servant leadership, people and passion, commercial focus, and open communication in all that we do.

Executing on Our Strategy

Exercising capital efficiency is a foundational principle to deliver on our strategy. We allocate capital at the asset level based on expected return, and measured on a per DAS basis for company performance. We strive to create attractive returns on, and of, capital by:

•	investing within cash flow, which has been a foundational principle of our strategy for over a decade, based on a $50 oil and $3 natural gas environment;

•	returning capital to stakeholders if realized prices are higher than expected, versus materially increasing our investment plans; and

•	producing value and growth from investments that generate peer-leading per DAS corporate performance.

2018 Highlights

In 2018, we delivered on our commitment to increase the return of cash to investors through repurchasing stock, retiring debt and increasing our dividend:

•	Expanded Share Repurchase Program — We expanded our share-repurchase program to $5 billion in November 2018, and have completed $3.75 billion of share repurchases since the inception of the program in September 2017.

•	Increased Debt-Reduction Program — We increased our debt-reduction program to $2 billion in November 2018 and retired more than $600 million of debt during 2018.

•	Increased Dividend 500% — During 2018, the Board increased the per-share quarterly dividend paid to our common stockholders from 5 cents to 30 cents.

•	Progressed LNG Development in Mozambique — In February 2018, the Government of Mozambique approved the Development Plan for the Anadarko-operated, initial two-train Golfinho/Atum LNG project in Mozambique. In addition, we selected the preferred offshore construction and installation contractor and major infrastructure and resettlement projects continue to proceed. Also during 2018 and subsequent to year end, LNG sales and purchase agreements were executed, increasing contracted volumes to more than 9.5 MTPA. In light of this progress, the Company formally launched project financing in December 2018 and is working to finalize arrangements with lenders and secure all required partner and government-related approvals The Company is on schedule to make a final investment decision on the project, which is expected to provide significant cash flow over the long term once LNG is achieved, during the first half of 2019.

•	Announced Midstream Asset Sale — In November 2018 we announced a transaction to sell substantially all of our midstream assets to Western Gas Partners, LP for consideration valued at approximately $4 billion. The transaction closed in February 2019 and we received approximately $2 billion of cash proceeds and 45,760,201 common units of Western Midstream Partners, LP as consideration for the sale.

38

Compensation Discussion and Analysis

The following summarizes the performance metrics used in 2018 for the Company’s performance-based compensation arrangements, highlights the rigor of such arrangements and shows the 2018 pay outcomes.

2018 Annual Incentive Program

Our strategy drives the design of our compensation programs, which reflect our pay-for-performance philosophy. In 2017 we developed compensation metrics for our 2018 AIP that supported our focus on capital efficiency and financial discipline, while also taking into account feedback from our stockholders. The metrics included a cash return calculation and capital efficiency on a DAS basis. We also expanded the safety performance metric, now known as the HSE performance metric, to include a combination of TRIR for both employees and contractors and serious (“Level 3”) safety and environmental incidents.

For 2018, the Compensation Committee (referred to in this section of the proxy statement as the Committee) set targets under the updated AIP metrics at challenging levels taking into consideration the then-current market and business environment, and at levels that generally required strong year-over-year performance for target payouts.

For more information on the 2018 AIP, see the discussion beginning on page 46.

39

Compensation Discussion and Analysis

2018 Pay Outcomes Demonstrate Pay and Performance Alignment

Our compensation programs are based on performance metrics that are aligned with our corporate strategy and are designed to align our executive officers’ interests with those of our long-term stockholders.

As shown in the charts below, in 2018, compensation for our NEOs continued to be delivered in line with our performance outcomes.

For 2018, AIP performance targets were set at challenging levels, with strong year-over-year performance required in key operational, financial and safety metrics for target payouts to occur. The Company performed well against our core operational, financial and safety measures for 2018, and also achieved significant milestones towards a final investment decision related to the LNG development project in Mozambique. Accordingly, the AIP awards for the NEOs were above target. However, our performance-based long-term awards are based on relative TSR performance, and we placed eighth in the 12-company peer group for the three-year period ended December 31, 2018. As a result, the incentive compensation realized by our NEOs for performance units was substantially below target and grant date value.

2015 Performance Units — Below-Target Payout. Based on Anadarko’s TSR performance results relative to peers for the three-year period ended December 31, 2018, the NEOs earned below-target payouts of 60% of their performance units (out of a maximum 200%). See page 50 for more details regarding performance units.

40

Compensation Discussion and Analysis

CEO Realized Pay Demonstrates Alignment with Company Performance. Consistent with our pay-for-performance philosophy, 91% of the CEO’s total direct compensation is at-risk. Accordingly, the value that is intended to be received by the CEO is aligned with the Company’s actual operational and financial performance, including its stock-price performance. As demonstrated below, the value actually received by the CEO can differ substantially from grant date values, which are calculated and reported in the Summary Compensation Table (SCT) and related proxy tables as required by the SEC.

As the following pages demonstrate, cumulative realized pay for the CEO over the last three years was less than one-half of the aggregate target value, demonstrating the efficacy of our plan’s pay for performance construction.

The chart above compares reported pay and realized pay for 2016, 2017 and 2018. The amounts include each direct compensation element, i.e., salary, non-equity incentive plan compensation/bonus, performance units, restricted stock units and non-qualified stock options. The SCT column in the chart depicts the data reported in the 2018 SCT, while the Realized column depicts the actual value received (or vested) by the CEO in each year, including actual performance-based compensation paid for prior performance periods. The methodology for calculating realized pay for purposes of this chart is more fully described in the table on Appendix A.

41

Compensation Discussion and Analysis

Leadership Changes

We maintain a focus on succession strategy, which is supported by a proactive internal development plan. Over the past year, we have made a number of targeted internal promotions in recognition of each individual’s professional growth and contributions to Anadarko. These promotions are a reflection of the Board’s emphasis on fostering executive talent and confidence in each executive’s ability to continue executing the Company’s long-term strategy.

In May 2018, Mr. Ingram was promoted from Executive Vice President, International & Deepwater Operations and Project Management to Executive Vice President, International, Deepwater and Exploration.

In August 2018, Ms. McMillian was promoted from Senior Vice President, General Counsel, Corporate Secretary and

Chief Compliance Officer to Executive Vice President and General Counsel.

In November 2018, Mr. Gwin was promoted from Executive Vice President, Finance and Chief Financial Officer to President and Mr. Fink was promoted from Senior Vice President to Executive Vice President, Finance and Chief Financial Officer.

We Seek and Respond to Stockholder Feedback

Our compensation decisions are guided by the feedback we receive from stockholders. Since 2012, we have reached out to at least our 50 largest stockholders’ governance and voting teams a minimum of twice a year to solicit feedback on Anadarko’s executive compensation programs, as well as corporate governance, sustainability and environmental issues and other matters.

During the spring of 2018, we sought feedback from stockholders owning approximately 64% of the Company’s outstanding common stock. Additionally, in the fall of 2018 we sought feedback from stockholders owning approximately 58% of the Company’s outstanding common stock. Our stockholder engagement team consists of senior management from our Human Resources, Legal, Investor Relations, Corporate Communications and Health, Safety and Environment departments and has also included the Lead Director or the Chair of our Compensation Committee from time to time. Members of our engagement team also participate in various governance forums with our stockholders.

Our stockholders’ views on executive compensation and corporate governance are important to us, and we value and use their feedback and insights. The Board and its committees regularly discuss and consider the significant concerns that are identified through this engagement process as well as the outcome of the annual advisory vote on executive compensation. As a result, we have made numerous changes to our executive compensation programs and governance practices over the years, including a number of changes for 2018.

42

Compensation Discussion and Analysis

Compensation Program Changes for 2018. As described in our 2018 proxy statement, following the Company’s 2017 Annual Meeting, our engagement team continued to seek feedback from stockholders, who expressed their views on the performance measures that they consider appropriate to best assess performance in our industry. Specifically, stockholders expressed a preference for us to more directly incorporate capital efficiency and financial discipline into performance metrics.

Based on this feedback, and in line with our consistent historical focus on financial discipline, we spent time developing a set of compensation metrics that better reflect capital efficiency and financial discipline, soliciting stockholder input throughout the process. As a result, the 2018 AIP metrics included a cash return calculation and capital efficiency on a per DAS basis.

The Committee also enhanced the focus on safety performance in our compensation programs by expanding the Safety performance metric (now known as the HSE performance metric) in the 2018 AIP to include a combination of TRIR for both employees and contractors and Level 3 safety and environmental incidents.

The 2018 AIP performance metrics and results are discussed in more detail beginning on page 46.

Track Record of Good Governance Practices. Through our commitment to good governance, including our continued stockholder engagement efforts, over the past several years we have implemented the following practices related to our executive compensation programs:

What We Do	What We Don’t Do

Structure our executive officer compensation so that more than 85% of pay is at risk	No employment contracts with our executive officers
Emphasize long-term performance in our equity-based incentive awards	No tax gross-ups on perquisites except with respect to the Company’s standard relocation program available to all employees
Require double-trigger for equity acceleration upon a change of control	No excise tax gross-ups in key employee change-of-control contracts entered into by newly appointed and/or newly hired executive officers, irrespective of an existing agreement
Maintain a competitive compensation package	No pledging of Company securities
Require strong stock ownership for executive officers and directors	No short sales or derivative transactions in Company stock, including hedges
Provide for clawback provisions	No current payment of dividends on unvested awards and no repricing of stock options unless approved by stockholders

43

Compensation Discussion and Analysis

2018 COMPENSATION FRAMEWORK EMPHASIZES PERFORMANCE-BASED PAY

Our executive compensation programs include direct and indirect compensation elements. We believe that a majority of an executive officer’s total compensation opportunity should be performance-based; however, we do not have a specified formula that dictates the overall weighting of each element.

As illustrated in the charts below, 79% of the CEO’s, and an average of 74% of the other NEOs’, current target total compensation opportunity is provided through equity-based incentive awards that are dependent upon long-term corporate performance and stock-price appreciation. Any value ultimately realized for these long-term equity-based incentive awards is directly tied to Anadarko’s absolute and relative stock-price performance and will fluctuate in line with stockholder returns.

The charts above are based on the following: current base salaries, as discussed on page 46; target bonus opportunities approved by the Committee in 2018, as discussed on page 47; and the grant date value for the 2018 annual equity awards, as discussed on page 51.

44

Compensation Discussion and Analysis

Elements of our 2018 Compensation Program

Component	Award	Performance Metrics	Purpose

Base Salary	Cash	N/A	Provides a fixed level of competitive compensation to attract and retain executive talent.

Annual Incentive Program (AIP)	Cash	Operational • Reserve Additions Growth per DAS • Sales Volume Growth per DAS

Replacing proved reserves is essential for an exploration and production company. Reserve growth is measured on a debt-adjusted share basis to determine whether reserves are being replaced in a capital-efficient manner that is accretive to stockholder value. Sales volumes reflect the conversion of reserves into operating cash flows. Sales volume growth is similarly measured on a debt-adjusted share basis to determine whether sales volume growth is being achieved in a manner that is accretive to stockholder value.

Financial • Cash Flow Return on Invested Capital • Controllable Cash Costs

These metrics focus on capital efficiency and financial discipline. The Company allocates the majority of its capital to assets that generate strong economic margins and returns while a portion is allocated to long-term projects that are intended to provide future reserves and sales volume. The Controllable Cash Costs performance metric incentivizes employees to manage and reduce costs to maximize margins and profitability.

HSE Performance • Total Recordable Incident Rate (TRIR) • Level 3 Incidents

Health and safety is very important to us and critical to our success. Accordingly, the Health, Safety and Environmental (HSE) performance metric includes both (i) TRIR for both employees and contractors and (ii) Level 3 safety and environmental incidents in order to focus employees and contractors on maintaining a safe work environment. A Level 3 Incident generally involves a significant environmental impact, an impact to the public and/or significant monetary damages, or a fatality or permanent disability. As a result, our HSE performance metrics capture both the number and the severity of the incidents in a given year.

Equity Compensation	Performance Units (50%)	3-Year Total Stockholder Return (TSR)

TSR provides not only an effective comparison of our performance against an industry peer group, but also an absolute performance-based component as the value of vested awards is tied to the price of our common stock at the time of payout.

	Non-Qualified Stock Options (25%)	Absolute Stock Price	Stock Options reward absolute value creation and typically vest pro rata annually over three years, encouraging both performance and retention.
	Restricted Stock Units (25%)	Absolute Stock Price	Restricted Stock Units align with absolute stock price performance and provide retentive value, especially in a volatile and cyclical industry.

45

Compensation Discussion and Analysis

2018 COMPENSATION STRUCTURE AND DECISIONS LINK DIRECT COMPENSATION ELEMENTS TO STRATEGY AND OUTCOMES

The following is a discussion of the specific actions taken by the Committee in 2018 related to each of our direct compensation elements. Each element is reviewed annually, as well as at the time of a promotion, other change in responsibilities, other significant corporate event or a material change in market conditions.

Base Salary

In setting new salary levels for each of the NEOs, the Compensation Committee considered a number of factors, including each executive’s experience, individual performance, internal pay equity, development, and other individual or organizational circumstances, including the current market and business environment.

The table below reflects the base salaries for the NEOs at the beginning of 2018 as well as any modifications approved by the Committee in November 2018, as part of its annual review of executive compensation:

Name	Salary as of January 1, 2018($)	Salary as of November 15, 2018($)	Increase(%)
Mr. Walker	1,300,000	1,300,000	0
Mr. Fink	(1)	625,000	(1)
Mr. Gwin	750,000	1,000,000	33.3
Mr. Ingram	650,000	775,000	19.2
Mr. Brown	625,000	675,000	8
Ms. McMillian	(1)	625,000	(1)

(1)

Mr. Fink and Ms. McMillian served as senior vice presidents of the Company on January 1, 2018. Mr. Fink was appointed as Executive Vice President, Finance and Chief Financial Officer in November 2018, at which time his base salary was increased to $625,000. Ms. McMillian was appointed as Executive Vice President and General Counsel in August 2018, at which time her base salary was increased to $625,000.

Coincident with Mr. Gwin’s appointment to President in November 2018, his base salary was increased as noted above. Mr. Ingram received an increase to his base salary to reflect the additional job responsibilities he assumed in May 2018, upon his appointment as Executive Vice President, International, Deepwater and Exploration. Mr. Brown received an increase to his base salary in 2018 to reflect the additional job responsibilities he assumed in November 2018 and his continued development in his role.

Performance-Based Annual Incentive Program (AIP)

The AIP is designed to focus on key performance metrics and targeted levels of performance that are intended to drive differentiating performance year-over-year and increase stockholder value. The Committee believes that the AIP’s annual performance metrics, although short-term in nature, work together to position the Company for strong TSR performance over the long term. All employees of the Company, including our executive officers, are eligible to participate in the AIP, which is part of our 2012 Omnibus Plan. At the beginning of each year, the Committee reviews and approves the performance metrics and targeted levels of performance. These targeted levels of performance align with the Board-approved budget for the year and reflect the market and business environment in which we operate. (See Appendix A for definitions and calculation methods.) As discussed below, we engage in a rigorous process to set performance targets and appropriately align compensation levels with performance results.

46

Compensation Discussion and Analysis

Rigorous Process Utilized to Develop Strategic AIP Performance Targets. The Company employs a rigorous process to establish the annual capital budget, which directly promotes the Company’s strategic objectives and is the basis for developing the AIP performance targets. The chart below outlines our process in detail from the initial budget “build up” process through final approval and certification of the Company’s AIP results by the Committee.

Individual Target Bonus Opportunities. Individual target bonus opportunities are set as a percentage of base salary. Executives may earn from 0% up to 200% of their individual bonus target. The bonus targets for 2018 are shown in the table below. As part of its annual review of executive compensation, the Compensation Committee made the following changes to the NEOs’ bonus targets for 2018:

Name	Target Bonus for 2017(%)	Target Bonus for 2018(%)		Increase(%)
Mr. Walker	130	130		0
Mr. Fink	(1)	81.73	(1)	N/A
Mr. Gwin	95	110		16
Mr. Ingram	95	110		16
Mr. Brown	95	110		16
Ms. McMillian	(1)	85.65	(1)	N/A

(1)

Mr. Fink and Ms. McMillian served as senior vice presidents of the Company on January 1, 2018 and were appointed as executive vice presidents in November and August of 2018, respectively. The Committee set a target bonus opportunity of 95% for each of these officers in their new role. Their target bonus opportunities and, as a result, actual bonus awards for 2018 were prorated using a blended rate calculated based on the percentage of 2018 that each executive served in their respective roles and the target bonus opportunity applicable to each role.

Coincident with Mr. Gwin’s appointment to President in November 2018, his target bonus opportunity was increased as noted above. Mr. Ingram received an increase to his target bonus opportunity to reflect the additional job responsibilities he assumed in May 2018, upon his appointment as Executive Vice President, International, Deepwater and Exploration. Mr. Brown’s increase in 2018 reflects the additional job responsibilities he assumed in November 2018 and his continued development in his role. In addition, the Committee determined that Mr. Walker’s target bonus opportunity for the 2019 AIP would increase to 150%.

47

Compensation Discussion and Analysis

2018 AIP Performance Results. During 2018, the Company performed well against our core operational, financial and safety measures. The Company continued to deliver on its strategy to create value for stockholders. In addition, its focus on strong operational and safety performance coupled with higher-than-expected oil prices and organic reserve additions resulted in above-target AIP achievement levels for 2018. The table below reflects the 2018 performance results against each of the specified targets. Each performance metric and the total AIP score are capped at 200%. For a detailed description of the 2018 AIP performance metrics, see page 45.

2018 AIP Performance Metrics	2018 Target-Setting Considerations	Relative Weighting Factor	AIP Target Performance	AIP Performance Results	AIP Performance Score
Reserve Additions Growth per DAS(1)	Target set at a level that required more than a 100% reserve replacement ratio	20%	11.9%	22.8%	27.8%
Sales-Volume Growth per DAS(1)	Target set at a level that required strong year-over-year increase in production on a divestiture-adjusted basis	20%	12.9%	15.1%	25.0%
Cash Flow Return on Invested Capital(1)	Target set based on current market and business environment	20%	19.0%	27.0%	36.4%
Controllable Cash Costs ($/BOE)(2)	Target incorporated certain controllable costs to maximize margins and profitability, including LOE, controllable G&A and transportation costs	20%	10.42	11.04	8.1%
Total Recordable Incident Rate (employees and contractors)	Target set at a level that required strong year-over-year improvements	10%	0.55	0.49	14.3%
Level 3 Incidents(3)	Target set at a level that required strong year-over-year improvements	10%	7	0	20.0%

Calculated Performance Score		100%			131.6%
Committee Adjustments (see below for additional disclosure)	Substantial progression of Mozambique LNG development project toward FID, which is expected to create significant long-term value for stockholders				18.4%
Approved AIP Performance Score					150.0%

(1)	See Appendix A for definitions and calculation methods.

(2)

Controllable Cash Costs are the sum of lease operating expense (LOE), controllable general and administrative (G&A) costs and oil and gas transportation costs per barrel of oil equivalent sales volume. LOE excludes the cost of deepwater work-overs because of timing uncertainty and magnitude. Controllable G&A includes costs that are subsequently reclassified to exploration expense for accounting purposes and excludes restricted stock, severance costs, restructuring costs, bonus plans and benefits costs.

(3)	Level 3 Incidents generally involve a significant environmental impact, an impact to the public and/or significant monetary damages, or a fatality or permanent disability.

48

Compensation Discussion and Analysis

Committee Adjustments. The Committee has historically utilized its discretion in limited circumstances to adjust compensation levels under the AIP when it believes that outcomes are insufficiently reflective of overall Company performance. For example, in 2017 the Committee lowered the final AIP score from a calculated performance score of 92.6% to a final AIP score of 85.0%.

In February 2019, the Committee conducted a thorough assessment of the Company’s performance over the year, including performance against the new AIP performance metrics adopted for 2018, as well as progress on key strategic initiatives that have the opportunity to deliver long-term stockholder value but were not reflected in the AIP performance metrics. Based on this comprehensive review, the Committee approved an increase in the AIP score, bringing the 2018 AIP performance score from 131.6% to 150.0%. The adjustment was approved in recognition of the Company’s reaching a number of important milestones to position it for a final investment decision related to the Mozambique LNG development project, which is expected to provide significant cash flow over the long term. These accomplishments included obtaining government approval of the Development Plan, executing the requisite LNG sale and purchase agreements, and launching project finance arrangements. See page 38 for more details on the progress of the LNG development project.

The 2018 AIP awards for the NEOs are shown in the table below and are reflected in the “Non-Equity Incentive Plan Compensation” column (131.6%) and the “Bonus” column (18.4%) of the Summary Compensation Table.

Name	Base Salary Earnings for 2018($)		Target Bonus %		Approved AIP Performance Score		Individual Performance Adjustments		Actual Bonus Award($)
Mr. Walker	1,300,000	X	130%	X	150%	±	0	=	2,535,000
Mr. Fink(1)	514,423	X	81.73%	X	150%	±	0	=	630,700
Mr. Gwin	778,846	X	110%	X	150%	±	0	=	1,285,100
Mr. Ingram	664,423	X	110%	X	150%	±	0	=	1,096,300
Mr. Brown	630,769	X	110%	X	150%	±	0	=	1,040,800
Ms. McMillian(1)	578,269	X	85.65%	X	150%	±	0	=	742,900

(1)

The bonus targets for Mr. Fink and Ms. McMillian were prorated as a result of their appointments as executive vice presidents in November and August of 2018, respectively, using a blended rate calculated based on the percentage of 2018 that each served in their respective roles and the target bonus opportunity applicable to each role. For 2019, their bonus targets will be 95%.

Compensation Program Changes for 2019. At the 2018 Annual Meeting, our executive compensation programs received the support of almost 94% of the votes cast. Following constructive engagement with stockholders, the Committee determined it was appropriate to enhance the AIP program further in 2019 to demonstrate the Company’s commitment to capital discipline and free cash flow generation by including a Free Cash Flow Yield metric. The new metric replaces the Reserve Additions Growth per DAS metric. In determining to make this change, the Committee considered the fact that uncertainty regarding the

Company’s Mozambique development program makes it difficult to construct a fair and reasonable range of outcomes under the Reserve Additions Growth per DAS metric. In light of the Company’s plans to consider a final investment decision regarding its Mozambique development program and the desire to avoid any unintended benefits or detriments related to that metric that might arise as a result of making such decision, the Committee approved the Free Cash Flow Yield metric to replace Reserve Additions Growth per DAS for 2019.

49

Compensation Discussion and Analysis

Equity-Based Compensation

Our equity-based long-term incentive program is designed to reward our executive officers for sustained long-term share performance. This program represents an average of 74% of target total compensation opportunity for our NEOs other than the CEO, and 78% for the CEO. It includes a combination of equity-based awards that we believe are performance-based in absolute and relative terms, while also providing a necessary retentive element. For additional details on the terms of these awards see page 62.

Equity Award	Allocation	Purpose	Vesting
Performance Units	50%	Reward absolute and relative TSR performance	3-Year Performance Period
Non-Qualified Stock Options	25%	Reward absolute value creation	Pro Rata Annually Over 3 Years
Restricted Stock Units	25%	Align with absolute stock price performance and provide retention value	Pro Rata Annually Over 3 Years

Pursuant to our equity grant administration procedures established by the Committee, annual equity-based awards for executive officers are typically made at the regularly scheduled Committee meeting in the fall. Equity awards for newly hired executive officers or awards made in connection with promotions are made on the date such awards are approved by the Committee.

Performance Units — Absolute and Relative TSR. The Committee has established relative TSR as the performance criterion for the Company’s performance unit awards, and believes that a single focus on TSR as the performance criterion for the performance units is appropriate and is consistent with most energy industry peers. The calculation provides an effective relative comparison of our performance against an industry peer group, but also provides for an absolute performance-based component, as the payout of the performance unit awards is determined by the price of our common stock at the time of payout. Therefore, regardless of relative TSR during the performance period, a decrease in the price of our common stock over the performance period reduces the executive officer’s payout.

Relative TSR performance is based on the difference between (1) the average closing stock price for the 30 trading days preceding the beginning of the three-year performance period, and (2) the average closing stock price for the last 30 trading days of the three-year performance period, plus dividends paid for the performance period, and further adjusted for any other distributions or stock splits, where applicable.

Performance Unit Peer Group. The peer group for the performance units awarded in 2018 was identical to the peer group that was used for conducting the 2018 compensation benchmarking assessment, which is listed on page 53. If any of the peer companies undergoes a change in corporate capitalization or a corporate transaction (including, but not limited to, a going-private transaction, bankruptcy, liquidation, merger or consolidation) during the performance period, the Committee will evaluate whether to replace such peer company.

Alternative Designs Considered. Our plan requires above median performance to earn a target payout and 100th percentile performance to earn a maximum payout. The Committee has considered placing a cap on earned awards at target if absolute TSR is negative for the performance period, regardless of relative TSR, as well as other mechanisms for capping payout if TSR is negative. The Committee determined that placing such a cap on earned awards is not appropriate in our business which is highly dependent on the market-driven prices we receive for our oil, natural gas and natural gas liquids. The Committee strongly believes that stockholders are best served by a management team that is highly incentivized to deliver differentiating performance in a challenging industry-wide environment, including focusing on items that are within management’s direct control. In addition, the Committee maintains the ability to apply negative discretion to these awards should the Committee deem such discretionary adjustment necessary.

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Compensation Discussion and Analysis

Performance Unit Performance Period and Payout Opportunity. The following table reflects the payout scale for the annual performance unit program. The payout scale demonstrates rigorous performance unit standards required for target and maximum payouts, including above median performance in order to earn a target payout:

Final TSR Ranking	1	2	3	4	5	6	7	8	9	10	11	12
TSR Performance Percentile	100%	91%	82%	73%	64%	55%	46%	36%	27%	18%	9%	0%
Payout as % of Target	200%	182%	164%	146%	128%	100%	80%	60%	40%	0%	0%	0%

Equity Awards Granted During 2018

In 2018, the Committee approved the following awards under our 2012 Omnibus Plan for the NEOs. The target grant value of Mr. Walker’s award was held flat as compared to awards granted in 2017. Mr. Gwin received an increase in target grant value of his award to reflect his appointment as President in November 2018. Mr. Ingram received an increase to reflect the additional job responsibilities he assumed in in May 2018, upon his appointment as Executive Vice President, International, Deepwater and Exploration. Mr. Brown’s increase in 2018 reflected the additional job responsibilities he assumed in November 2018 and his continued development in his role. Mr. Fink and Ms. McMillian received increases as a result of their appointments as executive vice presidents in 2018. These awards, as well as a description of the methodology for calculating the grant date fair value, are included in the Grants of Plan-Based Awards Table on page 62.

		Performance Units (50%)		Stock Options (25%)		Restricted Stock Units (25%)
Name	Total LTI Grant Date Value($)	Target # of Units	Grant Date Value($)	# of Stock Options	Grant Date Value($)	# of Units	Grant Date Value($)
Mr. Walker	10,868,290	88,952	5,433,188	172,205	2,660,102	49,991	2,775,000
Mr. Fink	2,937,484	24,042	1,468,485	46,542	718,948	13,512	750,051
Mr. Gwin	5,287,292	43,274	2,643,176	83,776	1,294,113	24,320	1,350,003
Mr. Ingram	4,895,692	40,069	2,447,415	77,570	1,198,247	22,519	1,250,030
Mr. Brown	4,895,692	40,069	2,447,415	77,570	1,198,247	22,519	1,250,030
Ms. McMillian	2,937,484	24,042	1,468,485	46,542	718,948	13,512	750,051

Performance Units — Results for Performance Period Ended December 31, 2018

In January 2019, the Committee certified the performance results for the annual performance unit awards granted in 2015 for the three-year performance period that ended December 31, 2018. The performance results and Anadarko’s ranking, as highlighted, were as follows:

2015 Annual Award — Three-Year Performance Period (January 1, 2016 to December 31, 2018)

								APC
Final TSR Ranking	1st	2nd	3rd	4th	5th	6th	7th	8th	9th	10th	11th	12th
TSR	40.4%	34.5%	30.2%	7.4%	6.3%	3.8%	-0.7%	-3.6%	-24.2%	-27.4%	-30.9%	-42.5%
Payout as % of Target	200%	182%	164%	146%	128%	100%	80%	60%	40%	0%	0%	0%

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Compensation Discussion and Analysis

The following table lists the number of performance units that would be awarded at minimum, target, and maximum levels and the actual number of performance units earned by the NEOs for the annual performance unit awards granted in 2015 for the three-year performance period that ended December 31, 2018:

	2015 Annual Performance Unit Award
Name	Minimum # Units	Target # Units	Maximum # Units	Actual # Units Earned
Mr. Walker	0	77,548	155,096	46,529
Mr. Fink	0	6,429	12,858	3,857
Mr. Gwin(1)	0	31,096	62,192	18,658
Mr. Ingram	0	31,000	62,000	18,600
Mr. Brown	0	9,504	19,008	5,702
Ms. McMillian	0	7,827	15,654	4,696

(1)	For Mr. Gwin, the number of units earned does not include any value related to the transfer of the economic interest of performance units pursuant to a DRO.

Restricted Stock. In February 2017, the Committee established objective performance criteria, which were required to be achieved in order to award any restricted stock units in 2018 to certain executive officers. If the performance criteria were achieved, the Committee would make awards of restricted stock units to the executive officers. The restricted stock units awarded typically vest pro rata annually over three years, beginning with the first anniversary of the grant date. All of the restricted stock unit awards granted in November 2018 were made after the Company achieved the 2017 performance criterion, which was the Company’s attainment of $1.1 billion in Cash Flows from Operating Activities (Net cash provided by (used in) operating activities) as calculated in the Consolidated Statement of Cash Flows of the Company’s financial statement published in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, but excluding the effect of any legal settlements/satisfaction of judgments that are $1 million or greater.

Stock Options. Stock options typically vest pro rata annually over three years, beginning with the first anniversary of the date of grant, and have a term of seven years. The exercise price is not less than the market price on the date of grant and repricing of stock options to a lower exercise price is prohibited, unless approved by stockholders.

HOW WE MAKE COMPENSATION DECISIONS

The Committee has overall responsibility for evaluating and approving the officer and director compensation plans,

policies and programs of the Company. The Committee is also responsible for producing a report reviewing the Company’s Compensation Discussion and Analysis. The Committee uses several different tools and resources in reviewing elements of executive compensation and making compensation decisions. These decisions, however, are not purely formulaic and the Committee exercises judgment and discretion as appropriate.

Compensation Philosophy. Our compensation programs are designed to pay for performance and motivate and retain a highly experienced and cohesive executive team to successfully manage the operations of a global company of our scope and complexity. Specifically, our compensation programs:

Align with stockholder interests

Align pay outcomes with Company performance

Incentivize outperformance

Reward absolute and relative performance

Compensation Consultant. The Committee has retained FW Cook as an independent consultant to provide advice on executive compensation matters. The decision to engage FW Cook was made by the Committee and FW Cook reports directly and exclusively to the Committee; however, at the Committee’s direction, the consultant works directly with management to review or prepare materials for the Committee’s consideration. While engaged as the Committee’s consultant, FW Cook did not perform any services for the Company outside the scope of its arrangement with the Committee. During 2018, the Committee reviewed FW Cook’s independence and determined that there were no conflicts of interest as a result of the Committee’s engagement of FW Cook. The Committee did not engage any consultant other than FW Cook during 2018 to provide executive compensation consulting services.

In 2018, FW Cook attended all of the Committee meetings and provided the Committee with market analyses, including Peer Proxy Data (defined below), and an annual independent assessment of the risk associated with the Company’s compensation programs. In addition, FW Cook advised the Committee on the following: market trends; regulatory and governance developments and how they may impact our executive compensation programs; the design and structure of our executive compensation programs to ensure linkage between pay and performance; setting the pay for our CEO; and compensation recommendations for the other executive officers, in consultation with the CEO.

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Compensation Discussion and Analysis

Benchmarking Peers. The Committee looks at a number of factors when determining our peer group, including size, similarity of business, geographical proximity of operations and competition for talent. Within the oil and gas industry, there are very few companies that resemble us on all such factors. To make sure that we are reasonably positioned within our peer group, we have historically looked outside of what might be considered a normal market capitalization range to make sure that our overall group is balanced while remaining representative of the companies that we actually compete with for talent and business. The Committee believes the selected companies are currently the most appropriate with respect to executive compensation benchmarking. The differences and similarities between us and the companies in our industry peer group are taken into consideration when referencing benchmarks for executive compensation decisions.

Each year, FW Cook conducts an independent review of the Company’s industry peer group for the Committee to use as a reference point for assessing competitive executive compensation data (including base salary, target annual incentives and annualized long-term incentive grant values). This review includes an evaluation of Anadarko’s peers as designated by proxy advisors, peers of direct peers, and companies included in Anadarko’s broad Global Industry Classification Standard Industry Group. In each case, FW Cook assesses whether there are companies that should be added to or removed from Anadarko’s existing peer group based on relevant size, scope and the nature of their business operations. Unless significant and material changes have affected the companies in our peer group such that a company is no longer an appropriate peer, the Committee prefers to maintain a high degree of continuity of the peer group to ensure consistent comparison for both pay and performance from year to year. Following this year’s annual review, the Committee determined that the 11 companies included in the Company’s industry peer group remained appropriate for the 2018 executive compensation benchmarking comparison.

The Company’s industry peer group used for conducting the 2018 executive compensation benchmarking assessment is listed below.

•	Apache Corporation
•	Chesapeake Energy Corporation
•	Chevron Corporation
•	ConocoPhillips
•	Devon Energy Corporation
•	EOG Resources, Inc.
•	Hess Corporation
•	Marathon Oil Corporation
•	Noble Energy, Inc.
•	Occidental Petroleum Corporation
•	Pioneer Natural Resources Company

Benchmarking Data. To assist in reviewing the design and structure of our executive compensation programs, FW Cook provides the Committee with an independent assessment of the compensation programs and practices of the companies in our industry peer group. This comprehensive analysis includes compensation data that is obtained from the latest peer proxy statements and updated, as applicable, with recent public filings for company-by-company detail on peer NEO positions (Peer Proxy Data) as well as supplemental third-party survey data.

Due to organizational differences in executive leadership structures and business strategies across our peers, it is difficult to benchmark comparable executive leadership positions for many of our NEOs. As a result, the Committee places emphasis on the Peer Proxy Data in making compensation decisions because this data provides greater transparency and insight into the comparability of our NEOs and executive leadership structure relative to the NEOs and executive leadership structure of our peers. When reviewing benchmarking data, the Committee reviews 25th, 50th, and 75th percentile data; however, the Committee does not target a specific percentile of the benchmark data and in making officer compensation decisions takes into account other considerations as noted below.

Role of CEO and/or Other Executive Officers in Determining Executive Compensation. The Committee, after reviewing the information provided by FW Cook and considering other factors and with input from FW Cook, determines each element of compensation for our CEO. When making determinations about each element of compensation for the executive officers other than the CEO, the Committee also considers recommendations from our CEO. Additionally, at the Committee’s request, our executive officers may assess the design of, and make recommendations related to, our compensation and benefit programs, including recommendations related to the performance measures used in our incentive programs. The Committee is under no obligation to implement these recommendations. Executive officers and others may also attend Committee meetings when invited to do so, but the executive officers do not attend when their individual compensation is being discussed.

Other Important Considerations. In addition to the above resources, the Committee strongly considers other factors when making compensation decisions, such as individual experience, individual performance, internal pay equity, development and succession status, and other individual or organizational circumstances, including the current market and business environment. With respect to equity-based awards, the Committee also considers the expense of such awards, the impact on dilution, and the relative value of each element comprising the executive officers’ target total compensation opportunity.

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Compensation Discussion and Analysis

Tally Sheets. The Committee uses tally sheets in its annual executive compensation review to enhance the analytical data used by the Committee to evaluate our executive officer compensation and to provide the Committee with a consolidated source for viewing the aggregate value of all elements of executive compensation. The Committee does not assign a specific weighting to the tally sheets in their overall decision-making process, but uses them to gain additional perspective and as a reference in the decision-making process.

INDIRECT COMPENSATION ELEMENTS

As identified in the table below, the Company provides certain benefits and perquisites (considered indirect compensation elements) that are considered typical within our industry and necessary to attract and retain executive talent. The value of each element of indirect compensation is generally structured to be competitive within our industry.

Indirect Compensation Element	Primary Purpose
Retirement Benefits	• Attracts talented executive officers and rewards them for extended service • Offers secure and tax-advantaged vehicles for executive officers to save effectively for retirement

Other Benefits (for example, healthcare, paid time off, disability and life insurance) and Perquisites

•  Enhances executive welfare and financial security

•  Provides a competitive package to attract and retain executive talent, but does not constitute a significant part of an executive officer’s compensation

Severance Benefits	• Attracts and helps retain executives in a volatile and consolidating industry • Provides transitional income following an executive’s involuntary termination of employment

Retirement Benefits

Our executive officers participate in the following retirement and related plans:

Anadarko Employee Savings Plans. The Anadarko Employee Savings Plan (401(k) Plan) is a tax-qualified retirement savings plan that allows participating U.S. employees to contribute up to 30% of eligible compensation, on a before-tax basis or on an after-tax basis (via a Roth or traditional after-tax contribution), into their 401(k) Plan accounts. Eligible compensation includes base salary and AIP bonus payments. Under the 401(k) Plan, we match an amount equal to one dollar for each dollar contributed by participants up to six percent of their total eligible compensation. In addition, participants in the Personal Wealth Account (PWA) program, a qualified pension plan, receive an additional four percent contribution of eligible compensation. The 401(k) Plan is subject to applicable IRC limitations regarding participant and Company contributions. Due to IRC limitations that restrict the amount of benefits payable under tax-qualified plans, we also sponsor a non-qualified Savings Restoration Plan. The Savings Restoration Plan accrues a benefit equal to the excess, if any, of Company matching and PWA contributions that would have been allocated to a participant’s 401(k) Plan account each year without regard to the IRC limitation over amounts that were, in fact, allocated to a participant’s account. For additional details on the Savings Restoration Plan see page 70. Amounts deferred, if any, under the 401(k) Plan and the Savings Restoration Plan (collectively, the Savings Plans) by the NEOs are included, respectively, in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 60. Our matching contributions allocated to the NEOs under the Savings Plans are included in the “All Other Compensation” column of the Summary Compensation Table.

Pension Plans. Anadarko provides funded, tax-qualified retirement benefits for all eligible U.S. employees. Due to IRC limitations that restrict the amount of benefits payable under tax-qualified plans, we also sponsor non-qualified restoration plans that cover the executive officers and certain other employees. The pension plans do not require contributions by participants and a participant becomes vested in his or her benefit at the completion of three years of service as defined in the pension plans. Eligible compensation covered by the pension plans consists of base salary and AIP bonus payments.

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Compensation Discussion and Analysis

Mr. Walker has supplemental retirement benefits under our non-qualified Retirement Restoration Plan that provide for a special service credit of eight years if he remained employed by us until the age of 55. Mr. Walker vested in these benefits in 2012. The service credits are considered applicable service towards our retirement benefit programs, including pension and retiree medical and dental benefits, where applicable. These supplemental retirement benefits were provided to Mr. Walker in 2007 to recognize that he was a mid-career hire that we would like to retain for the remainder of his career. Providing him additional service credits recognizes a portion of his prior industry experience and service years, which directly benefit us and our stockholders.

The accrued benefits for each of the NEOs, including the benefits related to any special service credits, are discussed in the Pension Benefits Table on page 69. The Committee does not intend to grant any additional pension credits to executive officers and has not done so since 2007.

Other Benefits

We provide other benefits such as medical, dental, and vision insurance, flexible spending and health savings accounts, paid time off, payments for certain relocation costs, disability coverage and life insurance to each executive officer. These benefits are also provided to all other eligible U.S.-based employees. Certain employees, including the executive officers, are eligible for participation in the Company’s Management Life Insurance Plan, which provides an additional life insurance benefit of two times base salary, and the Deferred Compensation Plan, which allows participants to voluntarily defer receipt of up to 75% of their salary and/or up to 100% of their AIP bonus payments. Details regarding the Deferred Compensation Plan and participation in the plan by the NEOs are discussed beginning on page 70.

Perquisites

We provide a limited number of perquisites to the executive officers. These perquisites are assessed annually by the Committee as part of the total competitive review. The expenses related to the perquisites are imputed and considered taxable income to the executive officers as applicable. We do not provide any tax gross-ups on these perquisites. The perquisites provided to the executive officers are as follows: financial counseling; tax preparation and estate planning; comprehensive annual physical exam; personal excess liability insurance; limited personal use of the company aircraft; and club memberships. The executive officers also receive benefits for which there is no incremental cost to the Company, such as tickets to certain sporting, civic, charitable and cultural events or limited personal use of Company facilities. In addition, family members and invited guests are occasionally permitted to accompany executive officers and directors on business flights and the aggregate incremental cost to the Company is de minimis.

Mr. Walker has a personal usage limit of up to $300,000 that allows him to use Company aircraft for a limited amount of personal travel. To the extent his usage exceeds such amount, he is required to reimburse the Company pursuant to a time-sharing agreement. The prior year’s aggregate incremental direct operating costs for the aircraft is used to calculate the value of personal usage.

The incremental costs of the various perquisites provided are included in the “All Other Compensation” column of the Summary Compensation Table on page 60 and in the All Other Compensation Table and supporting footnotes following the Summary Compensation Table on page 61.

Severance Benefits

Post-termination and change-of-control severance benefits are typical within our industry. The Company currently provides the severance benefits described below to its executive officers. These plans are an essential component of our executive compensation programs and are necessary to attract and retain executive talent in a highly competitive market, provide continuity of management in the event of an actual or threatened change of control and provide executive officers with the security to make decisions that are in the best long-term interest of the stockholders. On a periodic basis, the Committee, in consultation with its executive compensation consultant, will review, consider and adjust, as necessary and appropriate, the provisions of post-termination and change-of-control severance benefits provided to executive officers to ensure that such arrangements serve the Company’s interests in retaining key executives, are consistent with market practice and are reasonable.

Officer Severance Plan. Our executive officers are eligible for benefits under the Officer Severance Plan with the exception of Mr. Walker whose severance benefits are included in his Severance Agreement, which is described on page 58. Benefits provided under the Officer Severance Plan may vary depending upon the executive officer’s level within the organization and years of service with us and are made at the discretion of the Committee. Executive officers receiving benefits under the Officer Severance Plan are required to execute an agreement releasing us from any and all claims from any and all kinds of actions arising from the executive officer’s employment with us or the termination of such employment. The typical severance benefits that may be provided for our executive officers

55

Compensation Discussion and Analysis

following the occurrence of an involuntary termination event (as described on page 72) include the following:

•	a payment equal to two times annual base salary plus one year’s target bonus under our AIP;

•	if provided, a pro rata bonus under our AIP for the year of termination, which will be payable at the end of the performance period, based on actual Company performance as certified by the Committee;

•	the option to continue existing medical and dental coverage levels at current active employee rates for up to six months;

•	the vesting of some or all unvested restricted stock units and stock options; and

•	a payout, if any, of outstanding performance units, which will be made at the end of the performance period based on actual Company performance results.

Key Employee Change-of-Control Contracts. All of our executive officers are employed on an at-will basis and we do not maintain employment contracts with any of our executive officers. We have key employee change-of-control contracts with all of our executive officers other than Mr. Walker, whose change-of-control severance benefits are included in his Severance Agreement, which is described on page 58.

If we experience a change of control (as defined on page 72) during the term of the contract, then the contract becomes operative for a specified protection period. These contracts generally provide that the executive officer’s terms of employment (including position, work location, compensation and benefits) will not be adversely changed during the protection period. If we (or any successor in interest) terminate the executive officer’s employment (other than for cause (as defined on page 72), death or disability), the executive officer terminates for good reason (as defined on page 72) during such protection period, or upon certain terminations prior to a change of control or in connection with or in anticipation of a change of control, the executive officer is generally entitled to receive certain payments and benefits. In 2018, no payments were paid under the change-of-control contracts.

In February 2011, the Committee reduced the level of post-change-of-control severance benefits under the key employment change-of-control contracts, on a prospective basis, for newly appointed and newly hired executive officers. As of December 31, 2018, only one executive officer, Mr. Gwin, remained subject to these legacy arrangements. The Committee expects to replace Mr. Gwin’s legacy change-of-control contract when it is next modified.

The table below summarizes the general provisions of the Key Employee Change-of-Control Contract for Executive Vice Presidents entered into with Messrs. Fink, Ingram, and Brown and Ms. McMillian. Mr. Walker’s change-of-control severance benefits are included in his Severance Agreement, which is described on page 58. Mr. Gwin’s key employee change-of-control contract is described on page 57.

Key Employee Change-of-Control Contract for Executive Vice Presidents
• Initial two-year term automatically extended each year unless either party provides notice not to extend

• Double-trigger provision(1)

• Three-year protection period

• 2.5 times annual base salary plus the higher of target bonus for the year of termination or the average bonus for the last two years

• Prorated annual bonus (based on the higher of target performance or actual performance)

• Up to three additional years of matching contributions into the Savings Restoration Plan

• Up to three additional years of age and service credits under the Company’s retirement and pension plans

• Three years continuation of medical, dental, and life insurance benefits

• No continuation of financial planning benefits

• Best-of-net tax provision (i.e., no tax gross-up by the Company)(2)

• Outplacement services up to a maximum of $30,000

• Officer is subject to a confidentiality provision

(1)

Severance payments are made only in the event of both a change of control and the termination of the executive officer’s employment without cause or for good reason during the applicable protection period.

(2)

Requires the Company to either (i) reduce the amount of certain severance benefits otherwise payable so that such severance benefits will not be subject to the tax imposed by IRC Section 4999, or alternatively (ii) pay the full amount of severance benefits to the executive officer (but with no tax gross-up), whichever produces the better after-tax result for the executive officer.

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Compensation Discussion and Analysis

As described above, in February 2011, the Committee reduced the level of post-change-of-control severance benefits under the key employee change-of-control contracts, on a prospective basis, for newly appointed and newly hired executive officers. Mr. Gwin entered into a key employee change-of-control contract prior to that time and certain elements of his contract vary from the Key Employee Change-of-Control Contract for Executive Vice Presidents.

Mr. Gwin’s contract includes a modified single-trigger provision, which is a good reason provision allowing him to terminate for any reason during the 30-day period immediately following the first anniversary of a change of control and receive severance benefits. His contract also provides for a severance multiple of 2.9 times base salary plus AIP bonus (based on the higher of (i) the highest AIP bonus paid over the last three years prior to the change of control or (ii) the AIP bonus for the most recently completed fiscal year during the protection period (such higher amount being the Highest Annual Bonus)) and includes a prorated annual bonus based on the Highest Annual Bonus. In addition, Mr. Gwin’s contract provides for three years of financial planning benefits and includes an excise tax gross-up, or the right to receive a payment in an amount sufficient to make the executive whole for any excise tax on excess parachute payments imposed under IRC Section 4999.

Consistent with the Key Employee Change-of-Control Contract for Executive Vice Presidents, Mr. Gwin’s contract also provides for three years continuation of medical, dental and life insurance benefits, up to three additional years of matching contributions into the Savings Restoration Plan, up to three additional years of age and service credits under the Company’s retirement and pension plans, and outplacement services up to a maximum of $30,000. The Committee expects to replace Mr. Gwin’s legacy change-of-control contract when it is next modified.

As a condition to receipt of any change-of-control severance benefits, an executive officer must remain employed by us and provide services commensurate with his or her position until the executive officer is terminated pursuant to the provisions of the contract. The executive officer must also agree to retain in confidence any and all confidential information known to him or her concerning us and our business so long as the information is not otherwise publicly disclosed.

The above descriptions of the Company’s key employee change-of-control contracts are not a full summary of all of the terms and conditions of these agreements and are qualified in their entirety by the full text of the agreements, which are on file with the SEC.

Change of Control  — Treatment of Outstanding Unvested Equity Awards. The treatment of unvested outstanding equity awards upon a change of control of Anadarko is prescribed by the applicable plan document under which the awards were granted. The 2012 Omnibus Plan, which governs awards made on or after May 15, 2012, includes a double-trigger provision that provides that, unless otherwise specified in the award agreement, accelerated vesting of awards only occurs in the event of both a change of control of the Company and the termination of the participant’s employment without cause or for good reason during the applicable protection period. All equity awards issued under the 2012 Omnibus Plan contain this double-trigger feature.

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Compensation Discussion and Analysis

AGREEMENT WITH CEO

Mr. Walker — Severance Agreement

In connection with Mr. Walker’s appointment to CEO in 2012, the Committee determined that his employment should be continued on an at-will basis. On February 16, 2012, the Company and Mr. Walker entered into a Severance Agreement to combine and restructure certain severance benefits previously provided to him under the Officer Severance Plan and through his key employee change-of-control contract. Effective May 15, 2012, Mr. Walker was no longer eligible to receive benefits under the Officer Severance Plan and waived the severance benefits under his key employee change-of-control contract, thereby reducing the level of change-of-control severance benefits that he was formerly eligible to receive. The general provisions of the Severance Agreement are as follows:

Severance Benefits Outside of a Change of Control
• Pro-rated annual bonus based on actual performance for the year of termination
• Two times the sum of his annual base salary and annual target bonus for the year of termination

•  Up to six months continued participation in the Company’s medical and dental care plans at active employee rates and reimbursement for the cost of up to 18 additional months of COBRA continuation coverage

Change-of-Control Severance Benefits
• Double-trigger provision (requiring both a change-of-control and a termination of employment)
• Three-year protection period following Change of Control
• 2.5 times annual salary plus the higher of target bonus for the year of termination or the average bonus for the last two years
• Prorated annual bonus (based on the higher of target performance or actual performance)
• Up to three additional years of matching contributions into the Savings Restoration Plan
• Up to three additional years of age and service credits under the Company’s retirement and pension plans
• Up to three years continuation of medical, dental, and life insurance benefits
• Best-of-net tax provision (i.e., no tax gross-up by the Company)
• Outplacement services up to a maximum of $30,000
• Subject to a confidentiality provision

The above description of Mr. Walker’s Severance Agreement is not a full summary of all of the terms and conditions of this agreement and is qualified in its entirety by the full text of the agreement, which is on file with the SEC.

STOCK OWNERSHIP REQUIREMENTS

We have maintained stock ownership requirements for executive officers since 1993 with the goal of promoting equity ownership and aligning our executive officers’ interests with those of our stockholders. These requirements must be met within three years after becoming subject to them. Currently, all of our NEOs either meet or exceed their specified requirements. The ownership requirements are currently established at the following minimum levels:

NEOs	Requirement	Ownership Multiple as of 12/31/2018
Mr. Walker	6 x base salary	21.3

Mr. Fink	3 x base salary	7.4

Mr. Gwin	4 x base salary	7.3

Mr. Ingram	3 x base salary	7.6

Mr. Brown	3 x base salary	7.8

Ms. McMillian	3 x base salary	5.8

Following Mr. Gwin’s appointment to President in November 2018, the Committee increased his stock ownership requirement.

The Committee reviews the stock ownership levels annually. In determining stock ownership levels, we include shares of common stock held directly by the officer (including shares beneficially owned in a trust, by a limited liability company or partnership, and by a spouse and/or minor children, unless the officer expressly disclaims beneficial ownership of such shares); shares of common stock held indirectly through the Anadarko Employee Savings Plan; deferred share balances resulting from an investment in the Company Stock Fund as defined in the Anadarko Petroleum Corporation Deferred Compensation Plan provided such balance is payable in shares; and unvested restricted stock and restricted stock units. For those officers of Anadarko who were also officers of WES and/or WGP as of December 31, 2018, any WES and/or WGP equity they own is also included in the calculation to determine their compliance. Outstanding performance units and unexercised stock options are not included. If an officer does not satisfy the stock ownership requirements, he or she must retain all shares acquired on the vesting of equity awards or the exercise of stock options (net of exercise costs and taxes) until compliance is achieved. Because of our strong ownership levels, other than as described above we do not maintain separate holding requirements for our equity awards.

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Compensation Discussion and Analysis

CLAWBACK POLICY

All awards granted under Anadarko’s 2012 and, if approved by stockholders at the Annual Meeting, 2019 Omnibus Plans are conditioned on repayment or forfeiture in accordance with applicable laws, Company policy, and any relevant provisions in the related award agreement. Each award agreement under the 2012 Omnibus Plan specifically provides that the awards are subject to forfeiture or repayment if the Company is required to prepare an accounting restatement due to material noncompliance of the Company with applicable rules as a result of misconduct (Restatement). In addition, upon approval by our Board of the 2019 Omnibus Plan, the Company adopted a clawback policy that provides that awards under the 2019 Omnibus Plan are subject to forfeiture or repayment if the Company is required to prepare a Restatement. In addition, the 2012 and 2019 Omnibus Plans each provide that the Committee may specify in an award agreement or otherwise that a recipient’s rights, payment, and benefits with respect to the award shall be reduced, cancelled, forfeited or recouped upon the occurrence of certain specified events, including termination of employment for cause, violations of material Company policies, or other conduct by the recipient that is detrimental to the business or reputation of the Company.

REGULATORY REQUIREMENTS

Together with the Committee, the Company carefully reviews and takes into account current tax, accounting and securities regulations as they relate to the design of our compensation programs and related decisions.

Prior to the enactment of tax reform legislation signed into law on December 22, 2017, which was originally known as the Tax Cuts and Jobs Act (TCJA), Section 162(m) of the IRC limited a company’s ability to deduct compensation paid in excess of $1 million during any fiscal year to each of certain

NEOs, unless the compensation was performance-based as defined under federal tax laws. Subject to certain transitional rules, the TCJA has repealed the exemption for performance-based compensation from the deduction limitation of Section 162(m) of the IRC for taxable years beginning after 2017. The Committee historically reviewed and considered the deductibility of our executive compensation programs; and provided compensation that was not fully deductible when necessary to retain and motivate certain executive officers and when it was in the best interest of the Company and our stockholders. To the extent compensatory awards are not covered by the transitional rules, the performance-based exception to the deduction limitation under Section 162(m) of the IRC will no longer be available to the Company and annual compensation paid to our covered executives in excess of $1 million will not be deductible.

The benefits payable under non-qualified plans for our executive officers and directors are unsecured obligations to pay. Assets to pay these benefits may be held under the Company’s Benefits Trust, which is subject to the claims of the general creditors of the Company.

CONCLUSION

We believe our executive compensation programs, together with the Committee’s oversight, are designed to pay for performance and enable us to attract, retain and motivate a strong leadership team. The programs provide executive officers with the necessary motivation to maximize the long-term operational and financial performance of the Company, while using sound financial controls and maintaining high standards of integrity. Especially in these complex and volatile times, we believe our executive compensation programs continue to align the executive officers’ interests, as well as the value they may ultimately realize, with the interests and returns of our stockholders.

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Executive Compensation

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation for our NEOs for the fiscal year ended December 31, 2018, and, if the individual was an NEO for the applicable fiscal year, for the fiscal years ended December 31, 2017 and 2016.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)		All Other Compensation ($)(6)	Total ($)
R. A. Walker Chairman and Chief Executive Officer	2018	1,300,000	311,000	8,208,188		2,660,102	2,224,000	348,241		464,774	15,516,305
	2017	1,300,000	0	8,345,537		2,776,583	1,436,500	2,613,459		487,817	16,959,896
	2016	1,300,000	0	8,362,171		2,828,445	2,670,200	3,019,011		470,425	18,650,252
Benjamin M. Fink	2018	514,423	77,400	2,218,536		718,948	553,300	47,950		117,807	4,248,364
EVP, Finance and
Chief Financial Officer
Robert G. Gwin(7)	2018	778,846	157,600	3,993,179		1,294,113	1,127,500	—	(8)	154,313	7,505,551
President	2017	750,000	0	3,345,768		1,113,146	605,600	810,274		181,580	6,806,368
	2016	750,000	0	3,352,460		1,133,936	1,125,750	929,080		192,813	7,484,039
Mitchell W. Ingram	2018	664,423	134,500	3,697,445		1,198,247	961,800	80,651		162,250	6,899,316
EVP, International,	2017	627,885	400,000	3,345,768		1,113,146	507,000	107,021		218,803	6,319,623
Deepwater and Exploration	2016	625,000	400,000	4,536,040	(9)	1,133,936	938,150	47,687		304,060	7,984,873
Daniel E. Brown	2018	630,769	127,700	3,697,445		1,198,247	913,100	68,269		135,416	6,770,946
EVP, U.S. Onshore Operations	2017	563,077	0	3,345,768		1,113,146	429,200	942,109		95,492	6,488,792
Amanda M. McMillian	2018	578,269	91,100	2,218,536		718,948	651,800	—	(8)	91,441	4,350,094
EVP and General Counsel

(1)

As part of its annual review of executive compensation in November 2018, the Committee determined that no changes should be made to the base salary for Mr. Walker. Mr. Fink’s and Ms. McMillian’s respective amounts represent salary earned prior to and following their appointment as Executive Vice President in November and August of 2018, respectively. Coincident with Mr. Gwin’s appointment to President in November 2018, his base salary was increased. Mr. Ingram received an increase to his base salary to reflect the additional job responsibilities he assumed in May 2018. Mr. Brown’s increase reflects the additional job responsibilities he assumed in November 2018 and his continued development in his role.

(2)

The amounts indicated in this column for 2018 reflect the portion of the incentive cash bonus awards for 2018 paid out in February 2019 resulting from the Committee’s decision to increase the AIP calculated performance score from 131.6% to 150% in recognition of the Company’s substantial progress toward a final investment decision related to the Mozambique LNG development project. This decision is discussed on page 49. The amounts reflected in this column for Mr. Ingram in 2016 and 2017 were for a cash retention award paid to him as part of a Retention Agreement between him and the Company entered into when he began employment with the Company on November 1, 2015. Under the terms of the agreement, Mr. Ingram received a cash retention award of $800,000, less applicable taxes, which was paid in two equal installments in November 2016 and 2017, respectively.

(3)

The amounts included in these columns represent the aggregate grant date fair value of the awards granted to NEOs in 2018 computed in accordance with FASB ASC Topic 718. The value ultimately realized by the NEOs upon the actual vesting of the award(s) or the exercise of the stock option(s) may or may not be equal to this determined value. For a discussion of valuation assumptions, see Note 1 — Summary of Significant Accounting Policies — Share-Based Compensation and Note 23 — Share-Based Compensation of the Notes to Consolidated Financial Statements included under Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2018. The values in the “Stock Awards” column represent the grant date fair values for both restricted stock unit and performance unit awards. The performance unit awards are subject to market conditions and have been valued based on the probable outcome of the market conditions as of the grant date.

(4)

The amounts in this column reflect the portion of the incentive cash bonus awards for 2018 based on the AIP calculated performance score determined by the Compensation Committee prior to their application of discretion and paid out in February 2019 pursuant to the Company’s AIP. These awards are discussed in further detail beginning on page 46.

(5)

The amounts in this column reflect the annual aggregate change in the actuarial present value of each NEO’s accumulated benefit, expressed as a lump sum, under the Company’s pension plans described in more detail beginning on page 66. The amounts reported in this column are not a current cash payment but represent the year-over-year

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Executive Compensation

change in the value of the NEO’s pension based on specified interest and discount rate assumptions for each year and include amounts that the NEO may not currently be entitled to receive because such amounts are not vested. The actual value of the pension will be determined at the time each NEO retires from the Company. The Company’s Deferred Compensation Plan does not provide for above-market or preferential earnings so no such amounts are included.

(6)

The amounts shown in this column are described further in the All Other Compensation Table below. The NEOs also receive benefits for which there is no incremental cost to the Company, such as tickets to certain sporting, civic, charitable and cultural events.

(7)	Prior to his appointment as President in November 2018, Mr. Gwin served as the Executive Vice President, Finance and Chief Financial Officer of the Company.

(8)	Mr. Gwin and Ms. McMillian each had a negative change in pension value for 2018: Mr. Gwin – $(205,846); and Ms. McMillian – $(28,076).

(9)

This column includes the performance unit grant awarded to Mr. Ingram in February 2016, in addition to the annual grant he received in November 2016. Since Mr. Ingram was not employed with the Company in October 2015 and did not receive an annual long-term incentive award at the same time as the other NEOs, he received two performance unit awards in 2016.

All Other Compensation Table for 2018

The following table describes each component of the “All Other Compensation” column for the fiscal year ended December 31, 2018 in the Summary Compensation Table but excludes other arrangements that are generally available to the Company’s salaried employees on the U.S. payroll and do not discriminate in scope, terms or operation in favor of the NEOs, such as medical, dental, disability and group life insurance programs:

Name	Personal Use of Aircraft ($)(1)	Contributions by the Company to Employee 401(k) Plan and Savings Restoration Plan ($)	Club Membership Dues ($)(2)	Financial/ Tax/ Estate Planning ($)(3)	Excess Liability Insurance ($)	Other ($)(4)	Totals ($)
R. A. Walker(5)	243,143	164,190	52,089	3,431	1,921	0	464,774
Benjamin M. Fink	13,677	82,152	3,377	16,680	1,921	0	117,807
Robert G. Gwin	27,598	83,067	25,047	16,680	1,921	0	154,313
Mitchell W. Ingram	7,444	117,142	17,857	16,680	1,921	1,206	162,250
Daniel E. Brown	37,475	63,598	15,742	16,680	1,921	0	135,416
Amanda M. McMillian	2,868	58,696	0	27,956	1,921	0	91,441

(1)

The amount reported reflects the value of personal aircraft use for 2018. The value of personal aircraft use is based on the Company’s aggregate incremental direct operating costs, including cost of fuel, maintenance, landing and ramp fees, hangar fees, crew travel expenses, catering, navigation, and other miscellaneous trip-related variable costs. Because the Company’s aircraft are used predominantly for business purposes, fixed costs, which do not change based on use of the aircraft, are excluded. The value of travel to board meetings for companies other than Anadarko or its affiliates and civic organizations for which the NEOs serve as directors is considered personal use and is included in the amount reported above. Compensation is imputed for personal use of our aircraft by the NEOs and their guests. Although families and invited guests are occasionally permitted to accompany executive officers on business flights, no additional compensation is included in the table because the aggregate incremental cost to the Company is de minimis.

(2)

The amounts disclosed represent the payment of club membership fees. For those clubs not used exclusively for business, the entire amount has been included, although we believe that only a portion of this cost represents a perquisite.

(3)	Ms. McMillian’s value represents 2018 reimbursements for financial planning services received in 2017 and 2018.

(4)

The amount reported for Mr. Ingram includes a reimbursement of $611 for the cost of remaining relocation assistance with associated gross-up payment. The relocation assistance and associated gross-up payment were in accordance with the general relocation policy provided to employees. The amount also includes $595 for reimbursement of the cost of an executive physical.

(5)

Mr. Walker has a personal usage limit of up to $300,000 that allows him to use Company aircraft for a limited amount of personal travel. In the event his usage exceeds such amount, he is required to reimburse the Company pursuant to a time-sharing agreement. As reported above, the amount of Mr. Walker’s personal travel on the Company’s aircraft during 2018 did not exceed his personal usage limit.

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Executive Compensation

GRANTS OF PLAN-BASED

AWARDS IN 2018

The Grants of Plan-Based Awards Table sets forth information concerning annual incentive awards, performance units, stock options, and restricted stock units granted or modified during 2018 for each of the NEOs as described below.

Non-Equity Incentive Plan Awards (AIP). Values disclosed reflect the estimated cash payouts under the Company’s AIP, as discussed beginning on page 46, based on actual salaries earned in 2018. If threshold levels of performance are not met, the payout can be zero. If maximum levels of performance are achieved, the payout can be 200% of each NEO’s target. The amounts actually paid to the NEOs for 2018 are disclosed in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

Equity Incentive Plan Awards (PU). Awards reported reflect performance units, as discussed beginning on page 50, which are denominated as an equivalent of one share of Company common stock and, if earned, are paid in cash. Executive officers may earn from 0% to 200% of the targeted award based on the Company’s relative TSR performance against a specified peer group over a three-year performance period. The threshold value reported represents the lowest earned amount, other than zero, based on a defined payout scale. Executive officers do not have voting rights with respect to performance units, and unless after a change of control the award has been converted into restricted stock units of the surviving company, no dividend equivalents are paid on the awards.

Stock Awards (RSU). Awards reported reflect restricted stock unit awards that vest pro rata annually over three years, beginning with the first anniversary of the grant date. Dividend equivalents are reinvested in shares of the Company’s common stock and paid upon the applicable vesting of the underlying award. Awards are eligible to be voluntarily deferred.

Stock Option Awards (NQSO). Awards reported reflect stock options that vest pro rata annually over three years, beginning with the first anniversary of the date of grant and have a term of seven years. The exercise price is not less than the market price on the date of grant and repricing of stock options to a lower exercise price is prohibited, unless approved by stockholders.

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Executive Compensation

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
R. A. Walker
AIP		—	1,690,000	3,380,000	—	—	—	—	—	—	—
PU	11/15/2018	—	—	—	35,581	88,952	177,904	—	—	—	5,433,188
RSU	11/15/2018	—	—	—	—	—	—	49,991	—	—	2,775,000
NQSO	11/15/2018	—	—	—	—	—	—	—	172,205	55.51	2,660,102
Benjamin M. Fink
AIP		—	420,438	840,876	—	—	—	—	—	—	—
PU	11/15/2018	—	—	—	9,617	24,042	48,084	—	—	—	1,468,485
RSU	11/15/2018	—	—	—	—	—	—	13,512	—	—	750,051
NQSO	11/15/2018	—	—	—	—	—	—	—	46,542	55.51	718,948
Robert G. Gwin
AIP		—	856,731	1,713,461	—	—	—	—	—	—	—
PU	11/15/2018	—	—	—	17,310	43,274	86,548	—	—	—	2,643,176
RSU	11/15/2018	—	—	—	—	—	—	24,320	—	—	1,350,003
NQSO	11/15/2018	—	—	—	—	—	—	—	83,776	55.51	1,294,113
Mitchell W. Ingram
AIP		—	730,865	1,461,731	—	—	—	—	—	—	—
PU	11/15/2018	—	—	—	16,028	40,069	80,138	—	—	—	2,447,415
RSU	11/15/2018	—	—	—	—	—	—	22,519	—	—	1,250,030
NQSO	11/15/2018	—	—	—	—	—	—	—	77,570	55.51	1,198,247
Daniel E. Brown
AIP		—	693,846	1,387,692	—	—	—	—	—	—	—
PU	11/15/2018	—	—	—	16,028	40,069	80,138	—	—	—	2,447,415
RSU	11/15/2018	—	—	—	—	—	—	22,519	—	—	1,250,030
NQSO	11/15/2018	—	—	—	—	—	—	—	77,570	55.51	1,198,247
Amanda M. McMillian
AIP		—	495,287	990,575	—	—	—	—	—	—	—
PU	11/15/2018	—	—	—	9,617	24,042	48,084	—	—	—	1,468,485
RSU	11/15/2018	—	—	—	—	—	—	13,512	—	—	750,051
NQSO	11/15/2018	—	—	—	—	—	—	—	46,542	55.51	718,948

(1)

The amounts in this column reflect the aggregate grant date fair value of awards made to NEOs in 2018 computed in accordance with FASB ASC Topic 718. The value ultimately realized by each NEO upon the actual vesting of the award(s) or exercise of the stock option(s) may or may not be equal to this determined value. For a discussion of the valuation assumptions, see Note 1 — Summary of Significant Accounting Policies — Share-Based Compensation and Note 23 — Share-Based Compensation of the Notes to Consolidated Financial Statements included under Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2018.

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Executive Compensation

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2018

The following table reflects outstanding stock option awards and unvested and unearned stock awards (both time-based and performance-contingent) as of December 31, 2018, assuming a market value of $43.84 per share (the closing stock price of the Company’s common stock on December 31, 2018).

						Stock Awards
								Equity Incentive Plan Awards
						Restricted Stock/Units(2)		Performance Units(3)
	Grant Date	Option Awards(1)				Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
		Number of Securities Underlying Unexercised Options		Option Exercise Price($)	Option Expiration Date
Name		Exercisable(#)	Unexercisable(#)

R. A. Walker	05/15/2012	52,511	0	66.38	05/15/2019
	11/05/2012	169,600	0	70.70	11/05/2019
	11/06/2013	148,378	0	92.02	11/06/2020
	11/06/2014	118,005	0	93.51	11/06/2021
	10/26/2015	154,615	0	69.00	10/26/2022			46,529	2,039,831
	11/10/2016	91,107	45,554	61.87	11/10/2023	15,296	670,577	47,631	2,088,143
	11/14/2017	61,722	123,444	48.05	11/14/2024	39,245	1,720,501	167,044	7,323,209
	11/15/2018	0	172,205	55.51	11/15/2025	50,333	2,206,599	88,952	3,899,656
Benjamin M. Fink	06/07/2013	1,614	0	87.98	06/07/2020
	11/06/2013	6,731	0	92.02	11/06/2020
	11/06/2014	16,462	0	93.51	11/06/2021
	10/26/2015	22,432	0	69.00	10/26/2022			3,857	169,091
	11/10/2016	14,364	7,182	61.87	11/10/2023	1,723	75,536	4,291	188,117
	11/10/2016					16,534	724,851
	02/13/2017	3,839	7,678	68.14	2/13/2024	1,875	82,200	2,321	101,753
	11/14/2017	21,409	42,816	48.05	11/14/2024	9,724	426,300	33,108	1,451,455
	11/15/2018	0	46,542	55.51	11/15/2025	13,604	596,399	24,042	1,054,001
Robert G. Gwin(4)	11/05/2012	30,224	0	70.70	11/05/2019
	11/06/2013	29,616	0	92.02	11/06/2020
	11/06/2014	24,644	0	93.51	11/06/2021
	10/26/2015	36,741	0	69.00	10/26/2022			13,748	602,712
	11/10/2016	23,843	16,487	61.87	11/10/2023	5,550	243,312	17,289	757,950
	11/14/2017	24,745	49,489	48.05	11/14/2024	15,734	689,779	66,969	2,935,921
	11/15/2018	0	83,776	55.51	11/15/2025	24,486	1,073,466	43,274	1,897,132
Mitchell W. Ingram	02/08/2016							18,600	815,424
	11/10/2016	36,525	18,263	61.87	11/10/2023	6,133	268,871	19,096	837,169
	11/14/2017	24,745	49,489	48.05	11/14/2024	15,734	689,779	66,969	2,935,921
	11/15/2018	0	77,570	55.51	11/15/2025	22,673	993,984	40,069	1,756,625
Daniel E. Brown	06/07/2013	1,614	0	87.98	06/07/2020
	09/09/2013	2,446	0	94.02	09/09/2020
	11/06/2013	16,155	0	92.02	11/06/2020
	11/06/2014	23,945	0	93.51	11/06/2021
	10/26/2015	33,160	0	69.00	10/26/2022			5,702	249,976
	11/10/2016	26,429	13,215	61.87	11/10/2023	3,171	139,016	7,896	346,161
	11/10/2016					16,534	724,851
	11/14/2017	24,745	49,489	48.05	11/14/2024	15,734	689,779	66,969	2,935,921
	11/15/2018	0	77,570	55.51	11/15/2025	22,673	993,984	40,069	1,756,625

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Executive Compensation

						Stock Awards
								Equity Incentive Plan Awards
						Restricted Stock/Units(2)		Performance Units(3)
	Grant Date	Option Awards(1)				Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
		Number of Securities Underlying Unexercised Options		Option Exercise Price($)	Option Expiration Date
Name		Exercisable(#)	Unexercisable(#)
Amanda M. McMillian	06/07/2013	1,614	0	87.98	06/07/2020
	11/06/2013	9,424	0	92.02	11/06/2020
	11/06/2014	11,973	0	93.51	11/06/2021
	10/26/2015	27,308	0	69.00	10/26/2022			4,696	205,873
	11/10/2016	10,342	10,342	61.87	11/10/2023	2,481	108,767	6,179	270,887
	11/10/2016					16,534	724,851
	11/14/2017	15,570	31,139	48.05	11/14/2024	7,072	310,036	24,078	1,055,580
	11/15/2018	0	46,542	55.51	11/15/2025	13,604	596,399	24,042	1,054,001

(1)

Stock options have a 7-year term and will typically vest ratably over three years in equal installments on the first, second, and third anniversaries of the date of grant. Stock options awards do not accrue dividends or dividend equivalents.

(2)

Except as noted, the restricted stock units will vest pro rata annually over three years, beginning with the first anniversary of the grant date. At the end of each Vesting Period, unless deferred, the number of restricted stock units that vest are converted into shares of unrestricted Common Stock, less applicable withholding taxes. The shares reflected in these columns include dividend equivalents, which are accrued and reinvested in additional shares of Common Stock and paid upon the applicable vesting of the underlying award, less applicable withholding taxes. The 16,534 special restricted stock units, including their corresponding dividend equivalent units, granted to Messrs. Fink and Brown, and Ms. McMillian in November 2016 will fully vest four years from the grant date, provided each of the NEOs remains employed by Anadarko until such date. These special restricted stock units include their corresponding dividend equivalent units as of December 31, 2018 and the actual number of shares that vest may differ from these values.

(3)

The number of outstanding units and the estimated payout percentages disclosed for each award are calculated based on our relative performance ranking as of December 31, 2018 and are not necessarily indicative of what the payout percent earned will be at the end of the specified performance period. The three-year performance period generally starts in January following the year of grant, however the February 2017 grant to Mr. Fink uses the performance period of the November 2016 grant which is January 1, 2017 to December 31, 2019, and the February 2016 grant to Mr. Ingram uses the performance period of the October 2015 grant which is January 1, 2016 to December 31, 2018. The relative performance rankings as of December 31, 2018 were: 60% for the 2015 grant, 60% for the 2016 grant, and 164% for the 2017 grant. For awards that were granted in 2018 with performance periods beginning in 2019, target payout has been assumed.

(4)

Mr. Gwin transferred the economic interest in certain stock options, restricted stock units and performance units pursuant to a DRO. The values reported reflect only the awards for which Mr. Gwin retained beneficial ownership.

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Executive Compensation

OPTION EXERCISES AND STOCK VESTED IN 2018

The following table provides information about the aggregate dollar value realized during 2018 by the NEOs for Anadarko awards, including option exercises, vesting of restricted stock units and dividend equivalents and performance unit payouts.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)(2)	Value Realized on Vesting($)(1)
R. A. Walker	0	0	48,406	2,752,113
Benjamin M. Fink	0	0	8,881	498,520
Robert G. Gwin	0	0	19,407	1,103,390
Mitchell W. Ingram	0	0	34,321	1,899,659
Daniel E. Brown	0	0	13,061	731,846
Amanda M. McMillian	10,342	94,805	7,704	436,172

(1)

The value realized reflects the taxable value to the NEO as of the date of the option exercise, vesting of restricted stock units and dividend equivalents, or payment of performance unit awards. The amounts shown in the “Value Realized on Exercise” column represent the difference between the market price of Anadarko common stock at exercise and the applicable exercise price of such option(s). The amount shown in the “Value Realized on Vesting” column represents the aggregate number of restricted stock units and dividend equivalents or shares of restricted stock held by such named executive officer that vested during 2018 multiplied by the market price of Anadarko common stock on the applicable vesting date(s). For Mr. Gwin, these amounts do not include any value related to the transfer of the economic interest in certain stock options, restricted stock units, dividend equivalents and performance units pursuant to a DRO. The value of such transferred economic interest will be determined as of a future date, if and when the options are exercised, the restricted stock units and dividend equivalents vest or the performance unit awards are paid. The exercise prices of these stock options were higher than the price of our common stock on the date of transfer, and may be exercised in accordance with their terms, while the unvested stock awards will continue to vest in accordance with the applicable vesting schedule and performance criteria.

(2)

The numbers disclosed include restricted stock units, dividend equivalents and performance unit awards paid in shares and cash, respectively, for which restrictions lapsed during 2018. For Mr. Gwin, the number above reflects all such awards, including the 1,445 shares of common stock that were transferred pursuant to a DRO following the 2018 vesting of his restricted stock units and dividend equivalents.

PENSION BENEFITS FOR 2018

The Company maintains the Anadarko Retirement Plan (the APC Retirement Plan) and the Kerr-McGee Corporation Retirement Plan (the KMG Retirement Plan), both of which are funded tax-qualified defined benefit pension plans. In addition, the Company maintains the Anadarko Retirement Restoration Plan, or the APC Retirement Restoration Plan, and the Kerr-McGee Benefits Restoration Plan, or the KMG Restoration Plan, both of which are unfunded, non-qualified pension benefit plans that are designed to provide for supplementary pension benefits due to limitations imposed by the IRC that restrict the amount of benefits payable under tax-qualified plans.

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Executive Compensation

APC Retirement Plan and APC Retirement Restoration Plan

The APC Retirement Plan covers all eligible U.S.-based Anadarko employees, except for legacy Kerr-McGee employees. The APC Retirement Restoration Plan covers certain U.S.-based Anadarko employees, except for legacy Kerr-McGee employees, who are affected by certain IRC limitations.

For those employees hired prior to January 1, 2007, which includes all of the NEOs (except for Mr. Brown, who participates in the KMG Retirement Plan and the KMG Restoration Plan, and Messrs. Fink and Ingram who were hired in April 2007 and November 2015, respectively), benefits under these plans are based upon the employee’s years of service and the average monthly earnings during the 36 highest paid consecutive months of the last 120 months of employment with the Company.

The APC Retirement Plan and the APC Retirement Restoration Plan (collectively, APC Retirement Plans) do not require contributions by employees. An employee becomes vested in his or her benefit at the completion of three years of service. Compensation covered by the APC Retirement Plans consists of base salary and payments under the AIP. The maximum amount of compensation for 2018 that may be considered in calculating benefits under the APC Retirement Plan was $275,000 due to the annual IRC limitation. Compensation in excess of $275,000 was recognized in determining benefits payable under the APC Retirement Restoration Plan.

For employees hired prior to January 1, 2007, benefits under the APC Retirement Plans are calculated as a life-only annuity (meaning that benefits end upon the participant’s death) and are equal to the sum of the following:

•	1.4% x average compensation x years of service with the Company; plus

•	0.4% x (average compensation - covered compensation) x years of service with the Company (limited to 35 years).

Covered compensation is the average (without indexing) of the Social Security taxable wage base during the 35-year period ending with the last day of the year in which an individual reaches Social Security retirement age. Benefits are calculated based on a normal retirement age of 65; however, employees may receive a reduced early retirement benefit as early as age 55. Employees may choose to receive their benefits under several different forms provided under the APC Retirement Plan. Employees receive their benefits from the APC Retirement Restoration Plan in the form of a lump-sum payment.

As of December 31, 2018, Messrs. Walker and Gwin were the only NEOs eligible for early retirement under the APC Retirement Plans. Early retirement benefits are calculated using the formula described above; however, the value is multiplied by an early retirement reduction factor as follows:

Age	Early Retirement Factor
62 and older	100%
61	97%
60	94%
59	91%
58	88%
57	85%
56	82%
55	79%

For employees hired on or after January 1, 2007, such as Messrs. Fink and Ingram, benefits under the APC Retirement Plans are calculated as a retirement income benefit. An employee becomes vested in his or her benefit at the completion of three years of service. The PWA is an Anadarko Retirement Plan benefit program that consists of company contributions to a notional account based on points (age and length of service), plus weekly interest credits. The current pay credits provided under the PWA (expressed as a percentage of eligible compensation) are as follows:

Points	Pay Credit
80 or more	13%
70	11%
60	9%
50	7%
40	6%
Less than 40	5%

A participant is also entitled to interest credits, which are applied weekly, at an interest rate that is equal to the annual effective rate of the variable interest rate; however, the annual interest credit will never be less than a 3.24% annual rate, unless a lower rate is required to comply with any requirement that the rate of interest be reasonable or market rate, or unless the minimum interest rate is otherwise impermissible by law.

KMG Retirement Plan and KMG Restoration Plan

The KMG Retirement Plan covers all eligible U.S.-based, legacy Kerr-McGee employees who have not incurred a break in service of greater than one year since the date Kerr-McGee was acquired by Anadarko. The KMG

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Executive Compensation

Restoration Plan covers certain legacy Kerr-McGee U.S.-based employees that are affected by the IRC limitations. Mr. Brown is the only NEO who participates in the KMG Retirement Plan and the KMG Restoration Plan. Benefits under these plans are based upon the employee’s years of service and the average monthly earnings during the 36 highest paid consecutive months of the last 120 months of employment.

The KMG Retirement Plan and the KMG Restoration Plan (collectively, KMG Retirement Plans) do not require contributions by employees. An employee becomes vested in his or her benefit at the completion of three years of service. Compensation covered by the KMG Retirement Plans includes base salary and payments under the AIP. The maximum amount of compensation for 2018 that may be considered in calculating benefits under the KMG Retirement Plan was $275,000 due to the annual IRC limitation. Compensation in excess of $275,000 was recognized in determining benefits payable under the KMG Restoration Plan.

Benefits under the KMG Retirement Plans are calculated as a life-only annuity for single participants, and a joint and 50% contingent annuity for married participants who are eligible for retirement. Benefits under this plan are equal to the sum of Part A and Part B:

Part A:

•	1.1% x average compensation x years of service prior to March 1, 1999; plus

•	0.5% x (average compensation - covered compensation) x years of service prior to March 1, 1999 (limited to 35 years).

Part B:

•	1.667% x average compensation x years of service on or after March 1, 1999 (limited to 30 years); plus

•	0.75% x average compensation x years of service on or after March 1, 1999 in excess of 30 years; less

•	1% x primary Social Security benefit x years of service on or after March 1, 1999 as of age 65 (limited to 30 years) x (years of service on or after March 1, 1999 divided by years of service on or after March 1, 1999 at age 65).

Covered compensation is the average (without indexing) of the Social Security taxable wage base during the 35-year period ending with the last day of the year in which an individual reaches Social Security retirement age. Benefits are calculated based on a normal retirement age of 65; however, employees may receive a reduced early retirement benefit as early as age 52. Employees may choose to receive their benefits under several different forms provided under the KMG Retirement Plan. Employees receive their benefits from the KMG Restoration Plan in the form of a lump-sum payment.

Mr. Brown is not eligible for early retirement under the KMG Retirement Plan. Early retirement benefits under the KMG Retirement Plans are calculated using the formula described above, however, the value is multiplied by an early retirement reduction factor as follows:

Age Benefit Payments Start	First Formula Percentage of Normal Retirement Age Benefit Payable (Age Reductions for Benefits Earned Before March 1, 1999)		Second Formula Percentage of Normal Retirement Age Benefit Payable (Age Reductions for Benefits Earned On or After March 1, 1999)
	Part A	Part B
62 and older	100%	100%	100%
61	100%	95%	100%
60	100%	90%	100%
59	95%	85%	95%
58	90%	80%	90%
57	85%	75%	85%
56	80%	67.5%	80%
55	75%	60%	75%
54	70%	55%	70%
53	65%	50%	65%
52	60%	45%	60%

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Executive Compensation

The present values provided in the table below are based on the pension benefits accrued through December 31, 2018, assuming that such benefit is paid in the same form as reflected in the accounting valuation. The benefits are assumed to commence at the specified plan’s earliest unreduced retirement age, which is age 62 for those NEOs under the APC Retirement Plans and age 60 for Mr. Brown under the KMG Retirement Plans. All pre-retirement decrements such as pre-retirement mortality and terminations have been ignored for the purposes of these calculations. The interest rate used for discounting payments back to December 31, 2018, is 4.42% in the APC Retirement Restoration Plan and 4.41% in the APC

Retirement Plan; and 4.44% and 4.34% in the KMG Restoration Plan and the KMG Retirement Plan, respectively, consistent with the discount rates used in the accounting valuation. The long-term interest rate used for converting the benefit to a lump-sum form of payment is set at 100 basis points less than the discount rate, but not less than the most recently published 30-year Treasury rate. The interest rate used for calculating the values below is 3.42% and 3.41% in the APC Retirement Restoration Plan and the APC Retirement Plan, respectively; and 3.44% and 3.34% in the KMG Restoration Plan and the KMG Retirement Plan, respectively.

PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During 2018 ($)
R. A. Walker(1)	APC Retirement Plan	13.000	854,357	0
	APC Retirement Restoration Plan	21.000	20,590,045	0
Benjamin M. Fink	APC Retirement Plan	11.000	187,661	0
	APC Retirement Restoration Plan	11.000	223,521	0
Robert G. Gwin(2)	APC Retirement Plan	13.000	355,377	211,323
	APC Retirement Restoration Plan	13.000	2,124,958	1,689,270
Mitchell W. Ingram	APC Retirement Plan	3.167	61,205	0
	APC Retirement Restoration Plan	3.167	180,922	0
Daniel E. Brown	KMG Retirement Plan	20.833	702,369	0
	KMG Restoration Plan	20.833	2,461,953	0
Amanda M. McMillian	APC Retirement Plan	14.000	450,205	0
	APC Retirement Restoration Plan	14.000	1,367,444	0

(1)

The value of Mr. Walker’s APC Retirement Restoration benefit in the table includes the effect of the additional pension service credits equal to eight years of credited service provided in 2007 to recognize that he was a mid-career hire that we would like to retain for the remainder of his career. Providing him additional service credits recognized a portion of his prior industry and service years, which directly benefits us and our stockholders. Mr. Walker vested in these additional pension service credits on February 20, 2012. Mr. Walker’s total pension values as of December 31, 2018, excluding these additional pension service credits is $13,275,442.

(2)

The amounts reflected as distributions in 2018 for Mr. Gwin from both the APC Retirement Plan and the APC Retirement Restoration Plan were made pursuant to a qualified domestic relations order and DRO.

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Executive Compensation

NON-QUALIFIED DEFERRED COMPENSATION FOR 2018

The Company maintains a Deferred Compensation Plan for certain employees, including the NEOs. Under this Plan, certain employees may voluntarily defer receipt of up to 75% of their salary and/or up to 100% of their AIP payments. The Company does not match these deferred amounts. In general, deferred amounts are distributed to the participant upon separation from service or at a specific date as elected by the participant. At the time deferral elections are made, participants also elect to receive their distributions in either lump-sum or annual installments not exceeding 15 years.

Due to IRC limitations that restrict the amount of benefits payable under the tax-qualified 401(k) Plan, the Company sponsors a non-qualified Savings Restoration Plan. The Savings Restoration Plan accrues a benefit equal to the excess, if any, of Company matching and PWA contributions that would have been allocated to a participant’s 401(k) Plan account each year without regard to IRC limitations over amounts that were, in fact, allocated to a participant’s account. After a participant reaches the IRC limitations under the 401(k) Plan, the Company records contributions on their behalf up to the six-percent match on eligible compensation they would have otherwise been entitled to receive under the 401(k) Plan and, if applicable, an additional four percent of eligible compensation for PWA participants. All amounts credited to a participant’s account under the Savings Restoration Plan are fully vested. Eligible compensation includes base salary and AIP bonus payments. In general, deferred amounts are distributed to the participant in lump-sum upon separation from service.

Both the Deferred Compensation Plan and the Savings Restoration Plan permit participants to allocate the deferred amounts among a group of notional accounts that mirror the gains and/or losses of various investment funds provided in the 401(k) Plan (but excluding the Company stock fund). These notional accounts do not provide for above-market or preferential earnings. Each participant directs investments of the individual accounts set up for the participant under the plans and may make changes in the investments as often as daily. Since each executive officer chooses the investment vehicle or vehicles (including a selection of funds ranging from fixed income to emerging markets, as well as other equity, debt and mixed investment strategies in between) and may change their allocations from time to time, the return on the investment will depend on how well each underlying investment fund performed during the time the executive officer chose it as an investment vehicle. The aggregate performance of such investment is reflected in the “Aggregate Earnings/Losses in 2018” column.

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Executive Compensation

Executive officers were given the opportunity to make voluntary deferral elections for all of their annual restricted stock unit and performance unit awards granted under the Company’s 2012 Omnibus Plan. Any earnings and/or losses attributable to the deferred shares otherwise payable under these awards are based on the performance of the Company’s stock over the deferral period. In general, deferred awards are distributed to the participant, in the form of Company common stock or cash, as designated by the Compensation Committee at the time of grant, upon termination or at a specific date as elected by the participant. The Company does not subsidize or match any deferrals of compensation into these plans.

Name	Executive Contributions in 2018 ($)	Company Contributions in 2018 ($)	Aggregate Earnings/ (Losses) in 2018 ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at End of 2018 ($)
R. A. Walker
Deferred Compensation Plan	0	0	0	0	0
Savings Restoration Plan(1)	0	152,190	(117,254)	0	2,355,566
2012 Omnibus Plan	0	0	0	0	0
Benjamin M. Fink
Deferred Compensation Plan	0	0	0	0	0
Savings Restoration Plan(1)	0	74,460	(56,878)	0	702,170
2012 Omnibus Plan	0	0	0	0	0
Robert G. Gwin
Deferred Compensation Plan	0	0	0	0	0
Savings Restoration Plan(1)(2)	0	76,144	(60,928)	(773,911)	777,394
2012 Omnibus Plan	0	0	0	0	0
Mitchell W. Ingram
Deferred Compensation Plan	0	0	0	0	0
Savings Restoration Plan(1)	0	98,562	(18,106)	0	301,974
2012 Omnibus Plan	0	0	0	0	0
Daniel E. Brown
Deferred Compensation Plan	0	0	0	0	0
Savings Restoration Plan(1)	0	55,880	(22,754)	0	251,235
2012 Omnibus Plan	0	0	0	0	0
Amanda M. McMillian
Deferred Compensation Plan	0	0	0	0	0
Savings Restoration Plan(1)	0	52,158	(28,747)	0	315,864
2012 Omnibus Plan	0	0	0	0	0

(1)

Company contributions in the Savings Restoration Plan are reported in the Summary Compensation Table for each of the NEOs under the “All Other Compensation” column for the fiscal year 2018. The Savings Restoration Plan Aggregate Balance includes amounts reported in the “All Other Compensation” column of the Summary Compensation Table for 2018 as well as amounts previously reported in prior Summary Compensation Tables. The amounts disclosed in the Summary Compensation Table, both as currently and previously reported, for each NEO are as follows: Mr. Walker — $1,802,555; Mr. Fink — $74,460; Mr. Gwin — $844,564; Mr. Ingram — $295,258; Mr. Brown — $115,130; and Ms. McMillian — $52,158.

(2)	The amount reflected as a distribution in 2018 for Mr. Gwin represents a payment made pursuant to a DRO.

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Executive Compensation

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following tables reflect potential payments to our NEOs under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change of control or termination of employment of each NEO, assuming a termination date of December 31, 2018, and, where applicable, using the closing price of our common stock of $43.84 (as reported on the NYSE as of December 31, 2018).

The following are general definitions that apply to the termination scenarios detailed below. These definitions have been summarized and are qualified in their entirety by the full text of the applicable plans or agreements to which our NEOs are parties.

Involuntary Termination is generally defined as any termination that does not result from the following termination events: resignation; retirement; for cause; death; qualifying disability; extended leave of absence; continued failure to perform duties or responsibilities; a termination in connection with any corporate sale transaction where continued employment is available; or a termination if the NEO is eligible to receive benefits from a key employee change-of-control contract, or under an employment or severance agreement.

Cause is generally defined as the following:

•	the willful and continued failure of the executive officer to perform substantially the executive officer’s duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness) or material breach of any material provision in an employment agreement (if applicable), after written demand for substantial performance is delivered to the executive officer by the Board or the CEO of the Company which specifically identifies the manner in which the Board or CEO believes that the executive officer has not substantially performed the executive officer’s duties; or

•	the willful engaging by the executive officer in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

A Change of Control is generally defined as any one of the following occurrences:

•	any individual, entity or group acquires beneficial ownership of 20% or more of either the outstanding shares of our common stock or our combined voting power;

•	individuals who constitute the Board (as of the effective date of either a change-of-control contract or an award agreement under our equity plans, as applicable) cease to constitute a majority of the Board, provided that an individual whose election or nomination as a director is approved by a vote of at least a majority of the directors as of the date of either the change-of-control contract or an award agreement under our equity plans, as applicable, will be deemed a member of the incumbent Board;

•	a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets or the acquisition of assets of another entity, unless following such business combination,

–	all or substantially all of the beneficial owners of our outstanding common stock prior to the business combination own more than 60% of the outstanding common stock of the corporation resulting from the business combination;

–	no person, entity or group owns 20% or more of the outstanding voting securities of the corporation resulting from the business combination; and

–	at least a majority of the board of the corporation resulting from the business combination were members of our Board prior to the business combination; or

•	approval by our stockholders of our complete liquidation or dissolution.

Good Reason is generally defined as any one of the following occurrences within three years of a Change of Control:

•	diminution in the executive officer’s position, authority, duties or responsibilities that were effective immediately prior to the Change of Control, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the executive officer;

•	any failure by the Company to provide compensation to the executive officer at levels that were effective immediately prior to the Change of Control, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the executive officer;

•	any material change in the location, as defined in the applicable agreement, where the executive officer was employed immediately preceding the Change of Control, or the Company requiring the executive officer to travel on Company business to a substantially greater extent than required immediately prior to the Change of Control;

•	any termination by the executive officer for any reason during the 30-day period immediately following the first anniversary of a Change of Control (such occurrence is

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Executive Compensation

not part of the good reason definition under Mr. Walker’s Severance Agreement or under the Key Employee Change of Control Contract for Executive Vice Presidents with Messrs. Fink, Ingram and Brown and Ms. McMillian);

•	any purported termination by the Company of the executive officer’s employment otherwise than as expressly permitted in their Change of Control, Employment or Severance Agreement; or

•	any failure by the Company to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to assume the terms provided in the executive officer’s Change-of-Control or Employment or Severance Agreement.

In February 2011, the Compensation Committee eliminated on a prospective basis the Good Reason provision allowing an executive officer to terminate for any reason during the 30-day period immediately following the first anniversary of a Change of Control for all key employee change-of-control contracts executed with any newly appointed and/or newly hired senior executive officers who are not otherwise subject to an existing agreement. Mr. Walker’s Severance Agreement and the Key Employee Change of Control Contract for Executive Vice Presidents with Messrs. Fink, Ingram and Brown and Ms. McMillian also excludes this modified single-trigger provision.

Disability is generally defined as the absence of the executive officer from his or her duties with the Company on a full-time basis for 180 business days as a result of incapacity due to mental or physical illness that is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the executive officer or the executive officer’s legal representative.

Additional details of the post-termination arrangements can be found beginning on page 55.

For Cause Termination

	Mr. Walker($)	Mr. Fink($)	Mr. Gwin($)	Mr. Ingram($)	Mr. Brown($)	Ms. McMillian($)
Cash Severance	0	0	0	0	0	0
Total	0	0	0	0	0	0

Voluntary Termination (Including Retirement)
	Mr. Walker($)(1)	Mr. Fink($)	Mr. Gwin($)(1)	Mr. Ingram($)	Mr. Brown($)	Ms. McMillian($)
Continued Vesting of Option Awards(2)	0	0	0	0	0	0
Payout of Performance Unit Awards(3)	13,311,008	0	1,483,969	0	0	0
Continued Vesting of Restricted Stock Unit Awards(4)	4,597,677	0	0	0	0	0
Total	17,908,685	0	1,483,969	0	0	0

(1)

As of December 31, 2018, Messrs. Walker and Gwin were eligible for retirement, as defined by the Anadarko Petroleum Corporation Retiree Health Benefits Plan. Additionally, Mr. Walker is eligible for qualified retirement (which means retirement at or after age 60 with minimum 10 years of service), as defined in the award agreements.

(2)

Reflects the value (determined as the excess, if any, of the fair market value of a share as of December 31, 2018, over the exercise price of such share (the “in-the-money value”)) of unvested stock options. Because the exercise price of all outstanding stock options exceeded the fair market value of our common stock on December 31, 2018, no value is reported for unvested stock options. The nonqualified stock option agreements provide for continued vesting according to the time-based vesting schedule in cases of a qualified retirement (which means retirement at or after age 60 with minimum 10 years of service).

(3)

Under the terms of the performance unit agreements, retirement-eligible participants receive a payout, paid after the end of the performance period, based on actual performance and prorated for the number of months worked during the performance period. Additionally, the performance unit agreements provide for payout (with no proration) at the end of the performance period, based on actual performance, in cases of a qualified retirement (which means retirement at or after age 60 with minimum 10 years of service). Mr. Walker’s and Gwin’s values reflect an estimated payout (prorated for Mr. Gwin) based on performance to date through December 31, 2018, which may not be indicative of the payout they will receive at the end of the performance period based on actual performance. The amount shown for Mr. Gwin reflects a reduction due to a transfer of the economic interest in certain equity awards pursuant to a DRO.

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(4)

Under the terms of the restricted stock unit agreements, upon a qualified retirement (which means retirement at or after age 60 with minimum 10 years of service), restricted stock units will be settled according to the applicable vesting schedule. Mr. Walker’s value reflects an estimated payout based on the stock price as of December 31, 2018, which may not be indicative of the payout he will receive at the time of vesting.

Involuntary Not For Cause Termination

	Mr. Walker($)	Mr. Fink($)	Mr. Gwin($)	Mr. Ingram($)	Mr. Brown($)	Ms. McMillian($)
Cash Severance(1)	5,980,000	1,843,750	3,100,000	2,402,500	2,092,500	1,843,750
Pro Rata AIP Bonus(2)	2,535,000	630,700	1,285,100	1,096,300	1,040,800	742,900
Accelerated Equity Compensation(3)	17,908,685	4,700,612	7,597,560	7,482,349	7,586,337	4,120,521
Retirement Restoration Plan Benefits(4)	0	0	0	0	342,200	0
Health and Welfare Benefits(5)	107,974	10,980	7,052	10,686	9,164	15,579
Total	26,531,659	7,186,042	11,989,712	10,991,835	11,071,001	6,722,750

(1)

Mr. Walker’s value represents two times the sum of his base salary in effect at the end of 2018 plus his target AIP bonus (with his target AIP calculated based on his salary in effect at the beginning of 2018); the value for all other NEOs represents two times base salary plus one times target AIP bonus, in each case calculated based on the NEO’s base salary in effect at the end of 2018.

(2)

All payments, if provided, will be paid at the end of the performance period following the Compensation Committee’s certification of corporate performance. All values in the table are based on base salary earnings for the year and reflect the actual bonuses awarded under the Company’s 2018 AIP as discussed on page 49.

(3)

Reflects the in-the-money value of unvested stock options (subject to Board approval as described below), the estimated current value of unvested performance units (based on actual performance as of December 31, 2018) and the value of unvested restricted stock units, all as of December 31, 2018. The amount shown for Mr. Gwin reflects a reduction due to a transfer of the economic interest in certain equity awards pursuant to a DRO. In the event of an involuntary termination, unvested performance units would be paid after the end of the applicable performance periods based on actual performance. Further, while the terms of the outstanding stock options do not require the Company to accelerate the vesting of the stock options upon an involuntary termination not for cause, the Committee has a historic practice of doing so. As such, the value of acceleration of the outstanding stock option awards is included above; however, because the exercise price of all outstanding stock options exceeded the fair market value of our common stock on December 31, 2018, no value is reported for the unvested stock options. The equity awards granted on or after November 10, 2016 also contain a non-disclosure covenant (indefinite duration) and non-disparagement and employee non-solicitation covenants (one year post-termination).

(4)

Reflects the lump-sum present value of additional benefits related to the Company’s supplemental pension benefits which are contingent upon the termination event. All values include special pension credits provided through an employment agreement, retention agreement, the APC Retirement Restoration Plan or the KMG Restoration Plan. On a case-by-case basis, the Compensation Committee may approve a special retirement benefit enhancement that is equivalent to the additional supplemental pension benefits that would have accrued assuming our NEOs were eligible for subsidized early retirement benefits. Messrs. Walker and Gwin are not eligible for this supplemental benefit because they were eligible for early retirement as of December 31, 2018. If the Compensation Committee were to have approved this special benefit for the other NEOs, the incremental value as of December 31, 2018, to the Retirement Restoration Plan benefits disclosed above would have been $869,732 for Ms. McMillian.

(5)

Reflects the value of a total of six months of medical and dental active employee rates benefit coverage, with the exception of Mr. Walker, who is also eligible to receive an additional reimbursement for the cost of up to 18 months of COBRA continuation coverage, per the terms of his Severance Agreement. All amounts are present values determined in accordance with FASB ASC Topic 715.

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Change of Control: Involuntary Not For Cause Termination or Voluntary Termination For Good Reason

	Mr. Walker($)	Mr. Fink($)	Mr. Gwin($)	Mr. Ingram($)	Mr. Brown($)	Ms. McMillian($)
Cash Severance(1)	8,383,375	2,584,125	6,164,675	3,743,938	3,406,250	2,843,750
Pro Rata AIP Bonus(2)	2,535,000	612,975	1,125,750	1,072,500	1,031,250	706,613
Accelerated Equity Compensation(3)	17,908,685	4,700,612	7,597,560	7,482,349	7,586,337	4,120,521
Retirement Restoration Plan Benefits(4)	0	378,390	2,529,315	457,337	342,200	2,091,547
Nonqualified Deferred Compensation(5)	492,570	279,630	289,008	384,600	198,756	184,500
Health and Welfare Benefits(6)	309,170	105,774	116,708	118,610	90,840	122,707
Outplacement Assistance	30,000	30,000	30,000	30,000	30,000	30,000
Financial Counseling(7)	N/A	N/A	54,145	N/A	N/A	N/A
Excise Tax and Gross-Up(8)	N/A	N/A	5,854,210	N/A	N/A	N/A
Best-of-Net Tax Adjustment(9)	0	0	N/A	0	0	0
Total	29,658,800	8,691,506	23,761,371	13,289,334	12,685,633	10,099,638

(1)

Messrs. Walker’s and Ingram’s and Ms. McMillian’s values represent 2.5 times the sum of base salary in effect at the end of 2018 plus the average of the two prior AIP bonus awards; Messrs. Fink’s and Brown’s values represent 2.5 times the sum of base salary in effect at the end of 2018 plus their target annual bonus (as defined in the applicable agreement) for 2018; Mr. Gwin’s value represents 2.9 times the sum of base salary in effect at the end of 2018 plus the highest AIP bonus paid in the past three years.

(2)

Messrs. Walker’s, Fink’s, Ingram’s and Brown’s and Ms. McMillian’s values represent payment of a pro rata AIP bonus based on target AIP bonus percentage in effect for 2018, base salary in effect at the beginning of the year and the Company’s actual performance under the Company’s 2018 AIP as adjusted by the Committee as described on page 49; Mr. Gwin’s value represents a pro rata portion of the highest annual AIP bonus the officer received over the past three years.

(3)

Includes the in-the-money value of unvested stock options, the value of unvested restricted stock units and the estimated current value of unvested performance units, all as of December 31, 2018. Because the exercise price of all outstanding stock options exceeded the fair market value of our common stock on December 31, 2018, no value is reported for the unvested stock options. The amount shown for Mr. Gwin reflects a reduction due to a transfer of the economic interest in certain equity awards pursuant to a DRO. Upon a Change of Control, any outstanding performance units would be converted into time-based restricted stock units of the surviving company, the value of which would be calculated based on the Company’s actual TSR performance and the price of the Company’s Common Stock at the time of the Change of Control. In the event of an involuntary not for cause or voluntary for good reason termination within two years following a Change of Control, the units will generally be paid on the first business day that is at least six months and one day following the separation from service. In the event of an involuntary not for cause or voluntary for good reason termination that is more than two years following a Change of Control, the units will be paid at the end of the performance period. For performance units payable based on actual performance, current values reflect estimates of actual performance as of December 31, 2018. The equity awards granted on or after November 10, 2016 also contain a non-disclosure covenant (indefinite duration) and non-disparagement and employee non-solicitation covenants (one year post-termination).

(4)

Reflects the lump-sum present value of additional benefits related to the Company’s supplemental pension benefits which are contingent upon the termination event. For Mr. Brown and Ms. McMillian, who as of December 31, 2018 were not retirement eligible, the value includes a special retirement benefit enhancement that is equivalent to the additional supplemental pension benefits that would have accrued assuming they were eligible for subsidized early retirement benefits. The value for Mr. Gwin has been reduced by the distribution made in 2018, pursuant to a DRO. All values include special pension credits, provided through an employment agreement, retention agreement, the APC Retirement Restoration Plan, the KMG Restoration Plan or a key employee change-of-control contract.

(5)	Includes the value of an additional three years of employer contributions into the Savings Restoration Plan based on each officer’s current contribution rate to the Plan.

(6)	Values represent 36 months of health and welfare benefit coverage. All amounts are present values determined in accordance with FASB ASC Topic 715.

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Executive Compensation

(7)

Values reflect the cost of continuation of financial counseling services for three years after termination. Per the terms of Mr. Walker’s Severance Agreement, and the Key Employee Change of Control Contract for Executive Vice Presidents with Messrs. Fink, Ingram and Brown and Ms. McMillian, they are not eligible for post-termination financial counseling benefits.

(8)

Values estimate the total payment required to make each executive officer whole for the 20% excise tax imposed by IRC Section 4999. Mr. Walker is not eligible for this excise tax gross-up benefit per the terms of his Severance Agreement, and Messrs. Fink, Ingram and Brown and Ms. McMillian are not eligible for this benefit pursuant to the terms of their respective Key Employee Change of Control Contract for Executive Vice Presidents.

(9)

Reflects the aggregate impact of the best-of-net tax adjustment as prescribed under Mr. Walker’s Severance Agreement and the Key Employee Change of Control Contract for Executive Vice Presidents with Messrs. Fink, Ingram and Brown and Ms. McMillian (as discussed on pages 56 - 58).

Disability

	Mr. Walker($)	Mr. Fink($)	Mr. Gwin($)	Mr. Ingram($)	Mr. Brown($)	Ms. McMillian($)
Cash Severance	0	0	0	0	0	0
Pro Rata AIP Bonus(1)	1,690,000	420,438	856,731	730,865	693,846	495,287
Accelerated Equity Compensation(2)	17,908,685	4,700,612	7,597,560	7,482,349	7,586,337	4,120,521
Health and Welfare Benefits(3)	317,912	279,848	451,679	281,248	319,393	187,447
Total	19,916,597	5,400,898	8,905,970	8,494,462	8,599,576	4,803,255

(1)	Represents payment of a pro rata target AIP bonus based on target bonus percentages effective for the 2018 AIP and eligible earnings as of December 31, 2018.

(2)

Includes the in-the-money value of unvested stock options, the value of unvested restricted stock units and the estimated current value of unvested performance units, all as of December 31, 2018. Because the exercise price of all outstanding stock options exceeded the fair market value of our common stock on December 31, 2018, no value is reported for the unvested stock options. The amount shown for Mr. Gwin reflects a reduction due to a transfer of the economic interest in certain equity awards pursuant to a DRO. Performance units would be paid after the end of the applicable performance period, based on actual performance. For performance units payable based on actual performance, current values reflect estimates of actual performance as of December 31, 2018. The equity awards granted on or after November 10, 2016, also contain a non-disclosure covenant (indefinite duration) and non-disparagement and employee non-solicitation covenants (one year post-termination).

(3)

Reflects the cost of the continuation of additional death benefit coverage provided to executive officers of the Company until age 65. All amounts are present values determined in accordance with FASB ASC Topic 715.

Death

	Mr. Walker($)	Mr. Fink($)	Mr. Gwin($)	Mr. Ingram($)	Mr. Brown($)	Ms. McMillian($)
Cash Severance	0	0	0	0	0	0
Pro Rata AIP Bonus(1)	1,690,000	420,438	856,731	730,865	693,846	495,287
Accelerated Equity Compensation(2)	16,442,938	4,327,490	6,957,139	6,894,717	6,671,395	3,889,221
Life Insurance Proceeds(3)	6,100,577	2,061,006	4,122,012	2,638,087	2,225,886	2,061,006
Total	24,233,515	6,808,934	11,935,882	10,263,669	9,591,127	6,445,514

(1)	Represents payment of a pro rata target AIP bonus based on target bonus percentages effective for the 2018 AIP and eligible earnings as of December 31, 2018.

(2)

Includes the in-the-money value of unvested stock options, the target value of unvested performance units, and the value of unvested restricted stock units, all as of December 31, 2018. Because the exercise price of all outstanding stock options exceeded the fair market value of our common stock on December 31, 2018, no value is reported for the unvested stock options. The amount shown for Mr. Gwin reflects a reduction due to a transfer of the economic interest in certain equity awards pursuant to a DRO.

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Executive Compensation

(3)

Includes amounts payable under additional death benefits provided to executive officers and other key employees of the Company. These liabilities are not insured, and are self-funded by the Company. Proceeds are not exempt from federal taxes; values shown include an additional tax gross-up amount to equate benefits with nontaxable life insurance proceeds. Values exclude death benefit proceeds from programs available to all employees.

In addition to the benefits outlined above, following termination for any reason, each of the NEOs would be paid the following vested amounts under our nonqualified benefit programs, which have been previously earned but not paid:

	Mr. Walker($)	Mr. Fink($)	Mr. Gwin($)	Mr. Ingram($)	Mr. Brown($)	Ms. McMillian($)
Retirement Restoration Plan Benefits(1)	22,160,909	261,774	2,857,419	197,131	2,371,828	1,468,843
Non-Qualified Deferred Compensation(2)	2,355,566	702,170	777,394	301,974	251,235	315,864
Total	24,516,475	963,944	3,634,813	499,105	2,623,063	1,784,707

(1)

Reflects the lump-sum present value of vested benefits related to the Company’s supplemental pension benefits. The value for Mr. Gwin has been reduced by the distribution made in 2018, pursuant to a DRO.

(2)

Reflects the combined vested balances in the non-qualified Savings Restoration Plan and Deferred Compensation Plan. The value for Mr. Gwin has been reduced by the distribution made in 2018, pursuant to a DRO.

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CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. R. A. Walker, our Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that companies may use to calculate pay ratio estimates, the pay ratio reported below should not be used as a basis for comparison between companies.

For 2018, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our company (other than our CEO), was $183,455; and

•	the annual total compensation of our CEO was $15,516,305.

Based on this information, for 2018 our CEO’s annual total compensation was reasonably estimated to be 84.6 times that of the median of the annual total compensation of all employees. The annual total compensation includes salary and wages earned in 2018, the grant date fair value of any equity awards granted in 2018, the AIP payout for the 2018 performance year, change in pension values in 2018 and all other perquisites for 2018.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

Identification of Median Employee

In accordance with Item 402(u) of Regulation S-K, we are using the same median employee that was identified for purposes of our 2017 disclosure contained in our 2018 Proxy Statement as there has been no change in our employee population or employee compensation arrangements since that median employee was identified that we believe would significantly impact our pay ratio disclosure.

To identify the median employee from our employee population in 2017, we compared the amount of salary, wages, and annual incentive bonus of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2017. In addition, since annual equity awards are widely distributed to employees, the grant date fair value of 2017 equity awards were included in our compensation measure. In making this determination, we annualized the compensation of any full-time employees who were hired in 2017 and did not work for us for the entire year. We identified our median employee using these compensation measures, which were consistently applied to all our employees included in the calculation. Since all of the employees included in the calculation are on our U.S. payroll, as is our CEO, we did not make any cost-of-living adjustments in identifying the median employee.

Employee Population

We determined that, as of December 31, 2017 (which is the date we chose to identify our median employee), our employee population consisted of approximately 4,400 individuals working at our parent company and consolidated subsidiaries, with 96.2% of these individuals on the U.S. payroll and 3.8% on other payrolls (Algeria, Brazil, Cote d’Ivoire, Colombia, Mozambique, New Zealand, Singapore, South Africa, and the United Kingdom as reported in Items 1 and 2, Business and Properties, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017). This population consisted of our full-time, part-time, and temporary employees as we do not have seasonal workers. Since our non-U.S. employees accounted for less than 5% of our total number of employees in 2017, as was still the case in 2018, we excluded all non-U.S. employees given (i) the small number of such employees and (ii) the estimated costs of obtaining their compensation information. Accordingly, we excluded 6 employees from Algeria, 4 employees from Brazil, 5 employees from Cote d’Ivoire, 10 employees from Colombia, 68 employees from Mozambique, 2 employees from New Zealand, 4 employees from Singapore, 3 employees from South Africa, and 65 employees from the United Kingdom. As a result, the total number of employees used to identify the median of the annual total compensation of all our employees was 4,245, which represented all of our U.S. payroll employees.

Annual Total Compensation of Median Employee

With respect to the annual total compensation of the median employee, we identified and calculated the elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $183,455.

Annual Total Compensation of CEO

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2018 Summary Compensation Table included on page 60 of this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report on Form 10-K for the year ended December 31, 2018.

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Transactions with Related Persons

The Company recognizes that related-person transactions can present potential or actual conflicts of interest and it is the Company’s preference that related-person transactions are avoided as a general matter. However, the Company also recognizes that there are situations, including certain transactions negotiated on an arm’s length basis, where related-person transactions may be in, or may not be inconsistent with, the best interest of the Company and our stockholders. Therefore, the Company has written policies and procedures for the approval, ratification and review of ongoing related-person transactions.

Either the Board’s Governance and Risk Committee or the full Board (as determined by the Governance and Risk Committee) will review, ratify or approve, as necessary, any related-person transactions prior to the transaction being entered into, or ratify any related-person transactions that have not been previously approved, in which a director, five-percent owner, executive officer or immediate family member of any such person has a material interest, and where the transaction is in an amount in excess of

$120,000, either individually or in the aggregate of several transactions during any calendar year. This review typically occurs in connection with regularly scheduled Board meetings.

In addition to those matters described above, the Governance and Risk Committee has approved in advance the following categories of related-person transactions: (i) the rates and terms involved in such transactions where the Company’s standard rates and terms for such transactions apply; (ii) the hiring of a related person (including immediate family members) as an employee of the Company (but not an officer), provided that total annual compensation (meaning base salary, annual incentive bonus and other amounts to be reported on a W-2) does not exceed $120,000; and (iii) the aggregate amount involved in such transactions in any fiscal quarter with a related-person is not expected to exceed thirty thousand dollars ($30,000).

Since January 1, 2018, there have been no transactions with related persons reportable under Item 407(a) of Regulation S-K.

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Independent Auditor

ITEM 2 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITOR

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP TO AUDIT THE COMPANY’S CONSOLIDATED FINANCIAL STATEMENTS FOR 2019.

If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will make the final determination of the independent auditor for 2019.

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditor employed by the Company and establishes guidelines for the retention of the independent auditor for any permissible services. In performing these responsibilities, among other things, the Audit Committee (1) reviews the qualifications, performance and independence of the independent auditor, (2) reviews and evaluates the lead partner of the independent auditor having primary responsibility for the Company’s audit and ensures the rotation of such partners as required by law, and (3) considers whether the audit firm should be rotated in order to maintain the independence between the independent auditor and the Company.

The Audit Committee has appointed KPMG LLP, an independent registered public accounting firm, to audit the Company’s consolidated financial statements for 2019. The Board believes that the continued retention of KPMG LLP to serve as the Company’s independent auditor is in the best interests of the Company and its stockholders and at the request of the Audit Committee, is asking you to ratify that appointment.

KPMG LLP, an independent registered public accounting firm, served as the Company’s independent auditor during 2018 and has served as the Company’s independent auditor since its initial public offering in 1986, and served as the independent auditor of its predecessor since 1981 when it was a wholly owned subsidiary of another company. Representatives of KPMG LLP will be present at the Annual Meeting to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders.

The Audit Committee adopted a Pre-Approval Policy with respect to services which may be performed by KPMG LLP. This policy lists specific audit and audit-related services that KPMG LLP is authorized to perform and sets out specific dollar limits for each specific service, which may not be exceeded without additional Audit Committee authorization. The Audit Committee receives quarterly reports on the status of expenditures pursuant to that Pre-Approval Policy.

The Audit Committee reviews the policy at least annually in order to approve services and limits for the current year. Any service that is not clearly enumerated in the policy must receive specific pre-approval by the Audit Committee or by its Chair, to whom such authority has been conditionally delegated, prior to engagement. During 2018, no fees for services outside the scope of audit, review, or attestation that exceed the waiver provisions of 17 CFR 210.2-01(c)(7)(i)(C) were requested of or approved by the Audit Committee.

The following table presents fees for the audits of the Company’s annual consolidated financial statements for 2018 and 2017 and for other services provided by KPMG LLP.

	2018	2017
Audit Fees	$7,083,000	$7,037,000
Audit-related Fees	307,000	616,000
Tax Fees	—	50,000
All Other Fees	—	—
Total	$7,390,000	$7,703,000

Audit fees are primarily for the audit of the Company’s consolidated financial statements included in the Form 10-K, including the audit of the effectiveness of the Company’s internal control over financial reporting, and the reviews of the Company’s consolidated financial statements included in the Forms 10-Q, as well as statutory audits required domestically and internationally.

Audit-related Fees are primarily for the audit of a Company benefit plan, other subsidiary audits, special reports, and accounting consultation.

Tax fees are primarily for tax compliance and consultation services. The Audit Committee has concluded that the provision of tax services is compatible with maintaining KPMG LLP’s independence.

KPMG LLP also served as the independent auditor of WES and WGP. Fees for WES and WGP are not included in the table above. Audit Fees for the audit of WES’s annual consolidated financial statements, comfort letters, consents, and statutory audits were $1,860,000 for 2018 and $1,236,000 for 2017. Audit Fees for the audit of WGP’s annual consolidated financial statements were $235,000 for 2018 and $230,000 for 2017. Audit-related Fees for accounting consultations related to WES were $210,000 for 2018 and $285,000 for 2017. KPMG LLP did not provide any audit-related services to WGP for 2018 and 2017. KPMG LLP did not provide any tax or other services to WES and WGP for 2018 and 2017.

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2019 Omnibus Incentive

Compensation Plan

ITEM 3 — APPROVAL OF THE 2019 OMNIBUS INCENTIVE COMPENSATION PLAN

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2019 OMNIBUS INCENTIVE COMPENSATION PLAN.

At the 2019 Annual Meeting, our stockholders are being asked to approve the 2019 Omnibus Incentive Compensation Plan (2019 Omnibus Plan). In February 2019, the Compensation Committee recommended and the Board approved the 2019 Omnibus Plan, provided that the 2019 Omnibus Plan is approved by the stockholders of the Company at the Annual Meeting. The effective date for the 2019 Omnibus Plan will be the date it is approved by the stockholders of the Company. If the 2019 Omnibus Plan is not approved by stockholders at the Annual Meeting, then our 2012 Omnibus Plan will continue and the 2019 Omnibus Plan will be null and void. If the 2019 Omnibus Plan is approved by stockholders at the Annual Meeting, then no further awards will be made under the 2012 Omnibus Plan after the date of the Annual Meeting.

Why You Should Vote in Favor of the 2019 Omnibus Plan

The Board believes that the 2019 Omnibus Plan will play an important role in our human resource and business strategy by allowing us to appropriately attract, motivate and retain experienced and highly qualified individuals who are in a position to contribute materially to the success and long-term objectives of the Company. Consistent with our compensation philosophy, we believe that stock-based compensation fosters and strengthens a sense of proprietorship and personal involvement in the Company’s success. By holding a personal stake in Anadarko, these individuals are encouraged to devote their best efforts towards the achievement of our business objectives and our success, thereby advancing the interests of Anadarko and our stockholders.

With the approval of the 2019 Omnibus Plan, we will be able to continue to use an array of equity compensation alternatives in structuring compensation arrangements. The use of equity as part of our compensation program is important because it fosters a pay-for-performance culture, which is an important element of our overall compensation philosophy. We believe that equity compensation motivates individuals to create stockholder value since the value realized from the equity compensation is based on our stock performance.

Outstanding Equity Information

We believe we have demonstrated our commitment to sound equity compensation practices. For example, as set forth in the table below, our average three-year burn rate for 2016, 2017 and 2018 is 0.79%. Average three-year burn rate is calculated as the number of shares granted under the 2012 Omnibus Plan and our 2008 Director Compensation Plan in each fiscal year, including stock options, restricted stock awards, restricted stock units, and earned deferred shares, divided by the weighted average common shares outstanding. Management and our Board are cognizant of the expense attributable to compensatory stock awards, as well as dilution, and strive to maintain both at appropriate levels.

Year	Stock Options Granted	Full-Value Awards Granted	Total Granted	Weighted Average Common Shares Outstanding	Burn Rate
2018	1,195,698	2,718,713	3,914,411	503,713,672	0.78%
2017	1,480,574	2,598,547	4,079,121	548,276,320	0.74%
2016	1,381,652	3,109,034	4,490,686	521,946,486	0.86%
Three-Year Average	1,352,641	2,808,765	4,161,406	524,645,493	0.79%

The table below sets forth information relating to the number of shares available for issuance with respect to the equity compensation plans available to directors, officers, employees and consultants of the Company at December 31, 2018.

Shares Subject to Outstanding Stock Options	Shares Subject to Outstanding Full-Value Awards	Shares Remaining Available for Future Grant	Total
6,356,970(1)	4,686,546	20,246,444	31,289,960

(1)	The weighted-average exercise price for the outstanding stock options is $67.00 and the weighted-average remaining contractual term is 3.92 years.

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2019 Omnibus Incentive

Compensation Plan

The Company had 501,939,804 shares outstanding as of March 19, 2019.

As of December 31, 2018, there were approximately 20,246,444 shares of our common stock reserved and available for future awards under the 2012 Omnibus Plan. Our 2008 Director Compensation Plan expired in May 2018.

The aggregate total of 31,289,960 shares represents an overhang of approximately 5.9% of the Company’s common shares outstanding as of December 31, 2018. If the 2019 Omnibus Plan is approved, the 15,653,556 newly authorized shares requested for issuance would increase the overhang to approximately 8.6%. Overhang is calculated as the total of (a) shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards.

Description of the 2019 Omnibus Plan

The 2019 Omnibus Plan provides for the granting of awards in any combination of the following:

•	stock options;
•	stock appreciation rights;
•	restricted stock and/or restricted stock units;
•	performance shares and/or performance units;
•	incentive awards;
•	cash awards; and
•	other stock-based awards.

The terms of the 2019 Omnibus Plan include the following provisions:

•	a double-trigger change-of-control provision for the accelerated vesting of equity awards (with performance-based awards vesting at actual performance); and

•	a “no repricing” provision that expressly prohibits the cancellation of stock options and stock appreciation rights in exchange for cash or another award or any other action that would be treated as a repricing.

The 2019 Omnibus Plan also includes a limit on the total amount of compensation, including both equity and cash, which may be awarded to non-employee directors under any of the Company’s compensation plans. Compensation awarded to any non-employee director for any single calendar year may not exceed $750,000 (without regard to compensation, if any, paid to a non-employee director during any period in which such individual was an employee or consultant of the Company).

The following is a general summary of the material provisions of the 2019 Omnibus Plan and is qualified in its entirety by the full text of the 2019 Omnibus Plan, which is attached to this proxy statement as Appendix B. Capitalized terms not defined in the summary are defined in the plan document.

Term of Plan. The 2019 Omnibus Plan will expire 10 years from the date of stockholder approval. The Compensation Committee may, however, terminate the 2019 Omnibus Plan at any time with respect to any common stock or rights which are not at that time subject to an outstanding award.

Participants. Employees or Consultants, including non-employee members of the Board, are considered eligible participants under the 2019 Omnibus Plan. The selection of Employees and Consultants who will receive awards is within the discretion of the Plan Administrator. As of December 31, 2018, approximately 4,690 Employees and 12 non-employee members of the Board were eligible to participate in the 2019 Omnibus Plan.

Shares Authorized. Subject to stockholder approval, a maximum share authorization of 35,900,000 shares of common stock is reserved for issuance under the 2019 Omnibus Plan, less the sum of (a) one share of common stock for every one share that was subject to a stock option or stock appreciation right granted under the 2012 Omnibus Plan after December 31, 2018 and on or before the date of the Annual Meeting and (b) 2.21 shares for every one share that was granted under the 2012 Omnibus Plan as a Full Value Award after December 31, 2018 and on or before the date of the Annual Meeting. The 35,900,000 reserved shares under the 2019 Omnibus Plan represent the 20,246,444 shares of Common Stock remaining available for grant under the 2012 Omnibus Plan as of December 31, 2018 plus 15,653,556 newly authorized shares. The shares to be delivered under the 2019 Omnibus Plan may be made available from any combination of shares held in Anadarko’s treasury or authorized but unissued shares of Anadarko’s common stock. If the 2019 Omnibus Plan is approved by stockholders at the Annual Meeting, then no further awards will be made under the 2012 Omnibus Plan after the date of the Annual Meeting.

The 2019 Omnibus Plan is a flexible authorization plan. Under the 2019 Omnibus Plan, the number of aggregate shares available for issuance will be reduced by 1.0 share for each share subject to an award in the form of a stock option or stock appreciation right or 2.21 shares for each share subject to an award in the form of any Full Value Award (an award that is not a stock option or stock appreciation right that is settled in stock).

No Liberal Share Counting. Any shares related to awards (including awards granted under the 2012 Omnibus Plan) which, after the Effective Date (or, in the case of the 2012

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2019 Omnibus Incentive

Compensation Plan

Omnibus Plan, after December 31, 2018), terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares (restricted stock forfeited back to the plan will not be considered to have been issued for this purpose) or are settled in cash in lieu of shares will again be available for grant under the 2019 Omnibus Plan. However, shares of common stock that are subject to stock appreciation rights but are not issued as a result of a net settlement in shares of stock of such stock appreciation rights will not be available again for grant under the 2019 Omnibus Plan. Any shares of stock withheld to satisfy tax withholding obligations, shares tendered to pay the exercise price of an award and shares repurchased on the open market with the proceeds of an option exercise will not again be available for grant. Any shares that again become available for awards under the 2019 Omnibus Plan as described in this paragraph will be added as (a) one share for every share subject to a stock option or stock appreciation right and (b) 2.21 shares for every share subject to other awards.

The number of shares authorized to be issued under the 2019 Omnibus Plan, as well as individual limitations and exercise prices, will be subject to adjustments for stock dividends, stock splits, recapitalizations, mergers, or similar corporate events.

Limitations on Awards. The 2019 Omnibus Plan imposes annual per-participant award limits. The annual per-participant limits are as follows:

Award(s)	Individual Limit
Options and Stock Appreciation Rights	Maximum of 2,500,000 shares of common stock granted during any calendar year
Awards (other than Options or Stock Appreciation Rights) that are denominated in shares of common stock	Maximum of 1,500,000 shares of common stock may be earned for each twelve (12) months in the vesting period or Performance Period (with the aggregate limit tied to year of grant)
Awards that are not denominated in shares of common stock	Maximum of $10,000,000 (including the Fair Market Value of any shares of common stock paid in satisfaction of such Awards) may be earned for each twelve (12) months in the vesting period or Performance Period (with the aggregate limit tied to year of grant)

For a new employee, each of the limits above will be multiplied by two (2) with respect to awards granted during the first calendar year employment commences. In addition,

the maximum number of shares that may be issued under the 2019 Omnibus Plan through incentive stock options granted on or after the date of the Annual Meeting is equal to the total share authorization under the 2019 Omnibus Plan as described above.

The 2019 Omnibus Plan also includes a limit on the total amount of compensation, including both equity and cash, which may be awarded to non-employee directors under any of the Company’s compensation plans. The compensation awarded to any non-employee director for any single calendar year may not exceed $750,000 (without regard to compensation, if any, paid to a non-employee director during any period in which such individual was an employee or consultant of the Company).

Administration. Unless otherwise specified by the Board, the Compensation Committee is the Plan Administrator with respect to all insiders under Section 16 of the Exchange Act and the Management Committee is the Plan Administrator with respect to all other employees. The Management Committee will consist of the CEO, provided that such individual is a member of the Board, and any other member of the Board as the Board may determine from time to time. The Plan Administrator is responsible for administering the 2019 Omnibus Plan and has the discretionary power to interpret the terms and intent of the 2019 Omnibus Plan and any related documentation, to determine eligibility for awards and the terms and conditions of awards, to adopt rules, regulations, forms, instruments and guidelines and to exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of Anadarko with respect to the 2019 Omnibus Plan. Determinations of the Plan Administrator made under the 2019 Omnibus Plan are final and binding. The Plan Administrator may designate the appropriate employees or other agents of the Company to handle the day-to-day administrative matters of the 2019 Omnibus Plan.

Award Terms

All awards to participants under the 2019 Omnibus Plan are subject to the terms, conditions and limitations as determined by the Plan Administrator.

Stock Options. Under the 2019 Omnibus Plan, participants may be granted either incentive stock options that comply with the requirements of Section 422 of the IRC or nonqualified stock options that are not intended to be treated as incentive stock options. Stock options must have an exercise price per share that is not less than the fair market value of our common stock on the date of grant, except in the case of stock options granted in assumption of, or in substitution for, outstanding awards previously granted by an acquired company or a company with which Anadarko combines. Subject to certain adjustment

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2019 Omnibus Incentive

Compensation Plan

provisions that only apply to specified corporate events or the approval of our stockholders, the exercise price of all stock options granted under the 2019 Omnibus Plan may not be repriced downward. Specifically, except pursuant to certain equitable adjustments, the Plan Administrator may not amend the terms of an outstanding stock option to reduce the exercise price, cancel it and replace it with a new stock option with a lower exercise price, or cancel an outstanding option with an exercise price above the then-current fair market value of our common stock in exchange for another type of award or cash (other than in connection with a change of control). Stock options have a maximum term of ten years from the date of grant. Participants may pay the exercise price with cash or its equivalent, with previously acquired shares of our common stock, or by any other means approved by the Plan Administrator, including by means of a broker-assisted cashless exercise.

Stock Appreciation Rights. Stock appreciation rights may be granted under the 2019 Omnibus Plan in tandem with a stock option or other award, in whole or in part, or may be granted separately. The exercise price of a stock appreciation right may not be less than the fair market value of our common stock on the date of grant, except in the case of stock appreciation rights granted in assumption of, or in substitution for, outstanding awards previously granted by an acquired company or a company with which Anadarko combines. Subject to certain adjustment provisions that only apply to specified corporate events or the approval of our stockholders, the exercise price of all stock appreciation rights granted under the 2019 Omnibus Plan may not be repriced downward. Specifically, except pursuant to certain equitable adjustments, the Plan Administrator may not amend the terms of an outstanding stock appreciation right to reduce the grant price, cancel it and replace it with a new stock appreciation right with a lower grant price, or cancel an outstanding stock appreciation right with a grant price above the then-current fair market value of our common stock in exchange for another type of award or cash (other than in connection with a change of control). Stock appreciation rights have a maximum term of ten years from the date of grant.

Restricted Stock. A restricted stock award consists of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. A holder of restricted stock is treated as a current stockholder and is entitled to voting rights and to receive dividends. The Plan Administrator may require that the dividend be paid in cash or shares on the dividend payment date or accrued and/or reinvested in additional shares and paid at the time the restricted stock vests and settles. A restricted stock unit award results in the transfer of shares of stock or cash to the participant only after specified conditions are satisfied. Rights to dividend equivalents, payable in cash or shares on the dividend payment date or accrued and/or reinvested in additional shares and paid at the time the restricted stock units vest and are settled, may be extended to and made part of any restricted stock unit award, at the discretion of the Plan Administrator. A holder of a restricted stock unit award is treated as a stockholder with respect to the award only when the shares of common stock are delivered in the future. Cash, stock, and any other property distributed as a dividend or otherwise with respect to any award of restricted stock or restricted stock units that vest based on the achievement of performance measures shall either (a) not be paid or credited or (b) be subject to restrictions and risk of forfeiture to the same extent as the underlying restricted stock or restricted stock units, as applicable.

Performance Awards. A performance award (whether granted as a performance share or a performance unit) consists of a grant made subject to the attainment of one or more performance goals for a specified performance period (as determined by the Plan Administrator). At the discretion of the Plan Administrator and as prescribed in the award agreement, payment may be made in the form of cash, shares or a combination of cash and shares. Rights to dividend equivalents, payable in cash and/or shares (including reinvestment in additional shares) and paid at the time the performance award vests and settles or at such other time as provided in the applicable award agreement, may be extended to and made part of any performance award, at the discretion of the Plan Administrator.

Incentive Awards. Incentive awards consist of grants denominated in cash. The Plan Administrator will determine the performance goals applicable to the payout for incentive awards for each performance period. At the discretion of the Plan Administrator, payment of incentive awards may be made in cash, shares of common stock and/or other equity-based awards as provided under the 2019 Omnibus Plan and will be paid no later than March 15 following the end of the calendar year for which determinations with respect to the incentive awards are made.

Cash Awards and Other Stock-Based Awards. Cash awards may be made to participants as determined by the Plan Administrator. The Plan Administrator will determine the terms and conditions of such cash awards, including whether the payout of such awards is subject to the achievement of performance goals.

Other stock-based awards may be equity-based or equity-related awards other than stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares or performance units. The terms and conditions of other stock-based awards will be determined by the Plan Administrator. Payment under any other stock-based awards may be made in common stock or cash, as determined by the Plan Administrator.

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Performance Goals. Awards under the 2019 Omnibus Plan may be based upon one or more performance goals that apply to the specified participant, one or more business units of the Company, or the Company as a whole. The Plan Administrator may use such business criteria, individual goals and other measures of performance as it may deem appropriate in establishing performance goals, and such goals may differ among awards granted to any one participant or to different participants. The Plan Administrator may make adjustments to the performance goals.

Termination of Service. Unless otherwise specified in a participant’s award agreement, all unvested and/or unexercisable awards will automatically be forfeited upon termination of service, and with respect to options or stock appreciation rights, the participant will have at least three (3) months following termination in which to exercise the vested portion of the awards (but in no event beyond the maximum term of such awards). In the event of a termination for cause (as defined in the 2019 Omnibus Plan), all of a participant’s awards, whether vested or unvested, exercisable or unexercisable, will automatically be forfeited unless provided otherwise in an award agreement. The Plan Administrator will have sole discretion for determining termination provisions for awards.

Treatment of Awards Upon a Change-of-Control. The 2019 Omnibus Plan contains a “double trigger” provision, such that awards will not vest unless a participant incurs a qualifying termination in connection with a change in control. Specifically, unless otherwise provided in the 2019 Omnibus Plan, a participant’s award or another agreement, in the event of both the occurrence of a change of control of Anadarko and the termination of the participant’s employment without cause or for good reason during the participant’s applicable protection period, any outstanding stock option or stock appreciation right will become fully exercisable, any outstanding performance share, performance unit, restricted stock, restricted stock unit, other stock-based award or other cash award that was forfeitable will become non-forfeitable and fully vest, provided, however, that any performance-based awards will vest only to the extent the underlying performance goals are satisfied, with the amount of vesting based on actual performance. Unless provided otherwise in the 2019 Omnibus Plan, an award or another agreement, all other stock-based awards held by a non-employee member of the Board will generally be paid to the participant within thirty days after the date of a change of control, except that no such awards will be paid to the participant if he or she continues to serve as a member of the Board or upon the board of directors of the Company’s successor, until such time such awards would otherwise be paid.

Clawback Provision. Each participant’s award shall be

conditioned on repayment or forfeiture in accordance with any Company policy, applicable law, including the Sarbanes-Oxley Act of 2002 and/or the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and any relevant provisions in the related award agreement. A description of the Company’s clawback policy may be found on page 59.

Transferability of Awards. Award rights may not be transferred, assigned, pledged or hypothecated in any manner other than by will or by the applicable laws of descent and distribution unless the Participant has received the Plan Administrator’s prior written consent. However, as outlined in the 2019 Omnibus Plan, certain transfers may be made to permitted transferees upon approval of the Plan Administrator. No award may be transferred for consideration to a financial institution.

Amendment to the Plan. Subject to approval of the Board under certain circumstances, the Compensation Committee may amend the 2019 Omnibus Plan as it may deem proper and in the best interests of Anadarko, provided however that to the extent required by applicable law, regulation or stock exchange rule, stockholder approval will be required. No change can be made to any award granted under the 2019 Omnibus Plan without the consent of the participant if such change would impair the right of the participant under the provisions of the award to acquire or retain common stock or cash that the participant may have otherwise acquired.

United States Federal Income Tax Consequences

The following is a brief description of the federal income tax treatment that will generally apply to awards made under the 2019 Omnibus Plan, based on federal income tax laws currently in effect. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. The exact federal income tax treatment of an award will depend on the specific nature and form of such award.

Incentive Stock Options. An employee generally will not recognize taxable income upon grant or exercise of an incentive stock option. However, the amount by which the fair market value of the shares on the exercise date of an incentive stock option exceeds the purchase price generally will constitute an item of adjustment for alternative minimum tax purposes, and may therefore result in alternative minimum tax liability to the option holder. Incentive stock option tax treatment will be available only if the participant has been an employee of Anadarko or its subsidiaries within three months of the date of exercise. Anadarko will not be entitled to any business expense deduction on the grant or exercise of an incentive stock option. If the employee has held the shares acquired upon exercise of an incentive stock option for at least two years after the date of grant and

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for at least one year after the date of exercise, upon disposition of the shares by the employee, the difference, if any, between the sales price of the shares and the exercise price of the option will be treated as a long-term capital gain or loss. If the employee does not satisfy these holding period requirements (a “disqualifying disposition”), the employee will generally recognize ordinary income for the year of disposition, in an amount equal to the excess of the fair market value of the shares on the date the option was exercised over the option exercise price (or, if less, the amount realized upon disposition over the exercise price). Any excess of the amount realized by the employee on the disqualifying disposition over the fair market value of the shares on the date of exercise of the option will be a short-term capital gain. Anadarko generally will be entitled to a deduction in the year of disposition equal to the amount of ordinary income recognized by the employee. The employee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the exercise price paid, plus any amount includible as ordinary income as a result of a disqualifying disposition. A subsequent disqualifying disposition of shares acquired upon exercise of an incentive stock option will eliminate the alternative minimum taxable income adjustment if the disposition occurs in the same taxable year as the exercise. A disqualifying disposition in a subsequent taxable year will not affect the alternative minimum tax computation in the earlier year.

Nonqualified Stock Options. An employee will not recognize any income at the time of grant of a nonqualified stock option and Anadarko will not be entitled to a tax deduction with respect to such grant. Generally, upon exercise of a nonqualified stock option, the employee will recognize ordinary income in an amount equal to the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price of the option. Subject to the deduction limitation under IRC Section 162(m) (which is discussed below), Anadarko will be entitled to a federal income tax deduction in the year of exercise in the same amount as the taxable compensation recognized by the employee. The employee’s basis in the stock for purposes of measuring the amount of gain will be the exercise price paid to Anadarko plus the amount of compensation includible in income at the time of exercise. An employee’s subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will ordinarily result in long-term or short-term capital gain or loss, depending on the holding period of the shares.

Generally, the shares received on exercise of an option or stock appreciation right under the 2019 Omnibus Plan are not subject to restrictions on transfer or risks of forfeiture and, therefore, the participant will recognize income on the date of exercise of a nonqualified stock option or stock appreciation right. However, if the optionee is subject to Section 16(b) of the Exchange Act, the Section 16(b) restriction will be considered a substantial risk of forfeiture for tax purposes. Under current law, employees who are either directors or officers of the Company will be subject to restrictions under Section 16(b) of the Exchange Act during their term of service and for up to six months after termination of service. Exchange Act Rule 16b-3 provides an exemption from the restrictions of Section 16(b) for the grant of derivative securities, such as stock options, under qualifying plans. The 2019 Omnibus Plan is intended to satisfy the requirements for exemption under Exchange Act Rule 16b-3. Therefore, the grant of awards will not be considered a purchase and the exercise of the awards to acquire the underlying shares of the Company common stock will not be considered a purchase or a sale. Thus, ordinary income will be recognized and measured on the date of exercise.

Payment of Option Exercise Price in Shares. If a nonqualified option is exercised by tendering previously owned shares of Anadarko common stock in payment of the exercise price, then, instead of the treatment described above, the tender generally will not be considered a taxable disposition of the previously owned shares and no gain or loss will be recognized with respect to the equivalent number of new shares (the “exchanged shares”) acquired at the time of exercise. The employee’s basis and holding period for the exchanged shares will be the same as the previously owned shares exchanged. The employee will, however, have ordinary income equal to the fair market value on the date of exercise of the new additional shares received in excess of the number of exchanged shares. The employee’s basis in the new additional shares will be equal to the amount of such compensation income and the holding period will begin on the date of exercise. However, if an incentive stock option is exercised by tendering previously owned shares of Anadarko common stock in payment of the exercise price, if the previously owned shares were acquired on the exercise of an incentive stock option and have not satisfied statutory holding period requirements, a disqualifying disposition will occur and the employee will recognize income and be subject to other basis allocation and holding period adjustments with respect to the exchanged shares.

Stock Appreciation Rights and Performance Awards. When stock appreciation rights are exercised or when performance awards are settled or paid, the amount of cash and the fair market value of property received by the employee (including shares) will be ordinary income, unless the property is subject to transfer restrictions or forfeiture.

Restricted Stock. Restricted Stock granted under the 2019 Omnibus Plan may, in the determination of the Plan Administrator, be subject to rights of repurchase, forfeiture

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and other transfer restrictions. The tax consequences of stock granted under the 2019 Omnibus Plan depends on whether the stock is subject to restrictions and, if so, whether the restrictions are deemed to create a “substantial risk of forfeiture” under Section 83 of the IRC (for example, stock granted under the 2019 Omnibus Plan that is subject to forfeiture if the employee terminates employment prior to the time the restrictions lapse, which right lapses over a period of continued employment, is considered a “substantial risk of forfeiture” under Section 83 of the IRC). If stock is not subject to a “substantial risk of forfeiture,” the employee normally will recognize taxable ordinary income equal to the value of the stock on the date on which the stock is granted less any amount paid for that stock. If the stock is subject to a “substantial risk of forfeiture,” the employee normally will recognize taxable ordinary income as and when the “substantial risk of forfeiture” lapses in the amount equal to the fair market value of the shares at the time they are no longer subject to the “substantial risk of forfeiture” less the amount paid for the stock. Upon disposition of the stock, the employee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the stock plus any amount recognized as ordinary income upon grant or vesting of the stock. The gain or loss will be long- or short-term depending on how long the employee held the stock.

A recipient of stock subject to a “substantial risk of forfeiture” may make an election under IRC Section 83(b) to recognize ordinary income on the date the employee receives the restricted stock, rather than waiting until the “substantial risk of forfeiture” lapses. If the employee makes a Section 83(b) election, the employee will be required to recognize as ordinary income on the date the employee receives the stock grant the difference, if any, between the fair market value of the stock on the award date and the purchase price paid. If the employee makes a Section 83(b) election, the employee will not be required to recognize any income when the “substantial risk of forfeiture” lapses.

The shares acquired will have a cost basis equal to the fair market value on the date the restrictions lapse (or the date of grant if a Section 83(b) election is made). When the employee disposes of the shares acquired, any amount received in excess of the share’s cost basis will be treated as long- or short-term capital gain, depending upon the holding period of the shares. If the amount the employee receives is less than the cost basis of the shares, the loss will be treated as long- or short-term capital loss, depending upon the holding period of the shares.

Other Awards. In addition to the types of awards described above, the 2019 Omnibus Plan authorizes certain other awards that may include payments in cash, common stock,

or a combination of cash and common stock. The tax consequences of such awards will depend upon the specific terms of such awards. Generally, however, a participant who receives an award payable in cash will recognize ordinary income with respect to such award at the earliest time at which the participant has an unrestricted right to receive the amount of the cash payment, and the Company will be entitled to a corresponding deduction at that time. In general, the sale or grant of stock to a participant under the 2019 Omnibus Plan will be a taxable event at the time of the sale or grant if such stock at that time is not subject to a substantial risk of forfeiture or is transferable within the meaning of Section 83 of the IRC in the hands of the participant. (For such purposes, stock is ordinarily considered to be transferable if it can be transferred to another person who takes the stock free of any substantial risk of forfeiture.) In such case, the participant will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of such stock on the date of the sale or grant over the amount, if any, paid for such stock. Stock that at the time of receipt by a participant is subject to a substantial risk of forfeiture and that is not transferable within the meaning of Section 83 generally will be taxed under the rules applicable to Restricted Stock as described above.

Other Tax Issues. The terms of awards granted under the 2019 Omnibus Plan may provide for accelerated vesting or payment of an award in connection with a change of control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the IRC. Pursuant to these provisions, a participant will be subject to a 20% excise tax on any “excess parachute payments” and the Company will be denied any deduction with respect to such payment.

In general, IRC Section 162(m) imposes a $1,000,000 limit on the amount of compensation that may be deducted by the Company in any tax year with respect to each of certain of the Company’s current and former executive officers, including any compensation relating to an award granted under the 2019 Omnibus Plan.

If any award granted under the 2019 Omnibus Plan is considered deferred compensation under IRC Section 409A, then certain requirements must be met for the deferral to be effective for federal tax purposes. These requirements include: ensuring that any election to defer made by the employee is done within the time period(s) permitted by Section 409A; certain limitations on distributions; and, the prohibition of accelerating the time or schedule of any payment of deferred amounts except in

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certain permitted circumstances. If these requirements are not met, the employee will be immediately taxable on such purportedly deferred amounts, a penalty of 20% will be imposed, and interest will accrue at the underpayment rate plus one percent on the underpayments that would have occurred had the compensation been includible in the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture.

The taxable income resulting to employees from awards under the 2019 Omnibus Plan, other than incentive stock options, will constitute wages subject to withholding and the Company will be required to make whatever arrangements are necessary to ensure that funds equaling the amount of tax required to be withheld are available for payment, including the deduction of required withholding amounts from the employee’s other compensation and requiring payment of withholding amounts as part of the exercise price or as a condition to receiving shares pursuant to an award. The Company will generally be required to withhold applicable taxes with respect to any ordinary income recognized by an employee in connection with awards made under the 2019 Omnibus Plan. Whether or not such withholding is required, the Company will report such information to the Internal Revenue Service as may be required with respect to any income attributable to transactions involving awards.

Unless an election has been made under Section 83(b) of the IRC, dividends paid on the restricted shares prior to the lapse of restrictions will be taxable as additional compensation income to the recipient in the year received and subject to withholding.

New Plan Benefits

All awards granted under the 2019 Omnibus Plan are subject to the discretion of Anadarko’s Compensation Committee, Management Committee or the Board of Directors, as appropriate. Therefore, the total benefits that will be received by any particular person or group under the 2019 Omnibus Plan are not determinable at this time. Accordingly, the New Plan Benefits Table is not provided.

Equity Compensation Plans Table

The table below sets forth information relating to the number of shares authorized for issuance with respect to the equity compensation plans available to directors, officers, employees, and consultants of the Company at December 31, 2018. The closing price of a share of Anadarko common stock as reported by the NYSE on March 19, 2019 was $44.46.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	6,356,970	$67.00	20,246,444
Equity compensation plans not approved by security holders	—	—	—
Total	6,356,970	$67.00	20,246,444

The approval of the 2019 Omnibus Plan requires the affirmative vote of a majority of the stock entitled to vote and present in person or by proxy at the Annual Meeting. Abstentions are counted as votes present and entitled to vote and have the same effect as votes against the proposal. Broker non-votes are not counted as either votes for or votes against the proposal.

FOR THE REASONS STATED ABOVE, THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2019 OMNIBUS INCENTIVE COMPENSATION PLAN.

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Advisory Vote to Approve

Executive Compensation

ITEM 4 — ADVISORY VOTE TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, along with section 14A of the Exchange Act enacted thereunder, enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of the Company’s NEOs, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules. The Board recognizes the importance of our stockholders’ opportunity for an advisory say-on-pay vote as a means of expressing views regarding the compensation practices and programs for our NEOs. The Company has held an advisory say-on-pay vote at our annual meeting of stockholders every year since 2011. Based upon the outcome of our 2017 say-on-pay frequency vote, the Company will hold an annual advisory say-on-pay vote at our annual stockholder meeting until the next say-on-pay frequency vote, which, in accordance with applicable law, will occur no later than the Company’s annual meeting of stockholders in 2023.

As described in detail in the Letter from the Chair of the Compensation Committee on page 37 and under the heading Compensation Discussion and Analysis beginning on page 38, the Compensation Committee believes that the main objectives of our executive compensation programs are to pay for performance and align executive officers’ interests with stockholder interests. Our focus on capital efficiency and delivering enhanced returns to stockholders drives a compensation design that results in strong alignment between pay and performance. In 2018, performance and resulting pay demonstrate this alignment. The Company’s strong record of seeking and responding to stockholder feedback and our history of good governance practices also contribute to a compensation program design that is fully aligned with the creation of long-term stockholder value. Please read the Compensation Discussion and Analysis beginning on page 38 for additional details about our executive compensation programs, including information about the compensation of our NEOs during 2018.

The Board has determined that the Company’s NEO compensation aligns with our business strategy, focuses on long-term value creation for our stockholders and delivers competitive pay relative to our performance.

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Stockholder Proposal

ITEM 5 — STOCKHOLDER PROPOSAL — Paris Compliant Business Plan

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.

As You Sow, on behalf of certain beneficial owners of more than $2,000 worth of the Company’s common stock, has notified the Company that it intends to present the following resolution at the Annual Meeting for action by the stockholders. The Company will provide the name and address of the proponents of the proposal promptly upon oral or written request for such information. Requests may be sent to the Corporate Secretary at 1201 Lake Robbins Drive, The Woodlands, Texas 77380. As noted above, the Board recommends that you vote “AGAINST” the proposal. The proponents are responsible for the content of this proposal and neither the Company nor the Board accept responsibility.

What is the Proposal?

Whereas: The Intergovernmental Panel on Climate Change released a report finding that “rapid, far-reaching” changes are necessary in the next 10 years to avoid disastrous levels of global warming.1 Specifically, it instructs that net emissions of carbon dioxide must fall by 45 percent by 2030 and reach “net zero” by 2050 to maintain warming below 1.5 degrees Celsius.

The Fourth National Climate Assessment report, issued November 2018, finds that with continued growth in emissions, “annual losses in some U.S. economic sectors are projected to reach hundreds of billions of dollars by 2100 – more than the current gross domestic product of many U.S. states.”2 Other studies estimate global losses over $30 trillion.3

These climate change impacts present systemic portfolio risks to investors. A warming climate is associated with supply chain dislocations, reduced resource availability, lost production, commodity price volatility, infrastructure damage, crop loss, energy disruptions, political instability, and reduced worker efficiency, among others.

The oil and gas industry is one of the most significant contributors to climate change; Anadarko is the 47th largest contributor.4

While the investment choices of oil and gas companies can play a major role in the transition to a clean energy economy, every dollar invested in fossil fuel resource development and infrastructure slows that transition, increasing risk to the global economy and investor portfolios.

A number of peer oil and gas companies have announced policies to reduce their full climate footprint. Shell announced scope 3 greenhouse gas intensity targets.5 Total has invested in solar energy6 and is reducing the carbon intensity of its energy products.7 Equinor is investing in wind energy development.8 Orsted, a Danish oil and gas company, sold its oil and gas portfolio and rebranded itself.9

While Anadarko has assessed and reported on Company-related risk from climate change,10 and has adopted plans to reduce its own operational emissions (generally less than 20 percent of its climate footprint11), Anadarko has not adopted Paris-aligned targets or actions to reduce the full climate impact of its investments in fossil fuel energy sources. Anadarko’s Scope 3 product emissions are increasing12 as its ratio of gas to oil reserves declines.13

Resolved: Shareholders request that Anadarko issue a report (at reasonable cost, omitting proprietary information) describing if, and how, it plans to reduce its total contribution to climate change and align its operations and investments with the Paris Agreement’s goal of maintaining global temperatures well below 2 degrees Celsius.

Supporting Statement: In the report shareholders seek information, among other issues at board and management discretion, on the relative benefits and drawbacks of integrating the following actions:

–	Adopting overall greenhouse gas emission reduction targets for the company’s full carbon footprint, inclusive of operational and product-related emissions

–	Reducing capital investments in oil and/or gas resource development

–	Investing in renewable energy resources

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Stockholder Proposal

[1]	http://report.ipcc.ch/sr15/pdf/sr15_spm_final.pdf

[2]	https://nca2018.globalchange.gov/

[3]	https://www.theguardian.com/environment/2018/may/23/hitting-toughest-climate-target-will-save-world-30tnin-damages-analysis-shows

[4]	https://www.theguardian.com/sustainable-business/2017/jul/10/100-fossil-fuel-companies-investorsresponsible-71-global-emissions-cdp-study-climate-change

[5]

https://www.shell.com/sustainability/sustainability-reporting-and
-performance-data/performancedata/greenhouse-gas-emissions/_jcr
_content/par/tabbedcontent/tab/textimage.stream/
1534322148157/faafbe2d44f8f9ade10d1202b3 1b8552a67d1430dc3ae7ddc192fc83e9f835c8/2018-cdp-climate-change-submission-180815.pdf, C4.1b

[6]	https://www.total.com/sites/default/files/atoms/files/ total_climat_2018_en.pdf, p. 35
[7]	https://www.total.com/sites/default/files/atoms/files/ total_climat_2018_en.pdf, p. 6.

[8]	https://www.equinor.com/en/how-and-why/climate-change.html, p. 30

[9]	https://www.ft.com/content/57482c0b-db29-3147-9b7e-c522aea02271

[10]	https://www.anadarko.com/content/documents/apc/ Responsibility/ClimateChange-RiskAssess-Mngt-FINAL.pdf

[11]	http://www.lse.ac.uk/GranthamInstitute/tpi/new-research-shows-only-two-large-oil-gas-companies-have-longterm-low-carbon-ambitions/

[12]	https://www.anadarko.com/content/documents/apc/ Responsibility/ClimateChange-RiskAssess-Mngt-FINAL.pdf, p.17

[13]	https://www.anadarko.com/content/documents/apc/news/Fact_Sheets /Corporate_Fact_Sheet.pdf, p.2.

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Stockholder Proposal

What does the Board recommend?

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE ABOVE STOCKHOLDER PROPOSAL FOR THE FOLLOWING REASONS:

•	Anadarko has already published a climate change report that substantially addresses much of the information requested by the proposal.

•	The Company has already established the goals of limiting emissions of methane and other greenhouse gases from operations and reducing the environmental footprint of its activities, and has committed to achieving those goals, which we believe are in the best interests of its business and its stockholders.

•	The Company has already made complex business decisions to prioritize and report on its environmental strategies, including with respect to the reduction of greenhouse gas emissions and its global environmental footprint.

•	Creating the data points requested by the proposal would be costly for the Company and its stockholders at this time, and would add little to no value to the careful analysis already contained in the climate report.

•	Anadarko has maintained a constructive dialogue over the years with many of its stockholders and other stakeholders and continuously seeks to be responsive to those who are interested in its health, safety and environmental performance.

Anadarko is committed to producing oil and natural gas in a manner that is consistent with its core values and beneficial to the Company and its stakeholders. The Company actively monitors climate-related issues and potential policy changes as a means to assess and manage potential risk. In light of the steps the Company has proactively taken to assess and reduce its environmental footprint and disclose its efforts, as outlined below, the Board believes that issuing an additional report would result in an unnecessary and unproductive use of the Company’s time and resources and negatively burden stockholder value.

Anadarko has already published a climate change report that substantially addresses much of the information requested by the proposal. Specifically, the Company’s 2018 Climate Risk Assessment and Management Report (the “Climate Report”), which can be found on the Company’s website at www.anadarko.com/content/documents/apc/Responsibility/ClimateChange-RiskAssess-Mngt-FINAL.pdf, provides details on the Company’s efforts to assess and manage climate-related risks in our business. The Climate Report describes:

(1)	the Company’s integration of climate-related risks into its Enterprise Risk Management process,

(2)	the oversight exercised by the Company’s Board of Directors and senior management over the Company’s exposure to risk, including climate-related risk,

(3)	the portfolio’s resilience to various price and demand outlooks under several climate change scenarios, including a scenario consistent with limiting global warming to 2 degrees Celsius or below.

The Climate Report also provides examples of steps the Company has taken to reduce emissions across operations, including large-scale facility design changes. Anadarko’s Climate Report was the result of careful consideration and analysis by the Company, including senior management and the Board of Directors. As set forth in the Climate Report, the Company has already established the goals of limiting emissions of methane and other greenhouse gases from operations and reducing the environmental footprint of its activities, and has committed to achieving those goals, which we believe are in the best interests of its business and its stockholders. The proposal seeks to substitute the deliberate decisions of the Company’s management, which were made with oversight from the Board and were based on careful consideration and analysis, with the proposal’s inexact requests for various climate change related analyses and disclosures. The proponent acknowledges that the Company has “assessed and reported on Company-related risk from climate change and has adopted plans to reduce its own operational emissions,” but fails to fully acknowledge that the Company has already made complex business decisions to prioritize and report on its environmental strategies, including with respect to the reduction of greenhouse gas emissions and its global environmental footprint. Thus, while the Company has, in fact, already issued a thorough report on its efforts to assess and manage climate-related risks in its business, the proponent seeks to impose its own methodologies on the Company’s established approach to climate change reporting.

The proposal, through its “supporting statement,” does ask for a few data points the Climate Report does not currently include. For example, the proposal requests information on adopting overall greenhouse gas emission reduction targets, reducing capital investments in oil and/or gas resource development, and investing in renewable energy resources. However, actually attempting to generate this

92

Stockholder Proposal

data would be costly for the Company and its stockholders at this time, and would add little to no value to the careful analysis already contained in the Climate Report. Moreover, Anadarko always has been, and plans to continue to be, an oil and gas exploration and production company. If the Company were to undertake the extensive process of calculating the costs and benefits of not doing the business it was created to do, but instead investing in a completely different industry (i.e., renewable energy), the analysis would be purely speculative and could result in confusing and misleading information which would have no value to investors.

Finally, Anadarko has maintained a constructive dialogue over the years with its stockholders and other stakeholders, and continuously seeks to be responsive to those who are interested in its health, safety and environmental performance. We value the input of our investors and understand that there is increasing interest in how oil and natural gas companies may be affected by potential carbon regulation, as well as how companies are assessing and managing climate change-related risks. In response to this feedback from our stakeholders, we published the Climate Report described above. We have participated in the Carbon Disclosure Project since 2007, and we are a founding member of The American Petroleum Institute’s Environmental Partnership, which develops programs designed to further reduce emissions. In addition, we describe our efforts to reduce air pollutants and greenhouse gases and how we monitor climate change governance and legislation developments on two webpages dedicated to these and other climate-related topics: www.anadarko.com/ Responsibility/Sustainable-Development/HSE/Climate- Change-Statement-and-Strategy/

and www.anadarko.com/ghg-airquality.

CONCLUSION

As demonstrated by the publication of the Climate Report and the additional actions described above, the Company has proactively taken steps to assess and reduce its environmental footprint and provide information on those efforts. The Company recognizes the importance of reducing greenhouse gas emissions and is committed to environmental stewardship, and we believe the current disclosures and practices as described above sufficiently fulfill the purpose of the requested report. The Board believes that issuing an additional report, as requested by the proposal, would result in an unnecessary and unproductive use of the Company’s time and resources and negatively burden stockholder value. The Climate Report and the Company’s ongoing efforts to minimize emissions should demonstrate to stockholders and key stakeholders that we are actively evaluating the potential climate change-related risks of our operations.

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.

93

General Information

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Where and when is the Annual Meeting?

The Annual Meeting will be held in Allison Tower located at 1201 Lake Robbins Drive, The Woodlands, Texas, 77380 on Tuesday, May 14, 2019, at 5:00 p.m. (Central Daylight Time).

Who may vote?

You may vote if you were a holder of Anadarko common stock as of the close of business on March 19, 2019, the record date for the Annual Meeting, or you hold a valid proxy from a stockholder. Each share of Anadarko common stock is entitled to one vote at the Annual Meeting. On the record date, there were 501,939,804 shares of common stock outstanding and entitled to vote at the Annual Meeting. There are no cumulative voting rights associated with Anadarko common stock.

May I attend the Annual Meeting?

Yes. Subject to space availability, all stockholders of record as of the record date for the Annual Meeting, or their duly appointed proxies, may attend the meeting. The Company also allows employees and certain guests invited by the Company to attend.

You will be asked to present valid picture identification, such as a driver’s license or passport. If your shares of common stock are held in street name (for example, held in the name of a bank, broker, or other holder of record) and you plan to attend the Annual Meeting, you must present proof of ownership of the Company’s common stock, such as a bank or brokerage account statement reflecting ownership as of the record date for the Annual Meeting, to be admitted.

You do not need to attend the Annual Meeting to vote. Even if you plan to attend, the Board recommends that you submit your vote in advance as instructed below. Shares of common stock held in street name must have a legal proxy in order to vote at the meeting. See “How do I vote?” on page 95 for more information.

Cameras, recording devices, cell phones and other electronic devices may not be used during the Annual Meeting. In addition, no backpacks, large bags, briefcases, posters, signs or packages will be permitted in the Annual Meeting.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with SEC rules, we are providing access to our proxy materials over the Internet. As a result, we have sent to most of our stockholders a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by e-mail. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?

We are providing certain stockholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice. If you would like to reduce the costs incurred by Anadarko in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet. When prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

94

General Information

Can I vote my stock by filling out and returning the Notice?

No. The Notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card, or by submitting a ballot in person at the Annual Meeting.

How can I access the proxy materials over the Internet?

Your Notice or proxy card will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet. Our proxy materials are also available at https://materials.proxyvote.com/032511.

What am I voting on and how does the Board recommend that I vote?

Proposal	Board Vote Recommendation
Election of Directors	FOR EACH DIRECTOR NOMINEE
Management Proposals
Ratification of KPMG LLP as Independent Auditor for 2019	FOR
Approve the Anadarko Petroleum Corporation 2019 Omnibus Incentive Compensation Plan	FOR
Advisory Vote to Approve the Company’s Named Executive Officer 2018 Compensation	FOR
Stockholder Proposal
Paris Compliant Business Plan	AGAINST

What is the effect of an “advisory” vote?

Because your vote with respect to approval of our NEO compensation is advisory, it will not be binding upon the Board. However, our Compensation Committee and the Board will carefully consider the outcome of the vote when reviewing future compensation arrangements for our executive officers.

Why should I vote?

Your vote is very important regardless of the amount of stock you hold. The Board strongly encourages you to exercise your right to vote as a stockholder of the Company.

How do I vote?

You may vote by any of the following four methods:

(i) Internet. Vote on the Internet at http://www.proxyvote.com. This website also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. In addition, we have included a Quick Response code (QR code) on the Notice and proxy card. When you scan the QR code with your web-connected mobile device, you will be sent directly to a personalized webpage where you can indicate how you would like to vote. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Daylight Time) on May 13, 2019.

(ii) Telephone. Vote by telephone by following the instructions on the Notice or, if you received a proxy card, by following the instructions on the proxy card. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Daylight Time) on May 13, 2019.

(iii) Mail. If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided.

If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If mailed, your completed and signed proxy card must be received by May 13, 2019.

(iv) Meeting. You may attend and vote at the Annual Meeting.

The Board recommends that you vote using one of the first three methods discussed above, as it is not practical for most stockholders to attend and vote at the Annual Meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your stock is held in street name (for example, held in the name of a bank, broker, or other holder of record), you must present a proxy executed in your favor from your bank, broker or other holder of record to be able to vote at the Annual Meeting. Follow the instructions of your bank, broker or other holder of record to obtain such a proxy.

95

General Information

If I vote by telephone or Internet and received a proxy card in the mail, do I need to return my proxy card?

No.

If I vote by mail, telephone or Internet, may I still attend the Annual Meeting?

Yes, you are still entitled (but not required) to attend the meeting.

Can I revoke my proxy?

Yes. You may revoke your proxy before the voting polls are closed at the Annual Meeting, by the following methods:

•	voting at a later time by Internet or telephone until 11:59 p.m. (Eastern Daylight Time) on May 13, 2019;

•	voting in person at the Annual Meeting;

•	delivering to Anadarko’s Corporate Secretary a proxy with a later date or a written revocation of your most recent proxy; or

•	giving notice to the inspector of elections at the Annual Meeting.

If you are a street name stockholder (for example, if your shares are held in the name of a bank, broker, or other holder of record) and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.

How many votes must be present to hold the Annual Meeting?

Your stock is counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to hold our Annual Meeting, holders of a majority of our common stock entitled to vote must be present in person or by proxy at the Annual Meeting. This is referred to as a quorum. Cast abstentions and broker non-votes will be counted as present for purposes of determining a quorum.

What is a broker non-vote?

The NYSE permits brokers to vote their customers’ stock held in street name on routine matters when the brokers have not received voting instructions from their customers. The NYSE does not, however, allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes.

What routine matters will be voted on at the Annual Meeting?

The ratification of the independent auditor is the only routine matter on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.

What non-routine matters will be voted on at the Annual Meeting?

The election of directors, the vote to approve the Anadarko Petroleum Corporation 2019 Omnibus Incentive Compensation Plan, the advisory vote to approve our NEO compensation and the stockholder proposal are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers.

How many votes are needed to approve each of the proposals or, with respect to the advisory vote, to be considered the recommendation of the stockholders?

The election of each director requires the affirmative vote of a majority of the votes cast for such director. Under our By-Laws, a majority of votes are cast for the election of a director if the number of votes cast “for” the director exceeds the number of votes cast “against” the director. Abstentions will not be taken into account in director elections. Each of the other proposals will be approved if it receives the affirmative vote of a majority of the stock entitled to vote and present in person or by proxy at the Annual Meeting. Although the advisory vote on our NEO compensation and the vote on the stockholder proposal are non-binding, the Board will review the results of such votes and, consistent with our record of stockholder engagement, will take the results into account when making decisions going forward. Except as otherwise provided above, abstentions are counted as votes present and entitled to vote and have the same effect as votes against a proposal. Broker non-votes are not counted as either votes for or votes against a proposal. Both abstentions and broker non-votes are counted in determining that a quorum is present for the meeting.

Could other matters be decided at the Annual Meeting?

We are not aware of any matters that will be considered at the Annual Meeting other than those set forth in this proxy statement. However, if any other matters arise at the Annual Meeting, the persons named in your proxy will vote in accordance with their best judgment.

96

General Information

Where can I find the voting results of the Annual Meeting?

We will announce the preliminary voting results at the Annual Meeting and disclose the final voting results in a current report on Form 8-K filed with the SEC within four business days of the date of the Annual Meeting unless only preliminary voting results are available at that time. To the extent necessary, we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. You may access or obtain a copy of these and other reports free of charge on the Company’s website at http://www.anadarko.com, or by contacting our investor relations department at investor@anadarko.com. Also, the referenced Form 8-K, any amendments thereto and other reports filed with or furnished to the SEC by the Company are available to you over the Internet at the SEC’s website at http://www.sec.gov.

How can I view the stockholder list?

A complete list of stockholders of record entitled to vote at the Annual Meeting will be available for viewing during ordinary business hours for a period of ten days before the Annual Meeting at our offices at 1201 Lake Robbins Drive, The Woodlands, Texas 77380.

Who pays for the proxy solicitation related to the Annual Meeting?

We do. In addition to sending you these materials or otherwise providing you access to these materials, some of our directors and officers as well as management and non-management employees may contact you by telephone, mail, e-mail or in person. You may also be solicited by means of press releases issued by Anadarko, postings on our website at http://www.anadarko.com, advertisements in periodicals, or other media forms. None of our officers or employees will receive any extra compensation for soliciting you. We have retained Morrow Sodali LLC (Morrow Sodali), 470 West Avenue, Stamford, Connecticut 06902, to assist us in soliciting your proxy for an estimated fee of $12,500, plus reasonable out-of-pocket expenses. Morrow Sodali ensures that brokers, custodians and nominees will supply additional copies of the proxy materials for distribution to the beneficial owners. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of Anadarko common stock.

Who will tabulate and certify the vote?

Broadridge Financial Solutions, Inc., an independent third party, will tabulate and certify the vote, and will have a representative to act as the independent inspector of elections for the Annual Meeting.

If I want to submit a stockholder proposal for the 2020 Annual Meeting, when is that proposal due?

If you are an eligible stockholder and want to submit a proposal for possible inclusion in the proxy statement relating to the 2020 Annual Meeting of Stockholders, your proposal must be delivered to the attention of our Corporate Secretary and must be received at our principal office, 1201 Lake Robbins Drive, The Woodlands, Texas 77380, no later than November 30, 2019. We will only consider proposals that meet the requirements of the applicable rules of the SEC.

If I want to nominate a director for the 2020 Annual Meeting or bring business at the 2020 Annual Meeting, when is that nomination or proposal due?

Eligible stockholders may nominate a candidate for election to the Board for inclusion in the Company’s proxy materials in accordance with the “proxy access” provisions of our By-Laws. Assuming that our Annual Meeting is held on schedule, our By-Laws require that you provide notice in writing to our Corporate Secretary (at the same address noted above) no later than the close of business on November 30, 2019, and no earlier than the close of business on October 31, 2019. For more information regarding the “proxy access” provisions of our By-Laws, see page 26.

Our By-Laws also provide that any stockholder may nominate a candidate for election to the Board or propose any business to be brought before an annual meeting of stockholders, which nomination or proposal is not submitted for inclusion in the Company’s proxy materials. Assuming that our Annual Meeting is held on schedule, our By-Laws require that you provide notice in writing to our Corporate Secretary (at the same address noted above) no later than the close of business on February 14, 2020, and no earlier than the close of business on January 15, 2020. For additional information, see page 26.

97

General Information

How can I obtain a copy of the Annual Report on Form 10-K?

Stockholders may request a free copy of our Annual Report on Form 10-K by submitting such request to Investor Relations, Anadarko Petroleum Corporation, P.O. Box 1330, Houston, Texas 77251-1330. Stockholders may also submit such request via e-mail at investor@anadarko.com or by calling (855) 820-6605. Alternatively, stockholders can access our Annual Report on Form 10-K on Anadarko’s website at http://www.anadarko.com. Also, our Annual Report on Form 10-K and other reports filed by the Company with the SEC are available to you over the Internet at the SEC’s website at http://www.sec.gov.

Will I get more than one copy of the proxy statement, annual report or Notice if there are multiple stockholders at my address?

In some cases, only one copy of this proxy statement, annual report or Notice is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon a written or oral request, a separate copy of this proxy statement, annual report or Notice to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address may also submit requests for delivery of a single copy of the proxy statement, annual report or Notice, but in such event will still receive separate proxies for each account. To request separate or single delivery of these materials now or in the future, a stockholder may submit a written request to the Corporate Secretary, Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380 or a stockholder may make a request by calling the Corporate Secretary at (832) 636-1000 or by contacting our transfer agent, Computershare, P.O. Box 505000, Louisville, Kentucky 40233.

BY ORDER OF THE BOARD OF DIRECTORS

Philip H. Peacock Vice President, Deputy General Counsel, Corporate Secretary and Chief Compliance Officer

Dated: March 29, 2019

The Woodlands, Texas

See enclosed proxy card – please vote promptly

98

Appendix A

Additional Information

CEO Reported vs. Realized Pay (2016-2018)

The following table illustrates the calculation methodology used to determine the differences between the amount reported in the 2018 Summary Compensation Table (SCT) and the amount actually realized, or received, by the CEO in 2018 for each of the following direct compensation elements, including actual performance-based compensation which was paid in 2018 for prior performance periods: Salary; Bonus; Non-Equity Incentive Plan Compensation; and Long-Term Incentive Awards (Stock Awards and Option Awards):

	CEO Reported Pay(1)	CEO Realized Pay*
	2018 Summary Compensation Table($)	2018 Actual Compensation Paid($)
Salary	1,300,000	1,300,000
Bonus(2)	311,000	0
Non-Equity Incentive Plan Compensation(3)	2,224,000	1,436,500
Stock Awards – Performance Units(4)	5,433,188	0
Option Awards(5)	2,660,102	391,935
Stock Awards – Restricted Stock Units(6)	2,775,000	2,752,113
Total 2018 Compensation	14,703,290	5,880,548

*	Includes actual performance-based compensation paid to CEO in 2018 as determined in footnotes 3-6 below.

(1)

The amounts in the CEO Reported Pay column reflect the total direct compensation (calculated as Salary, Bonus, Non-Equity Incentive Plan Compensation, and the grant value of Long-Term Incentive Awards) for 2018 as reported in the 2018 SCT on page 60 of the proxy statement. The grant date fair values for performance units, restricted stock units and options are described in footnote (3) to the 2018 SCT.

(2)

The amount in the CEO Reported Pay column reflects the portion of the incentive cash bonus awards for 2018, paid in February 2019, resulting from the Committee’s decision to increase the AIP calculated performance score from 131.6% to 150%.

(3)	The CEO Realized Pay column reflects the Non-Equity Incentive Plan Compensation Mr. Walker earned under the Company’s AIP for the 2017 performance year, which was paid in February 2018.

(4)

The CEO Realized Pay column reflects the zero payout in January 2018 for Mr. Walker’s 2014 performance unit award for the three-year performance period commencing January 1, 2015 and ended December 31, 2017. See the Option Exercises and Stock Vested in 2018 Table on page 66 of the proxy statement for more details.

(5)

The CEO Realized Pay column reflects the intrinsic value at vesting of any in-the-money stock options that vested during the performance year. Except for the 2017 grant, the vesting price of the other two tranches of stock options which vested during 2018 were below the respective exercise price.

(6)

The CEO Realized Pay column reflects the value at vesting of restricted stock units that vested during 2018. See the Options Exercises and Stock Vested in 2018 Table on page 66 of the proxy statement for more details.

Definitions and Calculation Methods for 2018 AIP Performance Metrics

The 2018 Annual Incentive Program (AIP) included new performance metrics that demonstrate our continued commitment to capital efficiency and financial discipline: Cash Flow Return on Invested Capital; Sales Volume Growth per Debt-Adjusted Share; and Reserved Additions Growth per Debt-Adjusted Share. The new performance metrics are defined and calculated as follows:

Cash Flow Return on Invested Capital (CFROIC)

CFROIC is calculated as follows:

Consolidated Cash Flow from Operations (CFFO) – WGP CFFO + WGP distributions to APC

Stockholders’ Equity + APC Debt

CFFO — Defined by generally accepted accounting principles and is disclosed in Anadarko’s Annual Report on Form 10-K in the consolidated statement of cash flows. It represents the cash generated by the Company’s exploration and production and midstream operations, and excludes cash flows from investing or financing activities.

A-1

Appendix A

Additional Information

Stockholders’ Equity — The portion of the balance sheet that represents the capital received from investors in exchange for stock plus retained earnings minus treasury stock.

APC Debt — The year-end balance of outstanding debt and excludes debt related to WGP.

Results were adjusted to neutralize certain non-operational impacts necessary to minimize unintended benefits or detriments related to non-operating variables.

Sales Volume Growth per Debt-Adjusted Share is defined as:

Current Year Sales Volume per DAS

Prior Year Sales Volume per DAS

The current year sales volume is defined as reported sales volume for the year.

Reserve Additions Growth per Debt-Adjusted Share is defined as:

Current Year Reserve Additions per DAS

Prior Year Reserve Additions per DAS

Reserve Additions include performance revisions of prior-year estimates, extensions, discoveries and improved recovery. It does not include reserve changes due to price revisions, acquisitions or divestitures.

Debt-adjusted shares are calculated as:

A-2

Appendix B

2019 Omnibus Incentive Compensation Plan

ANADARKO PETROLEUM CORPORATION

2019 OMNIBUS INCENTIVE COMPENSATION PLAN

(Effective as of                 , 2019)

Appendix B

2019 Omnibus Incentive Compensation Plan

B-i

Appendix B

2019 Omnibus Incentive Compensation Plan

B-ii

Appendix B

2019 Omnibus Incentive Compensation Plan

B-iii

Appendix B

2019 Omnibus Incentive Compensation Plan

ANADARKO PETROLEUM CORPORATION

2019 OMNIBUS INCENTIVE COMPENSATION PLAN

(Effective as of                      , 2019)

SECTION 1

PURPOSES

The purposes of the Anadarko Petroleum Corporation 2019 Omnibus Incentive Compensation Plan (the “Plan”) are to promote the interests of Anadarko Petroleum Corporation (the “Company”) and its stockholders by strengthening its ability to attract, retain and motivate Employees and Consultants of the Company and any Subsidiary by furnishing suitable recognition of their performance, ability and experience, to align their interests and efforts to the long-term interests of the Company’s stockholders, and to provide them with a direct incentive to achieve the Company’s strategic and financial goals. In furtherance of these purposes, the Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Incentive Awards, Cash Awards, and Other Stock-Based Awards to Participants in accordance with the terms and conditions set forth below.

SECTION 2

DEFINITIONS

Unless otherwise required by the context, the following terms when used in the Plan shall have the meanings set forth in this Section 2:

2.1      Award

Any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Incentive Award, Cash Award or Other Stock-Based Award, in each case payable in cash and/or in Common Stock as may be designated by the Plan Administrator.

2.2      Award Agreement

The written agreement or other documentation setting forth the terms, conditions, rights and duties applicable to an Award granted under the Plan (which, in the discretion of the Plan Administrator, need not be countersigned by a Participant). The Plan Administrator may, in its discretion, provide for the use of electronic, internet or other non-paper Award Agreements. The requirement for delivery of a written agreement is satisfied by electronic delivery of such agreement provided that evidence of the Participant’s receipt of such electronic delivery is available to the Company and such delivery is not prohibited by applicable laws and regulations.

2.3      Beneficiary

The person or persons designated by the Participant pursuant to Section 7.3(f) or Section 18.8 to whom payments are to be paid pursuant to the terms of the Plan in the event of the Participant’s death.

2.4      Board

The Board of Directors of the Company.

2.5      Cash Awards

As defined in Section 13.1.

2.6      Cause

“Cause” shall have the meaning ascribed thereto in any employment, consulting or similar service agreement between a Participant and an Employer, or, in the absence of such agreement, a termination of a Participant’s employment with the Company and its Subsidiaries resulting from (a) substandard work performance or repeated unreliability that has not been cured to the Employer’s satisfaction; (b) workplace misconduct; (c) excessive absenteeism; (d) violation of safety rules;

B-1

Appendix B

2019 Omnibus Incentive Compensation Plan

(e) violation of an Employer’s policies, including without limitation, the Employer’s “Code of Business Conduct and Ethics”; (f) fraud or other dishonesty against the Employer; (g) engagement in conduct that the Participant knows or should know is materially injurious to the business or reputation of the Employer; (h) falsifying Employer or Employee records (including an employment application); (i) on-the-job intoxication or being under the influence of alcohol or an illegal narcotic or a drug not being used as prescribed; (j) unauthorized use of Employer equipment or confidential information of an Employer or third party who has entrusted such information to the Employer; or (k) conviction of a misdemeanor involving moral turpitude or a felony. With respect to a Consultant, Cause shall also include a breach by the Consultant of the applicable consulting or similar service agreement. Whether a Participant has been terminated for Cause will be determined by the Board in its sole discretion with respect to a Section 16 Insider and, with respect to all other Participants, by the Vice President of Human Resources or the Company’s General Counsel, each in his or her sole discretion.

2.7      Change in Capitalization

Any increase or reduction in the number of shares of Common Stock, any change (including, without limitation, in the case of a spin-off, dividend or other distribution in respect of shares, a change in value) in the shares of Common Stock or any exchange of shares of Common Stock for a different number or kind of shares of Common Stock or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, extraordinary cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

2.8      Change of Control

Except as otherwise provided in an Award Agreement, the occurrence of any of the following after the Effective Date:

(a) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person“) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock“) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of Section 2.8(c); or

(b) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of Common Stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting

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securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, with respect to an Award that (i) is subject to Section 409A and (ii) a Change of Control would accelerate the timing of payment thereunder, the term “Change of Control” shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as defined in Section 409A and the authoritative guidance issued thereunder, but only to the extent inconsistent with the above definition, and only to the minimum extent necessary to comply with Section 409A as determined by the Compensation and Benefits Committee of the Board.

2.9      Code

The Internal Revenue Code of 1986, as amended and in effect from time to time, and the temporary or final regulations of the Secretary of the U.S. Treasury adopted pursuant to the Code.

2.10    Common Stock

The Common Stock of the Company, $0.10 par value per share, or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 5.

2.11    Company

As defined in Section 1.

2.12    Consultant

Any consultant, agent, advisor or independent contractor (including a non-employee member of the Board) who renders services to the Company or any Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of Common Stock on a Form S-8 Registration Statement.

2.13    Dividend Payment Date

As defined in Section  9.5.

2.14    Effective Date

The effective date of the Plan is                     , 2019, the date on which it was approved by the stockholders of the Company.

2.15    Employee

Any officer or other employee of the Company or of any Subsidiary. An Employee on a leave of absence for such periods and purposes conforming to the personnel policy of the Company may be considered still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in the Plan.

2.16    Employer

As to any Participant on any date, the Company or a Subsidiary that employs or retains the Participant on such date.

2.17    Exchange Act

The Securities Exchange Act of 1934, as amended and rules promulgated thereunder.

2.18    Fair Market Value

As of any given date, the closing sales price at which Common Stock is sold on such date as reported in the NYSE-Composite Transactions by The Wall Street Journal or any other comparable service the Plan Administrator may determine is reliable for such date, or if no Common Stock was traded on such date, on the next preceding day on which Common Stock was so

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traded. If the Fair Market Value of the Common Stock cannot be determined pursuant to the preceding provisions, the “Fair Market Value” of the Common Stock shall be determined by the Plan Administrator in such a manner as it deems appropriate, consistent with the requirements of Section 409A.

2.19    Full Value Award

An Award other than of Options or Stock Appreciation Rights, which is settled by the issuance of Common Stock.

2.20    Good Reason

Unless otherwise provided in an Award Agreement, the term “Good Reason” shall have the following meaning as applied to a Participant who is an Employee: (i) to the extent defined in an Employee’s employment agreement, severance agreement or individual change of control agreement, the term “Good Reason” shall have the same meaning as set forth in such agreement with respect to such Employee, and (ii) in the case of an Employee not covered by clause (i) above, the term “Good Reason” shall have the same meaning as set forth in the Company’s Change of Control Severance Plan, as it may be amended from time to time. With respect to a Participant who is not an Employee, “Good Reason” shall have the meaning ascribed thereto in the applicable Award Agreement and, in the absence of the definition of such term in such agreement, the provisions in Section 16 relating to “Good Reason” shall not be applicable to such Participant’s Award evidenced by such agreement.

2.21    Incentive Award

A percentage of base salary, a fixed dollar amount or other measure of compensation which Participants are eligible to receive, in cash, Common Stock and/or other Awards under the Plan, at the end of a Performance Period if certain performance measures are achieved.

2.22    Incentive Stock Option

An option intended to meet the requirements of an “incentive stock option” as defined in Section 422 of the Code, as in effect at the time of grant of such Option, or any statutory provision that may hereafter replace such section.

2.23    Management Committee

A committee designated by the Board (either by resolution or by provisions contained in the Plan) and consisting of the Chief Executive Officer, provided that such officer is a member of the Board, and such other members of the Board as the Board may determine from time to time.

2.24    Maximum Grant

The maximum grants set forth in Section 5.2(a).

2.25    Nonqualified Option

An Option which is not intended to meet the requirements of an “incentive stock option” as defined in Section 422 of the Code.

2.26    Option

An Incentive Stock Option or a Nonqualified Option.

2.27    Option Price

The price per share of Common Stock at which an Option is exercisable.

2.28    Other Stock-Based Award

As defined in Section  13.2.

2.29    Participant

An eligible Employee or a Consultant (which includes, for the avoidance of doubt, a non-employee member of the Board) to whom Awards are granted under the Plan as set forth in Section 4. References to a “Participant” in the Plan will be interpreted to mean an Employee, a Consultant, Employees or Consultants as individual groups or as one group in the aggregate, as the context so provides.

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2.30    Performance Goals

One or more performance goals specified by the Plan Administrator. Without limiting the scope of the preceding sentence, the Plan Administrator may use such business criteria, individual goals and other measures of performance as it may deem appropriate in establishing any Performance Goals applicable to an Award, and any such Performance Goals may differ among Awards granted to any one Participant or to different Participants. Performance Goals may be applied individually, alternatively or in any combination, and a Performance Goal may apply to an individual, the Company as a whole or to a Subsidiary or a business unit of the Company or any Subsidiary, either individually, alternatively or in any combination. Performance Goals may be measured either annually or cumulatively over a period of time, on an absolute basis or relative to the pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Plan Administrator. The Plan Administrator may make such adjustments to the Performance Goals as and when it determines are appropriate. The Plan Administrator shall determine in its discretion the extent to which the applicable Performance Goals were, in fact, achieved and the amounts to be paid, vested or delivered as a result thereof.

2.31    Performance Period

That period of time during which Performance Goals are evaluated to determine the vesting or granting of Awards under the Plan, as the Plan Administrator may determine, provided that the period is no longer than ten (10) years.

2.32    Performance Shares

An Award granted under the Plan representing the right to receive a number of shares of Common Stock for each Performance Share granted, as the Plan Administrator may determine.

2.33    Performance Units

An Award granted under the Plan representing the right to receive a payment (either in cash or Common Stock) equal to the value of a Performance Unit, as the Plan Administrator may determine.

2.34    Permitted Transferee

As defined in Section  7.3(f).

2.35    Plan

As defined in Section 1.

2.36    Plan Administrator

Those committees appointed and authorized pursuant to Section 3 to administer the Plan.

2.37    Prior Plan

The Anadarko Petroleum Corporation 2012 Omnibus Incentive Compensation Plan, as amended.

2.38    Restricted Stock

Common Stock granted under the Plan that is subject to the requirements of Section 10 and such other restrictions as the Plan Administrator deems appropriate. References to Restricted Stock in the Plan shall include Restricted Stock awarded in conjunction with Incentive Awards pursuant to Section 12, unless the context otherwise requires.

2.39    Restricted Stock Units

An Award granted under the Plan representing a right to receive a payment (either in cash and/or Common Stock) equal to the value of a share of Common Stock.

2.40    Restriction Period

As defined in Sections 10.2 and 11.2, as applicable.

2.41    Rule 16b-3

Rule 16b-3 of the General Rules and Regulations under the Exchange Act.

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2.42    Section 16 Insider

Any person who is selected by the Plan Administrator to receive an Award pursuant to the Plan and who is or is reasonably expected to become subject to the requirements of Section 16 of the Exchange Act, and the rules and regulations promulgated thereunder.

2.43    Section 409A

Section  409A of the Code.

2.44    Securities Act

The Securities Act of 1933, as amended and rules promulgated thereunder.

2.45    Stock Appreciation Right

Any right granted under Section 8.

2.46    Subsidiary

An entity that is designated by the Plan Administrator as a subsidiary for purposes of the Plan and that is a corporation, partnership, joint venture, limited liability company, limited liability partnership, or other entity in which the Company owns directly or indirectly, fifty percent (50%) or more of the voting power or profit interests, or as to which the Company or one of its affiliates serves as general or managing partner or in a similar capacity. Notwithstanding the foregoing, for purposes of Options intended to qualify as Incentive Stock Options, the term “Subsidiary” shall mean a corporation (or other entity treated as a corporation for tax purposes) in which the Company directly or indirectly holds more than fifty percent (50%) of the voting power.

2.47    Termination of Service

(a) As to an Employee, the time when the employee-employer relationship between a Participant and the Company or any Employer is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Employer.

(b) As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company or any Employer is terminated for any reason, with or without Cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Employer.

SECTION 3

ADMINISTRATION

3.1    Plan Administrator

(a) The Compensation and Benefits Committee of the Board shall be the Plan Administrator with respect to all Section 16 Insiders. As to these individuals, the Plan Administrator (including each individual that is a member thereof) shall be constituted at all times so as to (i) be “independent,” as such term is defined pursuant to the rules of any stock exchange on which the Common Stock may then be listed, and (ii) meet the non-employee director standards of Rule 16b-3.

(b) Other than as set forth in Section 3.1(a) and subject to Section 3.4 (and subject to applicable law), the Management Committee shall be the Plan Administrator. The Board may from time to time remove members from, or add members to, the Management Committee.

(c) Notwithstanding Sections 3.1(a) and 3.1(b), the Board may designate itself or the Compensation and Benefits Committee of the Board as the Plan Administrator as to any Participant or groups of Participants unless such designation with respect to a Participant or groups of Participants would not be in compliance with the requirements of the Code, the Exchange Act or the Securities Act.

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(d) The above committees hereby designate the appropriate Employees or other agents of the Company to handle the day-to-day administrative matters of the Plan.

3.2      Authority of Plan Administrator

Subject to the express terms and conditions set forth herein, the Plan Administrator shall have the power from time to time to:

(a) select the Participants to whom Awards shall be granted under the Plan and the number of shares or amount of cash subject to such Awards and prescribe the terms and conditions (which need not be identical) of each such Award;

(b) set the terms and conditions of any Award consistent with the terms of the Plan (which may be based on Performance Goals or other performance measures as the Plan Administrator shall determine), and make any amendments, modifications or adjustments to such Awards (including, without limitation, accelerating the vesting of any Award), subject to any limitations imposed under Section 409A;

(c) construe and interpret the Plan and the Awards granted hereunder and establish, amend and revoke rules and regulations for the administration of the Plan, including, without limitation, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Award Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3, the Code, to the extent applicable, and other applicable laws, and otherwise to make the Plan fully effective;

(d) except as otherwise provided in an Award Agreement, exercise its discretion at any time prior to a Change of Control to reduce or increase the amounts that would otherwise by payable under any Award;

(e) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(f) generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

All decisions and determinations by the Plan Administrator in the exercise of the above powers shall be final, binding and conclusive upon the Company, a Subsidiary, the Participants and all other persons having or claiming any interest therein. The Plan Administrator shall cause the Company at the Company’s expense to take any action related to the Plan which may be necessary to comply with the provisions of any federal, state or foreign law or any regulations issued thereunder, which the Plan Administrator determines are intended to be complied with. All Awards and any administrative action taken by the Plan Administrator shall be in conformity with all applicable federal, state, and local laws and shall not discriminate on the basis of sex, race, color, religion, national origin, citizenship, age, disability, marital or veterans status, sexual orientation or any other legally protected categories.

3.3      Indemnification of Plan Administrator

Each member of any committee acting as Plan Administrator, while serving as such, shall be entitled, in good faith, to rely or act upon any advice of the Company’s independent auditors, counsel or consultants hired by the committee, or other agents assisting in the administration of the Plan. The Plan Administrator and any Employee of the Company acting at the direction or on behalf of the Company shall not be personally liable for any action or determination taken or made, or not taken or made, in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected under the Company’s charter or by-laws with respect to any such action or determination.

3.4      Delegation to Management Committee

To the maximum extent permitted by applicable law and subject to Section 3.1, the Board and the Compensation and Benefits Committee of the Board hereby delegate to the Management Committee the authority (i) to designate the Employees and Consultants who shall be Participants, (ii) to determine the Awards to be granted to any such Participants or (iii) both (i) and (ii); provided, however, that the Management Committee shall not have the authority to grant Awards to any member of the Management Committee or a Section 16 Insider and shall be subject to such other limitations set forth in the Plan. This provision shall be deemed to constitute a delegation from the Board to the Management Committee without further action by the Board. However, the Board or the Compensation and Benefits Committee of the Board may, from time to time, limit the total number of shares Common Stock subject to such delegation.

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SECTION 4

ELIGIBILITY

To be eligible to be a Participant, an individual must be an Employee or a Consultant of an Employer, as of the date on which the Plan Administrator grants to such individual an Award under the Plan. Members of the Board shall be eligible to participate in the Plan. Each grant of an Award under the Plan shall be evidenced by an Award Agreement.

SECTION 5

SHARES AVAILABLE FOR THE PLAN

5.1      Aggregate Shares

(a)      Share Authorization

Subject to Section 5.1(b), Section 5.1(d) and adjustment as provided in Section 5.3, the maximum aggregate number of shares of Common Stock available for issuance under the Plan on or after the Effective Date shall be 35,900,000 shares, less the sum of (i) one (1) share for every one (1) share that was subject to an “Option” or “Stock Appreciation Right” granted under the Prior Plan after December 31, 2018 and on or before the Effective Date and (ii) 2.21 shares for every one (1) share that was granted under the Prior Plan as a “Full Value Award” after December 31, 2018 and on or before the Effective Date.

(b)      Limit on Full Value Awards — Flexible Share Pool

Each share of Common Stock subject to a Full Value Award granted on or after the Effective Date shall reduce the shares that remain available for issuance under the Plan by 2.21 shares of Common Stock. Each share of Common Stock subject to an Award granted on or after the Effective Date other than a Full Value Award shall reduce the shares that remain available for issuance under the Plan by one (1) share of Common Stock.

(c)      Limit on Incentive Stock Options

The maximum aggregate number of shares that may be issued under the Plan through Incentive Stock Options granted under the Plan on or after the Effective Date shall be equal to the share authorization set forth in Section 5.1(a) (as adjusted as provided in such Section).

(d)      Share Usage

Any shares of Common Stock related to Awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares of Common Stock (but including shares forfeited with respect to Restricted Stock) or are settled in cash in lieu of shares of Common Stock (or, after December 31, 2018, any shares of Common Stock related to awards granted under the Prior Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such share of Common Stock (but including shares forfeited with respect to restricted stock) or that are settled in cash) shall, in any such case, be added to the shares of Common Stock available for grant under the Plan in accordance with this Section 5.1(d). However, shares of Common Stock that are subject to Stock Appreciation Rights (or stock appreciation rights awarded under the Prior Plan) but are not issued or delivered as a result of the net settlement in shares of Common Stock of such Stock Appreciation Rights (or such stock appreciation rights awarded under the Prior Plan) shall not be available again for grant under the Plan. Furthermore, any shares of Common Stock withheld to satisfy tax withholding obligations on an Award issued under the Plan, shares of Common Stock tendered to pay the exercise price of an Award under the Plan, and shares of Common Stock repurchased on the open market with the proceeds of an Option exercise (or any of the foregoing as it relates to withholding, payments or repurchases pertaining to awards granted under the Prior Plan) will, in any such case, no longer be eligible to be again available for grant under the Plan. In addition, the full number of Incentive Stock Options exercised shall be counted against the number of shares that may be issued under the Plan through Incentive Stock Options awarded under the Plan on or after the Effective Date pursuant to Section 5.1(c), regardless of the number of shares of Common Stock actually issued upon exercise of such Incentive Stock Options. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares of Common Stock or treasury shares of Common Stock.

Any shares of Common Stock that again become available for Awards under the Plan pursuant to the preceding provisions of this Section shall be added as (i) one (1) share for every one (1) share subject to Options or Stock Appreciation Rights granted

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under the Plan or options or stock appreciation rights granted under the Prior Plan and (ii) 2.21 shares for every one (1) share subject to Awards granted under the Plan other than Options or Stock Appreciation Rights or awards granted under the Prior Plan other than options or stock appreciation rights.

Substitute Awards (as defined below) shall not reduce the shares authorized for issuance under the Plan or the limitations on grants to a Participant under Section 5.2, nor shall shares subject to a Substitute Award be added to the shares available for issuance under the Plan as provided above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may, if and to the extent determined by the Board and subject to compliance with applicable stock exchange requirements, be used for Awards under the Plan and shall not reduce the shares authorized for issuance under the Plan (and shares subject to such Awards shall not be added to the shares available for issuance under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not, prior to such acquisition or combination, employed by (and who were not non-employee directors or consultants of) the Company or any of its Subsidiaries immediately prior to such acquisition or combination. For purposes of this Section “Substitute Awards” shall mean Awards granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

5.2      Individual Limitations

(a)      Maximum Grants

Subject to adjustment as provided in Section 5.3, no Participant may be granted (i) Options or Stock Appreciation Rights during any calendar year with respect to more than 2,500,000 shares of Common Stock and (ii) Awards (other than Options or Stock Appreciation Rights) during any calendar year that are denominated in shares of Common Stock under which more than 1,500,000 shares of Common Stock may be earned for each twelve (12) months in the vesting period or Performance Period (which vesting or Performance Period, as applicable, shall not exceed ten (10) years). No Participant may be granted Awards during any calendar year that are not denominated in shares of Common Stock under which more than $10,000,000 (including the Fair Market Value of any shares of Common Stock paid in satisfaction of such Awards) may be earned for each twelve (12) months in the vesting or Performance Period (which vesting or Performance Period, as applicable, shall not exceed ten (10) years). Each of the limitations in this paragraph shall be multiplied by two (2) with respect to Awards granted to a Participant during the first calendar year in which the Participant commences employment with the Company and its Subsidiaries.

(b)      Additional Limitation Applicable to Non-Employee Directors

Notwithstanding any provisions to the contrary in the Plan, in any other incentive compensation plan of the Company or any of its Subsidiaries, or any other compensatory policy or program of the Company applicable to its non-employee directors (collectively, the “Director Programs”), the sum of “A” and “B” for any individual, non-employee director for any single calendar year beginning on or after January 1, 2019 shall not exceed $750,000, where:

“A”

equals the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted under the Director Programs (other than with respect to compensation described in “B” below) to such director during such calendar year; and

“B”

equals the aggregate cash value of such director’s retainer, meeting attendance fees, committee assignment fees, lead director retainer, committee chair and member retainers and other Board fees related to service on the Board or committee(s) of the Board that are initially denominated as a cash amount or any other property other than Common Stock (whether paid currently or on a deferred basis or in cash or other property (including Common Stock)) for such calendar year;

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provided, however, that the limitation described in this sentence shall be determined without regard to grants of awards under the Director Programs and compensation, if any, paid to a non-employee director during any period in which such individual was an Employee or Consultant (other than in the capacity of a non-employee director).

5.3      Adjustments in Authorized Shares

(a) In the event of a Change in Capitalization, the Plan Administrator shall make such adjustments, if any, as it determines are appropriate and equitable, and to the extent such an action does not conflict with Delaware or other applicable laws or securities exchange rules, to (i) the maximum number and class of shares of Common Stock or other stock or securities with respect to which Awards may be granted under the Plan, (ii) the maximum number and class of shares of Common Stock or other stock or securities that may be issued upon exercise of Nonqualified Options, Incentive Stock Options and Stock Appreciation Rights, (iii) the Maximum Grants, (iv) the number and class of shares of Common Stock or other stock or securities which are subject to outstanding Awards granted under the Plan and the Option Price or exercise price therefor, if applicable, and (v) the Performance Goals; provided, however, that in the case of an “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards No. Update Topic 718), the Board shall make such equitable or appropriate adjustments described in the preceding provisions of this paragraph to reflect such equity restructuring. Any such adjustment shall be final, binding and conclusive on all persons claiming any right or interest under the Plan.

(b) If, by reason of a Change in Capitalization, a Participant shall be entitled to, or shall be entitled to exercise an Option or Stock Appreciation Right with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the shares of Common Stock that such shares replaced or to the Option or Stock Appreciation Right, as the case may be, prior to such Change in Capitalization.

5.4      Effect of Certain Transactions

Following (a) the liquidation or dissolution of the Company or (b) a merger, sale or consolidation of the Company (a “Transaction”), (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Transaction (which treatment may be different as among different types of Awards and different holders thereof) or (ii) if not so provided in such agreement, each Participant shall be entitled to receive in respect of each share of Common Stock subject to any outstanding Awards, upon exercise of any Option or Stock Appreciation Right or payment or transfer in respect of any other Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock was entitled to receive in the Transaction in respect of a share of Common Stock; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to Awards prior to such Transaction, but giving effect to any applicable provision of the Plan or any Award Agreement if the Transaction is a Change of Control. Without limiting the generality of the foregoing, the treatment of outstanding Options and Stock Appreciation Rights pursuant to clause (i) of this Section 5.4 in connection with a Transaction may include the cancellation of outstanding Options and Stock Appreciation Rights upon consummation of the Transaction provided either (x) the holders of affected Options and Stock Appreciation rights have been given a period of at least fifteen (15) days prior to the date of the consummation of the Transaction to exercise the Options and Stock Appreciation Rights (whether or not they were otherwise exercisable) or (y) the holders of the affected Options and Stock Appreciation Rights are paid (in cash or cash equivalents) in respect of each share of Common Stock covered by the Options or Stock Appreciation Rights being cancelled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the Transaction (the value of any non-cash consideration to be determined by the Plan Administrator in its sole discretion) over the exercise price thereof. For avoidance of doubt, (1) the cancellation of Options and Stock Appreciation Rights pursuant to clause (y) of the preceding sentence may be effected notwithstanding anything to the contrary contained in the Plan or any Award Agreement and (2) if the amount determined pursuant to clause (y) of the preceding sentence is zero or less, the affected Options and Stock Appreciation Rights may be cancelled without any payment therefor. The treatment of any Award as provided in this Section 5.4 shall be conclusively presumed to be appropriate for purposes of Section 5.3.

SECTION 6

AWARD AGREEMENTS

Upon a determination by the Plan Administrator that an Award is to be granted to a Participant pursuant to Section 7, 8, 9, 10, 11, 12 or 13, an Award Agreement shall be provided to such Participant as soon as practicable specifying, without limitation,

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the terms, conditions, rights and duties related thereto, including terms requiring forfeiture of Awards in the event of a Termination of Service by the Participant and terms relating to the Clawback/Forfeiture Events under Section 18.1. Each Award Agreement shall be subject to the terms and conditions of the Plan.

SECTION 7

STOCK OPTIONS

7.1      Grant of Options

Subject to the limitations in Sections 5.1 and 5.2, Options may be granted to eligible Participants in such number, and at such times during the term of the Plan, as the Plan Administrator shall determine. The Plan Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Plan Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of Performance Goals or other performance measures, the satisfaction of an event or condition within the control of the recipient of the Option or within the control of others. The granting of an Option shall take place when the Plan Administrator by resolution, written consent or other appropriate action determines to grant such an Option to a particular Participant at the Option Price. Each Option granted under the Plan shall be identified in the Award Agreement as either an Incentive Stock Option or a Nonqualified Option (or if no such identification is made, then it shall be a Nonqualified Option). No Incentive Stock Option shall be granted to any Participant who is not an Employee of the Company or any “subsidiary corporation” of the Company (as defined in Section 424(f) of the Code).

7.2      Special Provisions Applicable to Incentive Stock Options

Each provision of the Plan and each Incentive Stock Option granted thereunder shall be construed so that each such Option shall qualify as an Incentive Stock Option, and any provision thereof that cannot be so construed shall be disregarded, unless the Employee agrees otherwise. Incentive Stock Options, in addition to complying with the other provisions of the Plan relating to Options generally, shall be subject to the following conditions:

(a)      Ten Percent (10%) Stockholders

An Employee must not, immediately before an Incentive Stock Option is granted to him or her, own stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary corporation (within the meaning of Section 424 of the Code). This requirement is waived if (i) the Option Price of the Incentive Stock Option to be granted is at least one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Option, determined at the time the Option is granted, and (ii) the Option is not exercisable more than five (5) years from the date the Option is granted.

(b)      Annual Limitation

To the extent that the aggregate Fair Market Value (determined at the time of the grant of the Option) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Employee during any calendar year exceeds One Hundred Thousand Dollars ($100,000), such Options shall be treated as Nonqualified Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, unless otherwise required by applicable law, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Options.

(c)      Additional Terms

Any other terms and conditions which the Plan Administrator determines, upon advice of counsel, must be imposed for the Option to be an Incentive Stock Option.

(d)      Notice of Disqualifying Disposition

If an Employee shall make any disposition of shares of Common Stock issued pursuant to an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to disqualifying dispositions), the Employee shall notify the Company of such disposition within twenty (20) days thereof.

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7.3      Terms of Options

Except as otherwise provided in the Award Agreement and Section 7.2, all Incentive Stock Options and Nonqualified Options under the Plan shall be granted subject to the following terms and conditions:

(a)      Option Price

The Option Price shall be determined by the Plan Administrator in any reasonable manner, but shall not be less than the Fair Market Value of the Common Stock on the date the Option is granted, except in the case of Options that are granted in assumption of, or in substitution for, outstanding awards previously granted by (i) a company acquired by the Company or a Subsidiary, or (ii) a company with which the Company or a Subsidiary combines.

(b)      Duration of Options

Options shall be exercisable at such time and under such conditions as set forth in the Award Agreement, but in no event shall any Option (whether a Nonqualified Option or an Incentive Stock Option) be exercisable later than the tenth (10th) anniversary of the date of its grant.

(c)      Exercise of Options

Common Stock covered by an Option may be purchased at one time or in such installments over the option period as may be provided in the Award Agreement. Any Common Stock not purchased on an applicable installment date may be purchased thereafter at any time prior to the expiration of the Option in accordance with its terms. To the extent that the right to purchase Common Stock has accrued thereunder, an Option may be exercised from time to time by notice to the Company setting forth the amount of Common Stock with respect to which the Option is being exercised.

(d)      Payment

The purchase price of Common Stock purchased under Options shall be paid in full to the Company upon the exercise of the Option by delivery of consideration equal to the product of the Option Price and the Common Stock purchased (the “Purchase Price”). Such consideration may be either (i) in cash or (ii) at the discretion of the Plan Administrator, in Common Stock (by either actual delivery of Common Stock or by attestation presenting satisfactory proof of beneficial ownership of such Common Stock) already owned by the Participant, or any combination of cash and Common Stock. The Fair Market Value of such Common Stock as delivered shall be valued as of the day of exercise. The Plan Administrator can determine that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, without limitation, federal tax and securities laws, regulations and state corporate law), an Option may also be exercised in a “cashless” exercise by delivery of a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company to promptly deliver to the Company sufficient proceeds to pay the Purchase Price. A Participant shall have none of the rights of a stockholder until the Common Stock is issued to the Participant.

The Plan Administrator may permit a Participant to pay all or a portion of the Purchase Price by having Common Stock with a Fair Market Value equal to all or a portion of the Purchase Price be withheld from the shares issuable to the Participant upon the exercise of the Option. The Fair Market Value of such Common Stock as is withheld shall be determined as of the same day as the exercise of the Option.

(e)      Restrictions

The Plan Administrator shall determine and reflect in the Award Agreement, with respect to each Option, the nature and extent of the restrictions, if any, to be imposed on the Common Stock which may be purchased thereunder, including, without limitation, restrictions on the transferability of such Common Stock acquired through the exercise of such Options for such periods as the Plan Administrator may determine. In addition, to the extent permitted by applicable laws and regulations, the Plan Administrator may require that a Participant who wants to effectuate a “cashless” exercise of Options be required to sell the Common Stock acquired in the associated exercise to the Company, or in the open market through the use of a broker selected by the Company, at such price and on such terms as the Plan Administrator may determine at the time of grant, or otherwise. Without limiting the foregoing, the Plan Administrator may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Common Stock issued as a result of the exercise of an Option, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by one or

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more Participants and (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers. No dividend equivalents may be granted in connection with any Option.

(f)      Transferability of Options

Notwithstanding Section 18.2 and only if allowed by the Plan Administrator in its discretion, Nonqualified Options may be transferred to a Participant’s immediate family members, directly or indirectly or by means of a trust, corporate entity or partnership (a person who thus acquires this option by such transfer, a “Permitted Transferee”). A transfer of a Nonqualified Option may only be effected by the Company at the request of the Participant and shall become effective upon the Permitted Transferee agreeing to such terms as the Plan Administrator may require and only when recorded in the Company’s record of outstanding Options. In the event an Option is transferred as contemplated hereby, the Option may not be subsequently transferred by the Permitted Transferee except a transfer back to the Participant or by will or the laws of descent and distribution. A transferred Option may be exercised by a Permitted Transferee to the same extent as, and subject to the same terms and conditions as, the Participant (except as otherwise provided herein), as if no transfer had taken place. As used herein, “immediate family member” shall mean, with respect to any person, such person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, and shall include adoptive relationships. In the event of exercise of a transferred Option by a Permitted Transferee, any amounts due to (or to be withheld by) the Company upon exercise of the Option shall be delivered by (or withheld from amounts due to) the Participant, the Participant’s estate or the Permitted Transferee, in the reasonable discretion of the Company.

In addition, to the extent permitted by applicable law and Rule 16b-3, the Plan Administrator may permit a recipient of a Nonqualified Option to designate in writing during the Participant’s lifetime a Beneficiary to receive and exercise the Participant’s Nonqualified Options in the event of such Participant’s death.

Notwithstanding any provision in the Plan to the contrary, no Option may be transferred for consideration to a financial institution.

(g)      Purchase for Investment

The Plan Administrator shall have the right to require that each Participant or other person who shall exercise an Option under the Plan, and each person into whose name the Common Stock shall be issued pursuant to the exercise of an Option, represent and agree that any and all Common Stock purchased pursuant to such Option is being purchased for investment only and not with a view to the distribution or resale thereof and that such Common Stock will not be sold except in accordance with such restrictions or limitations as may be set forth in the Option or by the Plan Administrator. This Section 7.3(g) shall be inoperative during any period of time when the Company has obtained all necessary or advisable approvals from governmental agencies and has completed all necessary or advisable registrations or other qualifications of the Common Stock as to which Options may from time to time be granted as contemplated in Section 17.

(h)      No Repricing or Exchange

Other than pursuant to Section 5.3, the Plan Administrator may not take any action (i) to amend the terms of an outstanding Option to reduce the Option Price thereof, cancel an Option and replace it with a new Option with a lower Option Price, or that has an economic effect that is the same as any such reduction or cancellation or (ii) to cancel an outstanding Option having an Option Price above the then-current Fair Market Value of the Common Stock in exchange for the grant of another type of Award or cash (other than in connection with a Change of Control), without, in each such case, first obtaining approval of the Company’s stockholders of such action.

SECTION 8

STOCK APPRECIATION RIGHTS

8.1      Grant of Stock Appreciation Rights

Subject to the limitations in Sections 5.1 and 5.2, Stock Appreciation Rights may be granted to Participants in such number, and at such times during the term of the Plan, as the Plan Administrator shall determine. The Plan Administrator may grant a Stock Appreciation Right or provide for the grant of a Stock Appreciation Right, either from time to time in the discretion of the

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Plan Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of Performance Goals or other performance measures, the satisfaction of an event or condition within the control of the recipient of the Stock Appreciation Right or within the control of others. The granting of a Stock Appreciation Right shall take place when the Plan Administrator by resolution, written consent or other appropriate action determines to grant such a Stock Appreciation Right to a particular Participant at a particular price. A Stock Appreciation Right may be granted freestanding or in tandem or in combination with any other Award under the Plan.

8.2      Exercise of Stock Appreciation Rights

A Stock Appreciation Right may be exercised upon such terms and conditions and for such term as the Plan Administrator shall determine; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth (10th) anniversary of the date of its grant. Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to receive Common Stock, or the cash equivalent, with an aggregate Fair Market Value determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the price determined by the Plan Administrator on the date of grant (which price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant, except in the case of Stock Appreciation Rights that are granted in assumption of, or in substitution for, outstanding awards previously granted by (x) a company acquired by the Company or a Subsidiary, or (y) a company with which the Company or a Subsidiary combines) times (ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised. The value of any fractional shares shall be paid in cash.

8.3      Special Provisions Applicable to Stock Appreciation Rights

Stock Appreciation Rights are subject to the following restrictions:

(a) A Stock Appreciation Right granted in tandem with any other Award under the Plan shall be exercisable at such time or times as the Award to which it relates shall be exercisable, or at such other times as the Plan Administrator may determine.

(b) The right of a Participant to exercise a Stock Appreciation Right granted in tandem with any other Award under the Plan shall be canceled if and to the extent the related Award is exercised or canceled. To the extent that a Stock Appreciation Right is exercised, the related Award shall be deemed to have been surrendered unexercised and canceled.

(c) A holder of Stock Appreciation Rights shall have none of the rights of a stockholder until the Common Stock, if any, is issued to such holder pursuant to such holder’s exercise of such rights. No dividend equivalents may be granted in connection with any Stock Appreciation Right.

(d) The acquisition of Common Stock pursuant to the exercise of a Stock Appreciation Right shall be subject to the same restrictions as would apply to the acquisition of Common Stock acquired upon exercise of an Option, as set forth in Section 7.3.

8.4      No Repricing or Exchange

Other than pursuant to Section 5.3, the Plan Administrator may not take any action (i) to amend the terms of an outstanding Stock Appreciation Right to reduce the grant price thereof, cancel a Stock Appreciation Right and replace it with a new Stock Appreciation Right with a lower grant price, or that has an economic effect that is the same as any such reduction or cancellation or (ii) to cancel an outstanding Stock Appreciation Right having a grant price above the then-current Fair Market Value of the Common Stock in exchange for the grant of another type of Award or cash (other than in connection with a Change of Control), without, in each such case, first obtaining approval of the Company’s stockholders of such action.

SECTION 9

PERFORMANCE SHARES AND PERFORMANCE UNITS

9.1      Grant of Performance Shares and Performance Units

Subject to the limitations in Sections 5.1 and 5.2, (a) Performance Shares or Performance Units may be granted to Participants at any time and from time to time as the Plan Administrator shall determine, and (b) the Plan Administrator shall have complete discretion in determining the number of Performance Shares or Performance Units granted to each Participant and the terms and conditions thereof. Performance Shares and Performance Units may be granted alone or in combination with any other Award under the Plan.

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9.2      Value of Performance Shares and Performance Units

The Plan Administrator shall establish Performance Goals for any specified Performance Periods. Prior to each grant of Performance Shares or Performance Units, the Plan Administrator shall establish an initial amount of Common Stock for each Performance Share and an initial value for each Performance Unit granted to each Participant for that Performance Period. Prior to each grant of Performance Shares or Performance Units, the Plan Administrator also shall set the Performance Goals that will be used to determine the extent to which the Participant receives Common Stock for the Performance Shares or payment of the value of the Performance Units awarded for such Performance Period. With respect to each such Performance Goal utilized during a Performance Period, the Plan Administrator may assign percentages or other relative values to various levels of performance which shall be applied to determine the extent to which the Participant shall receive a payout of the number of Performance Shares or value of Performance Units awarded.

9.3      Payment of Performance Shares and Performance Units

After a Performance Period has ended, the holder of a Performance Share or Performance Unit shall be entitled to receive the value thereof as determined by the Plan Administrator. The Plan Administrator shall make this determination by first determining the extent to which the Performance Goals set pursuant to Section 9.2 have been met. The Plan Administrator shall then determine the applicable percentage or other relative value to be applied to, and will apply such percentage or other relative value to, the number of Performance Shares or value of Performance Units to determine the payout to be received by the Participant. In addition, with respect to Performance Shares and Performance Units granted to each Participant, no payout shall be made hereunder except upon a determination by the Plan Administrator that the applicable Performance Goals have been satisfied to a particular extent.

9.4      Form and Timing of Payment

The payment described in Section 9.3 shall be made in Common Stock, or in cash, or partly in Common Stock and partly in cash, at the discretion of the Plan Administrator and set forth in the Award Agreement. The value of any fractional shares shall be paid in cash. Payment shall be made in a lump sum or installments as prescribed in the applicable Award Agreement. If Common Stock is to be converted into an amount of cash on any date, or if an amount of cash is to be converted into Common Stock on any date, such conversion shall be done at the then-current Fair Market Value of the Common Stock on such date.

9.5      Dividend Equivalents

The Plan Administrator may provide that Performance Shares or Performance Units awarded under the Plan shall be entitled to an amount per Performance Share or Performance Unit equal in value to the cash dividend, if any, paid per share of Common Stock on issued and outstanding shares, on the dividend payment dates (“Dividend Payment Date”) occurring during the period between the date on which the Performance Shares or Performances Unit are granted to the Participant and the date on which such Performance Shares or Performance Units are settled under the Plan (or such other period as designated by the Plan Administrator). Such paid amounts called “dividend equivalents” shall be accrued and paid in cash and/or Common Stock (including reinvestment in additional shares of Common Stock) and paid at such time as the Performance Share or Performance Unit to which it relates vests and settles or at such later time as provided in the applicable Award Agreement (for the avoidance of doubt, such dividend equivalents shall also be subject to restrictions and risk of forfeiture to the same extent as the underlying Award). The number of shares of Common Stock to be issued and/or reinvested shall be determined based on the Fair Market Value on the Dividend Payment Date.

SECTION 10

RESTRICTED STOCK

10.1    Grant of Restricted Stock

Subject to the limitations in Sections 5.1 and 5.2, Restricted Stock may be granted to Participants in such number and at such times during the term of the Plan as the Plan Administrator shall determine. The Plan Administrator may grant Restricted Stock or provide for the grant of Restricted Stock, either from time to time in the discretion of the Plan Administrator or automatically upon the occurrence of specified events.

10.2    Restriction Period

Restricted Stock shall be subject to Section 18.2 for the period determined by the Plan Administrator and provided in the applicable Award Agreement (the “Restriction Period”). During the Restriction Period, the Plan Administrator shall evidence the

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restrictions on the shares of Restricted Stock in such a manner as it determines is appropriate (including, without limitation, (i) by means of appropriate legends on shares of Restricted Stock that have been certificated and (ii) by means of appropriate stop-transfer orders on shares of Restricted Stock credited to book-entry accounts).

10.3    Other Restrictions

The Plan Administrator shall impose such other restrictions on Restricted Stock granted pursuant to the Plan as it may deem advisable, including Performance Goals or other performance measures or vesting requirements. The Plan Administrator may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any issuance of Restricted Stock that the Participant shall have delivered a stock power endorsed in blank relating to the shares of Restricted Stock.

10.4    Voting Rights; Dividends and Other Distributions

A Participant receiving a grant of Restricted Stock shall be recorded as a stockholder of the Company. Except as otherwise provided under the terms of the Plan or an Award Agreement, a Participant who receives a grant of Restricted Stock shall have the rights of a stockholder with respect to such shares (except as provided in the restrictions on transferability), including the right to vote the shares and receive dividends and other distributions paid with respect to the underlying shares of Common Stock; provided, however, that any cash distributed with respect to a share of Common Stock subject to the Restricted Stock shall be treated in the following manner as determined by the Plan Administrator in its sole discretion and set forth in an Award Agreement: (i) paid in cash on or about the Dividend Payment Date or accrued and paid at such time, if any, as the underlying Restricted Stock to which it relates vests and settles; (ii) paid in Common Stock on or about the Dividend Payment Date or accrued and/or reinvested in additional shares of Common Stock (or Restricted Stock) and paid at such time (or, in the case of additional shares of Restricted Stock, vest at such time), if any, as the underlying Restricted Stock to which it relates vests and settles; or (iii) any combination of the foregoing. The number of shares of Common Stock to be issued and/or reinvested shall be determined based on the Fair Market Value on the Dividend Payment Date. Notwithstanding any preceding provision in this Section to the contrary, any cash, stock or other property distributed as a dividend or otherwise with respect to any award of Restricted Stock that vests based on achievement of performance measures shall either (x) not be paid or credited or (y) be subject to restrictions and risk of forfeiture to the same extent as the underlying Restricted Stock with respect to which such cash, stock or other property has been distributed.

10.5    Issuance of Shares; Settlement of Awards

When the restrictions imposed by Sections 10.2 and 10.3 expire or otherwise lapse with respect to one or more shares of Restricted Stock, the Participant shall be obligated to return to the Company any certificate(s) representing shares of Restricted Stock (if applicable), and the Company shall deliver to the Participant one (1) share of Common Stock (which may be delivered in book-entry or certificated form) in satisfaction of each share of Restricted Stock, which shares so delivered shall not contain any legend. Any fractional shares subject to such Restricted Stock shall be paid to the Participant in cash. The delivery of shares pursuant to this Section 10.5 shall be subject to any required share withholding to satisfy tax withholding obligations pursuant to Section  18.10.

SECTION 11

RESTRICTED STOCK UNITS

11.1    Grant of Restricted Stock Units

Subject to the limitations in Sections 5.1 and 5.2, Restricted Stock Units may be granted to Participants in such number and at such times during the term of the Plan as the Plan Administrator shall determine. The Plan Administrator may grant Restricted Stock Units or provide for the grant of Restricted Stock Units, either from time to time in the discretion of the Plan Administrator or automatically upon the occurrence of specified events.

11.2    Restriction Period

Restricted Stock Units shall be subject to Section 18.2 for the period determined by the Plan Administrator and provided in the applicable Award Agreement (the “Restriction Period”).

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11.3    Other Restrictions

The Plan Administrator shall impose such other restrictions on Restricted Stock Units granted pursuant to the Plan as it may deem advisable, including Performance Goals or other performance measures or vesting requirements. A Participant receiving a grant of Restricted Stock Units shall not be recorded as a stockholder of the Company and shall not acquire any rights of a stockholder unless or until the Participant is issued shares of Common Stock in settlement of such Restricted Stock Units.

11.4    Dividend Equivalents

The Plan Administrator may provide that Restricted Stock Units awarded under the Plan shall be entitled to an amount per Restricted Stock Unit equal in value to the cash dividend, if any, paid per share of Common Stock on issued and outstanding shares, on the Dividend Payment Dates occurring during the period between the date on which the Restricted Stock Units are granted to the Participant and the date on which such Restricted Stock Units are settled, cancelled, forfeited, waived, surrendered or terminated under the Plan (or such other period designated by the Plan Administrator). Any such paid amounts called “dividend equivalents” shall be treated in the following manner as determined by the Plan Administrator in its sole discretion and set forth in an Award Agreement: (i) paid in cash on or about the Dividend Payment Date or accrued and paid at such time, if any, as the underlying Restricted Stock Unit to which it relates vests and settles; (ii) paid in Common Stock on or about the Dividend Payment Date or accrued and/or reinvested in additional shares of Common Stock and paid at such time as the underlying Restricted Stock Units to which it relates vests and settles; or (iii) any combination of the foregoing. The number of shares of Common Stock to be issued and/or reinvested shall be determined based on the Fair Market Value on the Dividend Payment Date. Notwithstanding any preceding provision in this Section to the contrary, any cash, stock or other property distributed as a dividend or otherwise with respect to any award of Restricted Stock Units that vests based on achievement of performance measures shall either (x) not be paid or credited or (y) be subject to restrictions and risk of forfeiture to the same extent as the underlying Restricted Stock Units with respect to which such cash, stock or other property has been distributed.

11.5     Issuance of Shares; Settlement of Awards

When the restrictions imposed by Sections 11.2 and 11.3 expire or otherwise lapse with respect to one or more Restricted Stock Units, Restricted Stock Units shall be settled (i) in cash or (ii) by the delivery to the Participant of the number of shares of Common Stock equal to the number of the Participant’s Restricted Stock Units that are vested, or any combination thereof, as the Plan Administrator shall determine. Any fractional shares subject to such Restricted Stock Units shall be paid to the Participant in cash. The delivery of shares pursuant to this Section 11.5 shall be subject to any required share withholding to satisfy tax withholding obligations pursuant to Section 18.10.

SECTION 12

INCENTIVE AWARDS

12.1    Incentive Awards

The Plan Administrator shall establish Performance Goals or other performance measures which must be achieved for any Participant to receive payment with respect to an Incentive Award for a particular Performance Period. The Performance Goals or other performance measures may be based on any combination of corporate and business unit Performance Goals or other performance measures. The Plan Administrator may also establish one or more Company-wide Performance Goals or other performance measures which must be achieved for any Participant to receive payment with respect to an Incentive Award for that Performance Period. Such Performance Goals or other performance measures may include a threshold level of performance below which no Incentive Award shall be earned, target levels of performance at which specific Incentive Awards will be earned, and a maximum level of performance at which the maximum level of Incentive Awards will be earned. Each Incentive Award shall specify the amount of cash, Common Stock and/or the amount of any other Awards subject to such Incentive Award.

12.2    Attainment of Performance Goal

An Incentive Award shall become payable to the extent provided herein in the event that the Plan Administrator determines prior to payment of the Incentive Award that the Performance Goals or other performance measures selected for a particular Performance Period have been attained. In no event will an Incentive Award be payable under the Plan if the threshold level of performance set for each Performance Goal or other performance measure for the applicable Performance Period is not attained.

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12.3    Participant’s Performance

A Participant’s individual performance must be satisfactory as determined by the Plan Administrator, regardless of the Company’s performance and the attainment of Performance Goals or other performance measures, before he or she may be paid an Incentive Award. In evaluating a Participant’s performance, the Plan Administrator shall consider the Performance Goals or other performance measures, the Participant’s responsibilities and accomplishments, and such other factors as it deems appropriate.

12.4    Required Payment of Incentive Awards

The Plan Administrator shall make a determination as soon as administratively possible after the information that is necessary to make such a determination is available for a particular Performance Period whether the Performance Goals or other performance measures for the Performance Period have been achieved, the amount of the Incentive Award for each Participant and whether the Incentive Award shall be paid in cash, Common Stock and/or other Awards under the Plan. In the absence of an election by the Participant pursuant to Section 14, the Incentive Award shall be paid as soon as practicable after the end of the calendar year, but in no event later than March 15 following the end of the calendar year, in which the foregoing determinations have been made.

SECTION 13

CASH AWARDS AND OTHER STOCK-BASED AWARDS

13.1    Grant of Cash Awards

Subject to the terms and provisions of the Plan, the Plan Administrator, at any time and from time to time, may grant cash awards to Participants in such amounts and upon such terms, including the achievement of Performance Goals or other specific performance measures, as the Plan Administrator may determine (each, a “Cash Award”).

13.2    Other Stock-Based Awards

The Plan Administrator may grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted shares of Common Stock and Awards or shares of Common Stock in lieu of obligations to pay cash or deliver other property or Common Stock (including obligations to pay deferred compensation under any plan or program maintained by the Company or any Subsidiary or any other form of compensation)) in such amounts and subject to such terms and conditions, as the Plan Administrator shall determine (each, an “Other Stock-Based Award”). Such Other Stock-Based Awards may involve the transfer of Common Stock to Participants (either on a current or deferred basis), or payment in cash or otherwise of amounts based on or valued in whole or in part by reference to the value of Common Stock.

13.3    Value of Cash Awards and Other Stock-Based Awards

Each Cash Award granted pursuant to this Section 13 shall specify a payment amount or payment range as determined by the Plan Administrator. Each Other Stock-Based Award shall be expressed in terms of Common Stock or units based on Common Stock, as determined by the Plan Administrator. The Plan Administrator may establish performance measures applicable to such Awards in its discretion. If the Plan Administrator exercises its discretion to establish performance measures, the number and/or value of such Cash Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance measures are met.

13.4    Payment of Cash Awards and Other Stock-Based Awards

Payment, if any, with respect to a Cash Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash and/or Common Stock as the Plan Administrator determines and as set forth in the applicable Award Agreement. The value of any fractional shares shall be paid in cash.

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SECTION 14

DEFERRAL ELECTIONS

The Plan Administrator may, to the extent permitted by applicable law, permit Employees and Consultants to defer Awards. Any such deferrals shall be subject to such terms, conditions and procedures that the Company may establish from time to time in its sole discretion and consistent with the advance and subsequent deferral election requirements of Section 409A.

SECTION 15

TERMINATION OF SERVICE

The Award Agreement applicable to each Award shall set forth the effect of a Termination of Service upon such Award; provided, however, that, unless explicitly set forth otherwise in an Award Agreement or as determined by the Plan Administrator, (i) all of a Participant’s unvested and/or unexercisable Awards shall automatically be forfeited upon a Termination of Service for any reason, and, as to Awards consisting of Options or Stock Appreciation Rights, the Participant shall be permitted to exercise the vested portion of the Option or Stock Appreciation Right for at least three (3) months following his or her Termination of Service (but in no event beyond the maximum term of the Option or Stock Appreciation Right), and (ii) all of a Participant’s Awards (whether vested or unvested, exercisable or unexercisable) shall automatically be forfeited upon the Participant’s Termination of Service for Cause. Provisions relating to the effect of a Termination of Service upon an Award shall be determined in the sole discretion of the Plan Administrator and need not be uniform among all Awards or among all Participants. Unless the Plan Administrator determines otherwise, the transfer of employment of a Participant as between the Company and a Subsidiary shall not constitute a Termination of Service. The Plan Administrator shall have the discretion to determine the effect, if any, that a sale or other disposition of an Employer will have on the Participant’s Awards.

SECTION 16

EFFECT OF A CHANGE OF CONTROL

Unless otherwise provided in the Plan, an Award Agreement or another agreement, in the event of a Change of Control:

(a)

Any Options and Stock Appreciation Rights outstanding which are not then exercisable and vested shall become fully exercisable and vested upon the termination of the Participant’s employment or service without Cause or for Good Reason during the Applicable Period.

(b)

The restrictions applicable to any Restricted Stock or Restricted Stock Unit Award which are not performance based shall lapse and such Restricted Stock or Restricted Stock Unit shall become free of all restrictions and become fully vested and transferable upon the termination of the Participant’s employment or service without Cause or for Good Reason during the Applicable Period.

(c)

The restrictions applicable to any Performance Share or Performance Unit Award and any performance-based Restricted Stock or Restricted Stock Unit granted pursuant to Sections 9, 10 or 11 or any other Award (including a Cash Award, an Incentive Award, and an Other Stock-Based Award) that is subject to the attainment of Performance Goals or other performance measures shall become free of all restrictions and become fully vested and transferable upon the termination of the Participant’s employment or service without Cause or for Good Reason during the Applicable Period; provided, however, that any such Awards shall only vest to the extent the applicable Performance Goals or other performance measures have been achieved and the amount of vesting shall be based on actual performance.

(d)

Any restrictions applicable to Cash Awards and Other Stock-Based Awards which are not performance based shall immediately lapse and become payable within twenty (20) days following the termination of the Participant’s employment or service without Cause or for Good Reason during the Applicable Period.

(e)

Notwithstanding subparagraph (d) above, all Other Stock-Based Awards held by a Participant who is a non-employee member of the Board (irrespective of other payment elections that may be applicable to such Awards) shall be paid to the Participant (or his or her Beneficiary in the case of his or her death) within thirty (30) days after the date of the Change of Control, or at such later time as may be required to enable the Participant to avoid liability under Section 16(b) of the Exchange Act; provided, however, no such Awards shall be paid to the Participant if he or she continues to serve as a member of the Board or upon the board of directors of the Company’s successor, until such time said Awards would otherwise be paid.

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Appendix B

2019 Omnibus Incentive Compensation Plan

For purposes of this Section 16 and unless otherwise provided in the Award Agreement, the term “Applicable Period” shall have the following meaning: (i) to the extent provided in an Employee’s employment agreement, severance agreement or individual change of control agreement, the term “Applicable Period” shall mean the protection period following a Change of Control provided in the such agreement with respect to such Employee, (ii) in the case of any Employee not covered by clause (i) above, the term “Applicable Period” shall mean the protection period following a Change of Control provided in the Company’s Change of Control Severance Plan, as it may be amended from time to time; and (iii) in the case of a Participant who is not an Employee, the term “Applicable Period” shall mean the twelve-month period following a Change of Control.

In addition to the Plan Administrator’s authority set forth in Sections 5.3, in order to maintain the Participants’ rights in the event of any Change of Control, the Plan Administrator, as constituted before such Change of Control, is hereby authorized, and has sole discretion, as to any Award, either at the time such Award is made hereunder or any time thereafter, to take any one or more of the following actions: (i) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change of Control; (ii) provide that Options and Stock Appreciation Rights outstanding as of the date of the Change of Control shall be cancelled and terminated without payment if the Fair Market Value of one share as of the date of the Change of Control is less than the per share Option exercise price or Stock Appreciation Right grant price; or (iii) provide that each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such share immediately prior to the occurrence of such Change of Control over the exercise price per share of such Option and/or Stock Appreciation Right (such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction, if applicable) or in a combination thereof, as the Plan Administrator, in its discretion, shall determine).

SECTION 17

REGULATORY APPROVALS AND LISTING

The Company shall not be required to issue any certificate or create a book-entry account for shares of Common Stock under the Plan prior to:

(a) obtaining any approval or ruling from the Securities and Exchange Commission, the Internal Revenue Service or any other governmental agency which the Company, in its sole discretion, shall determine to be necessary or advisable;

(b) listing of such shares on any stock exchange on which the Common Stock may then be listed; and

(c) completing any registration or other qualification of such shares under any federal or state laws, rulings or regulations of any governmental body which the Company, in its sole discretion, shall determine to be necessary or advisable.

All certificates, or book-entry accounts, for shares of Common Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Plan Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Common Stock is then listed and any applicable federal or state securities laws, and the Plan Administrator may cause a legend or legends to be placed on any such certificates, or notations on such book-entry accounts, to make appropriate reference to such restrictions. The foregoing provisions of this paragraph shall not be effective if and to the extent that the shares of Common Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act or if and so long as the Plan Administrator determines that application of such provisions are no longer required or desirable. In making such determination, the Plan Administrator may rely upon an opinion of counsel for the Company. Without limiting the foregoing, the Plan Administrator may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any shares of Common Stock issued under the Plan, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by one or more Participants and (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

B-20

Appendix B

2019 Omnibus Incentive Compensation Plan

SECTION 18

GENERAL PROVISIONS

18.1    Clawback/Forfeiture Events

(a) Awards shall be subject to any clawback policy maintained by the Company, as it may exist or be amended from time to time, subject to the discretion of the Plan Administrator. Furthermore, if required by Company policy, by the Sarbanes-Oxley Act of 2002 and/or by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or other applicable laws, each Participant’s Award shall be conditioned on repayment or forfeiture in accordance with such applicable laws, Company policy, and any relevant provisions in the related Award Agreement.

(b) The Plan Administrator may specify in an Award Agreement or otherwise that a Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of employment or service for Cause, violation of material policies that may apply to the Participant, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or a Subsidiary.

(c) Nothing in the Plan shall prevent a Participant from exercising any legally protected whistleblower rights, including pursuant to Section  21F of the Exchange Act or the rules thereunder.

18.2    Nontransferability

Unless otherwise provided in the Plan and permitted by law, including but not limited to the Code, the right of a Participant or Beneficiary to the payment of any Award granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution unless the Participant has received the Plan Administrator’s prior written consent; provided, however, that no Award may be transferred for consideration to a financial institution. Except as otherwise provided for under the Plan, if any Participant attempts to transfer, assign, pledge, hypothecate or otherwise dispose of any Award under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan or such Award, or suffers the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, all affected Awards held by such Participant shall be immediately forfeited.

18.3    No Individual Rights

Nothing contained in the Plan, or in any Award granted pursuant to the Plan, shall confer upon any Participant any right to continue in the employ of, or as a Consultant for, the Company or a Subsidiary, nor interfere in any way with the right of the Company or a Subsidiary to terminate the employment or service of such Participant at any time with or without assigning any reason therefor, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Employer.

18.4    Other Compensation

Unless determined otherwise by the Plan Administrator or required by contractual obligations, the grant, vesting or payment of Awards under the Plan shall not be considered as part of an Employee’s salary or used for the calculation of any other pay, allowance, pension or other benefit unless otherwise permitted by other benefit plans provided by the Company or a Subsidiary, or required by law or by contractual obligations of the Company or a Subsidiary.

18.5    Leaves of Absence and Change in Status

Leaves of absence for such periods and purposes conforming to the personnel policy of the Company, or of a Subsidiary, as applicable, shall not be deemed a Termination of Service, unless a Participant commences a leave of absence from which he or she is not expected to return to active employment or service with the Company or a Subsidiary. The foregoing notwithstanding, with respect to Incentive Stock Options, employment shall not be deemed to continue beyond the first three (3) months of such leave unless the Participant’s reemployment rights are guaranteed by statute or contract. With respect to any Participant who, after the date an Award is granted under the Plan, ceases to be employed by or provide services to the

B-21

Appendix B

2019 Omnibus Incentive Compensation Plan

Company or a Subsidiary on a full-time basis but continues to be employed or provide services on a part-time basis, the Plan Administrator may make appropriate adjustments, as determined in its sole discretion, as to the number of shares issuable under, the vesting schedule of, or the amount payable under any unvested Awards held by such Participant.

18.6    Transfers

In the event a Participant is transferred from the Company to a Subsidiary, or vice versa, or is promoted or given different responsibilities, Awards granted to the Participant prior to such date shall not be affected.

18.7    Unfunded Obligations

Any amounts (deferred or otherwise) to be paid to Participants pursuant to the Plan are unfunded obligations. Neither the Company nor any Subsidiary is required to segregate any monies from its general funds, to create any trusts or to make any special deposits with respect to this obligation. The Plan Administrator, in its sole discretion, may direct the Company to share with a Subsidiary the costs of a portion of the Awards paid to Participants who are executives of those companies. Beneficial ownership of any investments, including trust investments which the Company may make to fulfill this obligation, shall at all times remain in the Company. Any investments and the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or a fiduciary relationship between the Plan Administrator, the Company or any Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s Beneficiary or the Participant’s creditors in any assets of the Company or a Subsidiary whatsoever. The Participants shall have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

18.8    Beneficiaries

The designation of a Beneficiary shall be on a form provided by the Company, executed by the Participant (with the consent of the Participant’s spouse, if required by the Company for reasons of community property or otherwise), and delivered to a designated representative of the Company. The Company may, in its discretion, utilize an electronic process for Beneficiary designations. A Participant may change his or her Beneficiary designation at any time. A designation by a Participant under any predecessor plans shall remain in effect under the Plan unless such designation is revoked or changed under the Plan. In the event that a Participant becomes divorced, a Beneficiary designation under the Plan or a predecessor plan in favor of his or her divorced spouse shall become void as of the effective date of the divorce, unless the Participant re-designates the former spouse as his or her Beneficiary following the effective date of the divorce. If no Beneficiary is designated, if the designation is ineffective, or if the Beneficiary dies before the balance of a Participant’s benefit is paid, the balance shall be paid to the Participant’s spouse, or if there is no surviving spouse, to the Participant’s estate. Notwithstanding the foregoing, however, a Participant’s Beneficiary shall be determined under applicable state law if such state law does not recognize Beneficiary designations under plans of this sort and is not preempted by laws which recognize the provisions of this Section 18.8. In the event that the Plan Administrator determines that two or more claims are made by claimed Beneficiaries against the Plan for an Award, the Plan Administrator may initiate an interpleader action in a court of competent jurisdiction to resolve the controversy.

In the event that an Award has vested, its restrictions have lapsed, or it has been exercised and the underlying shares of Common Stock relating to such award have been transferred to a brokerage account, it is the responsibility of the Participant to establish and maintain beneficiary designations with that broker.

18.9    Governing Law

The Plan shall be construed and governed in accordance with the laws of the State of Texas.

18.10    Satisfaction of Tax Obligations

Appropriate provision shall be made for all taxes required to be withheld in connection with the exercise, grant, vesting or other taxable event of Awards under the applicable laws and regulations of any governmental authority, whether federal, state or local and whether domestic or foreign, including, without limitation, the required withholding of a sufficient amount of Common Stock otherwise issuable to a Participant to satisfy the said required minimum tax withholding obligations. To the extent provided by the Plan Administrator, a Participant is permitted to deliver Common Stock (including shares acquired pursuant to the exercise of an Option or Stock Appreciation Right other than the Option or Stock Appreciation Right currently being

B-22

Appendix B

2019 Omnibus Incentive Compensation Plan

exercised, to the extent permitted by applicable law) for payment of withholding taxes on the exercise of an Option or Stock Appreciation Right or upon the grant, vesting or payout of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Incentive Awards or Other Stock-Based Awards. Common Stock may be required to be withheld from the shares issuable to a Participant upon the exercise of an Option or Stock Appreciation Right or upon the grant, vesting or payout of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Incentive Awards or Other Stock-Based Awards to satisfy such minimum required tax withholding obligations. Notwithstanding the preceding provisions of this Section 18.10, withholding taxes may be based on rates in excess of the minimum required tax withholding rates if the Plan Administrator (a) determines that such withholding would not result in adverse accounting, tax or other consequences to the Company or any Employer (other than immaterial administrative, reporting or similar consequences) and (b) authorizes withholding at such greater rates. The Fair Market Value of Common Stock as delivered pursuant to this Section 18.10 shall be determined as of the day of release, and shall be calculated in accordance with Section 2.18.

Any Participant who makes a Section 83(b) election under the Code shall, within ten (10) days of making such election, notify the Company in writing of such election and shall provide the Company or such Participant’s Employer with a copy of such election form filed with the Internal Revenue Service.

A Participant is solely responsible for obtaining, or failing to obtain, tax advice with respect to participation in the Plan prior to the Participant’s (i) entering into any transaction under or with respect to the Plan, (ii) designating or choosing the times of distributions under the Plan, or (iii)  disposing of any Common Stock issued under the Plan.

18.11    Participants in Foreign Jurisdictions

The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of any countries in which the Company or any Subsidiary may operate to ensure the viability of the benefits from Awards granted to Participants employed or providing services in such countries, to meet the requirements of local laws that permit the Plan to operate in a qualified or tax-efficient manner, to comply with applicable foreign laws and to meet the objectives of the Plan; provided, however, that no such action taken pursuant to this Section 18.11 shall result in a “material revision” of the Plan under applicable securities exchange governance rules.

SECTION 19

REGULATORY COMPLIANCE

19.1    Rule 16b-3 of the Exchange Act

The Company’s intention is that, so long as any of the Company’s equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, the Plan shall comply in all respects with the rules of any exchange on which the Common Stock is traded and with Rule 16b-3. If any Plan provision is determined not to be in compliance with the foregoing intention, that provision shall be deemed modified as necessary to meet the requirements of any such exchange and Rule 16b-3.

19.2    Section 409A

The Plan is intended to be administered, operated and construed in compliance with Section 409A and any guidance issued thereunder. Notwithstanding this or any other provision of the Plan to the contrary, the Board or the Plan Administrator may amend the Plan in any manner, or take any other action, that either of them determines, in its sole discretion, is necessary, appropriate or advisable to cause the Plan to comply with Section 409A and any guidance issued thereunder. Any such action, once taken, shall be deemed to be effective from the earliest date necessary and applicable to avoid a violation of Section 409A and shall be final, binding and conclusive on all Employees, Consultants and other individuals having or claiming any right or interest under the Plan.

Notwithstanding the provisions of the Plan or any Award Agreement, if a Participant is a “specified employee” upon his or her “separation from service” (within the meaning of such terms in Section 409A under such definitions and procedures as established by the Company in accordance with Section 409A), any portion of a payment, settlement or other distribution made upon such a “separation from service” that would cause the acceleration of, or an addition to, any taxes pursuant to Section 409A will not commence or be paid until a date that is six (6) months and one (1) day following the applicable “separation from service.” Any payments, settlements or other distributions that are delayed pursuant to this Section 19.2 following the applicable “separation from service” shall be accumulated and paid to the Participant in a lump sum without interest on the first business day immediately following the required delay period.

B-23

Appendix B

2019 Omnibus Incentive Compensation Plan

SECTION 20

ESTABLISHMENT AND TERM OF PLAN

The Plan was adopted by the Board on February 13, 2019, and is subject to approval by the Company’s stockholders at the 2019 annual meeting of the Company’s stockholders. If approved by the stockholders, then no further awards will be made under the Prior Plan after the Effective Date. The Plan shall become effective on the Effective Date if it is approved on such date by the Company’s stockholders, and the Plan shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Section 21, until all Common Stock subject to it shall have been purchased or acquired according to the provisions herein. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date. After the Plan is terminated, no future Awards may be granted pursuant to the Plan, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

SECTION 21

AMENDMENT, TERMINATION OR DISCONTINUANCE OF PLAN

21.1    Amendment of Plan

Subject to approval of the Board with respect to amendments that are required by law or regulation or stock exchange rules to be submitted to the stockholders of the Company for approval, the Compensation and Benefits Committee of the Board may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company, including, without limitation, any amendment necessary to ensure that the Company may obtain any regulatory approval referred to in Section 17; provided, however, that (i) to the extent required by applicable law, regulation or stock exchange rule, and as provided in Sections 7.3(h) and 8.4, stockholder approval shall be required, and (ii) except as otherwise provided in the Plan, no change in any Award previously granted under the Plan may be made without the consent of the Participant if such change would impair the right of the Participant under the Award to acquire or retain Common Stock or cash that the Participant may have acquired as a result of the Plan.

21.2    Termination or Suspension of Plan

The Compensation and Benefits Committee of the Board may at any time suspend the operation of or terminate the Plan with respect to any Common Stock or rights which are not at that time subject to any Award outstanding under the Plan.

IN WITNESS WHEREOF, the Company has caused the Plan to be executed effective as of                 , 2019.

ANADARKO PETROLEUM CORPORATION
Joseph H. Mongrain
Vice President, Human Resources

B-24

1201 LAKE ROBBINS DRIVE THE WOODLANDS, TX 77380

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Anadarko Petroleum Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Anadarko Petroleum Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E59325-P19454-Z74414	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

     ANADARKO PETROLEUM CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3 AND 4.
Vote On Directors
1.	Election of Directors

	Nominees:	For	Against	Abstain

	1a. Anthony R. Chase	☐	☐	☐

	1b. David E. Constable	☐	☐	☐

	1c. H. Paulett Eberhart	☐	☐	☐

	1d. Claire S. Farley	☐	☐	☐

	1e. Peter J. Fluor	☐	☐	☐

	1f. Joseph W. Gorder	☐	☐	☐

	1g. John R. Gordon	☐	☐	☐

	1h. Sean Gourley	☐	☐	☐

	1i. Michael K. Grimm	☐	☐	☐

	1j. Eric D. Mullins	☐	☐	☐

	1k. Alexandra Pruner	☐	☐	☐

	1l. R. A. Walker	☐	☐	☐

	For	Against	Abstain
Vote On Proposals

2. Ratification of Appointment of KPMG LLP as Independent Auditor.	☐	☐	☐

3. Approve the Anadarko Petroleum Corporation 2019 Omnibus Incentive Compensation Plan.	☐	☐	☐

4. Advisory Vote to Approve Named Executive Officer Compensation.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEM 5.

5. Stockholder Proposal - Paris Compliant Business Plan.	☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR Items 1, 2, 3 and 4, and AGAINST Item 5. If any other matters come properly before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Each signatory to this proxy acknowledges receipt from Anadarko Petroleum Corporation, prior to execution of this proxy, of a notice of Annual Meeting of Stockholders and a proxy statement dated March 29, 2019.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The Notice and Proxy Statement and 10-K/Annual Report are available at:

https://materials.proxyvote.com/032511

ê FOLD AND DETACH HERE ê

E59326-P19454-Z74414

ANADARKO PETROLEUM CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

May 14, 2019

The undersigned hereby appoint(s) R. A. Walker, Robert G. Gwin and Amanda M. McMillian, and any two of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of Anadarko Petroleum Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 5:00 p.m., Central Daylight Time, on May 14, 2019, at Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND AS RECOMMENDED BY THE BOARD OF DIRECTORS FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING

THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.) (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)